As filed with the Securities and Exchange Commission on August 26, 2009
Registration No. 333-159281

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MERCEDES-BENZ AUTO RECEIVABLES TRUSTS
(Issuing Entities)

DAIMLER RETAIL RECEIVABLES LLC
(Originator of the Issuing Entities described herein)
(Exact name of registrant as specified in its charter)

Delaware	95-3477910
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
36455 Corporate Drive
Farmington Hills, Michigan 48331
(702) 407-4317
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

Marco G. DeSanto, Esq.
DCFS USA LLC
36455 Corporate Drive
Farmington Hills, Michigan 48331-3552
(248) 991-6631
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

With a copy to:

Dale W. Lum, Esq. Sidley Austin LLP 555 California Street San Francisco, California 94104 (415) 772-1200	Laura Palma, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public:  As soon as practicable on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Asset Backed Securities	$1,000,000	100%	$1,000,000	$55.80(2)
(1)	Estimated solely for purposes of calculating registration fee.
(2)	Previously paid.	____________________________

The registrant hereby amends this Registration Statement as of such date or dates as may be necessary to delay its effective date until the registrant shall file further amendment which specifically states that this Registration Statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS SUPPLEMENT, DATED AUGUST 26, 2009

PROSPECTUS SUPPLEMENT
(To Prospectus dated ________, 2009)

$_________________
Mercedes-Benz Auto Receivables Trust 2009-1
Issuing Entity

$___________ ___% Class A-1 Asset Backed Notes
$___________ ___% Class A-2 Asset Backed Notes
$___________ ___% Class A-3 Asset Backed Notes
$___________ ___% Class A-4 Asset Backed Notes

Daimler Retail Receivables LLC Depositor	DCFS USA LLC Sponsor and Servicer

The underwriters are offering the following classes of Notes pursuant to this prospectus supplement:

	Price to Public		Underwriting Discounts and Commissions		Net Proceeds to the Depositor(1)
Class A-1 Asset Backed Notes	$____________	(____%)	$_____________	(____%)	$________________	(____%)
Class A-2 Asset Backed Notes	$____________	(____%)	$_____________	(____%)	$________________	(____%)
Class A-3 Asset Backed Notes	$____________	(____%)	$_____________	(____%)	$________________	(____%)
Class A-4 Asset Backed Notes	$____________	(____%)	$_____________	(____%)	$________________	(____%)
Total	$____________		$_____________		$________________

(1)      The net proceeds to the Depositor exclude expenses, estimated at $_________.

On the closing date, the Offered Notes will be “eligible collateral” under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility and, together with the receivables, will satisfy all applicable criteria for asset-backed securities relating to “prime auto retail loans” under TALF.  The Offered Notes will not be listed on any national securities exchange or on any automated quotation system of any registered securities association.

On the closing date, the issuing entity will also issue $_______ aggregate principal amount of its ___% Class B Asset Backed Notes.  The Class B Notes are not being offered by this prospectus supplement.  The Class B Notes will not be purchased by the underwriters but will be transferred to the Depositor on the closing date as partial consideration for the transfer of the receivables and related assets from the Depositor to the Issuing Entity.  The Depositor may, from time to time, offer the Class B Notes as more fully described under “Underwriting” in this prospectus supplement.

The price of the offered Notes will also include accrued interest, if any, from the date of initial issuance.  Distributions on the Notes will generally be made monthly on the 15th day of each month or, if not a business day, on the next business day, beginning ________, 2009.  The main sources for payment of the Notes are a pool of motor vehicle receivables, certain payments under the receivables and monies on deposit in a reserve fund as described herein.  Credit enhancement will consist of subordination of each class of Notes with a lower alphabetical designation to each class of Notes with a higher alphabetical designation (i.e., A is higher than B), overcollateralization, excess interest collections on the receivables and a reserve fund.

The Notes will represent obligations of the Issuing Entity only and will not represent obligations of Daimler Retail Receivables LLC, DCFS USA LLC or any of their respective affiliates.

Consider carefully the Risk Factors beginning on page S-14 of this prospectus supplement and on page 10 of the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered Notes, in book-entry form only, will be made through The Depository Trust Company against payment in immediately available funds, on or about ________, 2009.

J.P. Morgan	[Underwriter]
The date of this Prospectus Supplement is _________, 2009.

Table of Contents

Page

Reading These Documents	S-3
Transaction Illustration	S-4
Summary	S-5
Risk Factors	S-14
The Issuing Entity	S-21
Limited Purpose and Limited Assets	S-21
Capitalization	S-21
The Owner Trustee	S-22
The Receivables Pool	S-22
General	S-22
Selection of Receivables	S-22
Characteristics of the Receivables	S-24
[Prefunding Period]	S-29
Static Pool Data	S-29
Weighted Average Lives of the Notes	S-31
DCFS USA	S-37
General	S-37
Delinquency, Credit Loss and Recovery Information	S-37
[Additional Servicers]	S-39
Affiliations and Related Transactions	S-39
Use of Proceeds	S-39
Description of the Notes	S-39
Note Registration	S-40
Payments of Interest	S-40
Payments of Principal	S-41
Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default	S-42
Credit Enhancement	S-44
[The Swap Counterparty and the Swap Agreement]	S-45
[The Credit Enhancement Provider and the [Credit Enhancement Agreement]]	S-46
Optional Prepayment	S-46
Controlling Class	S-46
The Indenture Trustee	S-46
Application of Available Funds	S-47
Sources of Funds for Distributions	S-47
Priority of Distributions	S-48
Fees and Expenses of the Issuing Entity	S-50
Description of the Receivables Transfer and Servicing Agreements	S-51
Servicing the Receivables	S-51
Accounts	S-52
Advances	S-52
Servicing Compensation and Expenses	S-52
Waiver of Past Events of Servicing Termination	S-52
Optional Purchase of Receivables	S-53
Deposits to the Collection Account	S-53
Servicer Will Provide Information to Indenture Trustee	S-53
Description of the Trust Agreement	S-54
Description of the Indenture	S-54
Rights Upon Event of Default	S-54
Legal Proceedings	S-55
Material Federal Income Tax Consequences	S-55
ERISA Considerations	S-55
Underwriting	S-56
Legal Opinions	S-57
Glossary of Terms	S-58

Appendix A - Static Pool Information	A-1
Annex I – Global Clearance, Settlement and
Tax Documentation Procedures	A-I-1
Annex II – TALF Considerations	A-II-1
Annex III – Certification as to TALF Eligibility for Non-Mortgage-Backed ABS	A-III-1

Reading These Documents

We provide information on the Notes in two documents that offer varying levels of detail:

Prospectus—provides general information, some of which may not apply to the Notes.

Prospectus Supplement—provides a summary of the specific terms of the Notes.

We suggest you read this prospectus supplement and the prospectus in their entirety.  The prospectus supplement pages begin with “S-”.

We include cross-references to sections in these documents where you can find further related discussions.  Refer to the Table of Contents in this prospectus supplement and in the prospectus to locate the referenced sections.

You should rely only on information on the Notes provided in this prospectus supplement and the prospectus.  We have not authorized anyone to provide you with different information.

Capitalized terms used in this prospectus supplement are defined in the Glossary of Terms beginning on page S-58 of this prospectus supplement and the Glossary of Terms beginning on page 83 of the prospectus.

Transaction Illustration

(1)	The certificates do not have a principal balance.
(2)	Not being offered by this prospectus supplement.

Summary

This summary describes the main terms of the offering of the notes.  This summary does not contain all of the information that may be important to you.  To fully understand the terms of the offering of the notes, you will need to read both this prospectus supplement and the prospectus in their entirety.

Principal Parties

Issuing Entity

Mercedes-Benz Auto Receivables Trust 2009-1 is governed by an amended and restated trust agreement, dated as of ________, 2009, between the depositor and the owner trustee.  The issuing entity will issue the notes and the certificates to the depositor as consideration for the transfer by the depositor to the issuing entity of a pool of receivables consisting of motor vehicle installment sales contracts and installment loans that the depositor purchased from DCFS USA LLC.  The issuing entity will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the notes.  The issuing entity will be solely liable for the payment of the notes.

The notes will be obligations of the issuing entity secured by the assets of the issuing entity.  The notes will not represent obligations of Daimler Retail Receivables LLC, DCFS USA LLC or any of their respective affiliates.

Sponsor, Servicer and Administrator

DCFS USA LLC

Depositor

Daimler Retail Receivables LLC, a wholly owned subsidiary of DCFS USA LLC.

Owner Trustee

Wilmington Trust Company will act as owner trustee of the issuing entity.

Indenture Trustee

U.S. Bank National Association will act as indenture trustee with respect to the notes.

Terms of the Securities

The Notes

The following classes of notes, sometimes referred to in this prospectus supplement as the offered notes, are being offered pursuant to this prospectus supplement:

Note Class	Aggregate Principal Amount	Interest Rate Per Annum	Final Scheduled Distribution Date
A-1	$__________	___%	_________, 20__
A-2	$__________	___%	_________, 20__
A-3	$__________	___%	_________, 20__
A-4	$__________	___%	_________, 20__

The issuing entity will also issue $__________ aggregate principal amount of ___% class B notes with a final scheduled distribution date of _________, 20__.  The class B notes are not being offered by this prospectus supplement.  These notes will not be purchased by the underwriters but will be transferred to the depositor on the closing date as partial consideration for the transfer of the receivables and related assets from the depositor to the issuing entity.  Information presented in this prospectus supplement regarding the class B notes is provided solely for a better understanding of the offered notes.  The depositor may, from time to time, offer the class B notes as more fully described under “Underwriting”.

Each class of notes with a lower alphabetical designation will be subordinated to each other class of notes with a higher alphabetical designation (i.e., A is higher than B).  The notes will bear interest at the rates set forth above and interest will be calculated in the manner described below under “Interest Accrual”.

The notes will be issued in book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 thereafter.

The Certificates

The issuing entity will issue Mercedes-Benz Auto Receivables Trust 2009-1 certificates to the depositor.  The certificates are not being offered by this prospectus supplement. The certificates will not bear interest or have a principal balance, and all payments in respect of the certificates will be subordinated to payments on the notes.

Important Dates

Cutoff Date

The cutoff date with respect to the receivables transferred to the issuing entity on the closing date will be the close of business on or about ________, 2009.

Closing Date

The closing date will be on or about ________, 2009.

Distribution Dates

The 15th day of each month (or, if the 15th day is not a business day, the next succeeding business day).  The first distribution date will be ________, 2009.

Record Dates

On each distribution date, the issuing entity will make payments to the holders of the notes as of the related record date.  The record date will be the business day immediately preceding such distribution date or, if the notes have been issued in fully registered, certificated form, the last business day of the preceding month.

Interest Rates

The issuing entity will pay interest on each class of notes at the rate specified above under “Terms of the Securities—The Notes”.

Interest Accrual

Class A-1 Notes

“Actual/360”, accrued from and including the prior distribution date (or from and including the closing date, in the case of the first distribution date) to but excluding the current distribution date.

Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes

“30/360”, accrued from and including the 15th day of the prior month (or from and including the closing date, in the case of the first distribution date) to but excluding the 15th day of the current month (assuming each month has 30 days).

Interest Payments

On each distribution date, to the extent that funds are available, the noteholders of each class will receive accrued interest at the interest rate for that class.  Interest payments on each class of class A notes will have the same priority.  Each class of notes with a higher alphabetical designation will be entitled to receive certain payments of principal before interest payments are made on the classes of notes with a lower alphabetical designation.

Interest accrued but not paid on any distribution date will be due on the immediately succeeding distribution date.

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuing entity will pay interest on the notes as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

For a more detailed description of the payment of interest, see “Description of the Notes—Payments of Interest” and “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

Principal Payments

On each distribution date, from the amounts allocated to the holders of the notes to pay principal described in clauses (5), (7) and (9) under “Priority of Distributions”, the issuing entity will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2 notes until they have been paid in full;

(3)	to the class A-3 notes until they have been paid in full;

(4)	to the class A-4 notes until they have been paid in full; and

(5)	to the class B notes until they have been paid in full.

If a distribution date is a final scheduled distribution date for one or more classes of notes, as specified above under “Terms of the Securities—The Notes”, all principal and interest with respect to such class of notes will be payable in full (if not previously paid).

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuing entity will pay principal of the notes in the following order of priority:

(1)	to the class A-1 notes until they have been paid in full;

(2)	to the class A-2 notes, the class A-3 notes and the class A-4 notes, pro rata, until all classes of class A notes have been paid in full; and

(3)	to the class B notes until they have been paid in full.

For a more detailed description of the payment of principal, see “Description of the Notes—Payments of Principal”, “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”, “Application of Available Funds” and “Description of the Indenture—Rights Upon Event of Default”.

Priority of Distributions

On each distribution date prior to the occurrence of an event of default under the indenture and acceleration of the maturity of the notes, from available collections received on or in respect of the receivables during the related collection period and, with respect to the distributions described in clauses (1) through (7), amounts available for withdrawal from the reserve fund, the issuing entity will distribute the following amounts in the following order of priority:

(1)	the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable advances to the servicer;

(2)
if not previously paid, the fees and expenses of the trustees for the related collection period plus any overdue fees or expenses for one or more prior collection periods will be paid to the trustees pro rata; provided, however, that such fees and expenses may not exceed, in the aggregate, $100,000 per annum;

(3)	[net payments (excluding swap termination payments), if any, due to the swap counterparty under the interest rate swap agreement;]

(4)
[pro rata, (a)] the interest distributable amount for the class A notes, ratably to the holders of the class A notes [and (b) certain swap termination payments, if any, due to the swap counterparty under the interest rate swap agreement];

(5)
principal of the notes in an amount equal to the amount by which (a) the aggregate principal amount of the class A notes exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period, to the noteholders in the priority described under “Principal Payments”;

(6)	the interest distributable amount for the class B notes to the holders of the class B notes;

(7)
principal of the notes in an amount equal to the amount by which (a) the aggregate principal amount of the class A notes and the class B notes exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period, less the sum of the target overcollateralization amount and any amounts allocated to pay principal under clause (5), to the noteholders in the priority described under “Principal Payments”;

(8)	the amount, if any, necessary to fund the reserve fund up to the required amount, into the reserve fund;

(9)
principal of the notes in an amount equal to the lesser of the aggregate principal amount of the notes and the amount by which the sum of the aggregate principal amount of the notes and the overcollateralization target amount for that distribution date, described under “Credit Enhancement—Overcollateralization”, exceeds the aggregate principal balance of the receivables as of the last day of the related collection period less any amounts allocated to pay principal under clauses (5) and (7), to the noteholders in the priority described under “Principal Payments”;

(10)	[any swap termination payments due to the swap counterparty under the interest rate swap agreement and not paid pursuant to clause (4)(b);]

(11)
if a successor servicer has replaced DCFS USA LLC as servicer, any unpaid transition expenses due in respect of the transfer of servicing and any additional servicing fees for the related collection period to the successor servicer;

(12)	any fees and expenses due to the trustees, pro rata, that have not previously been paid; and

(13)	any remaining amounts to the certificateholders.

For purposes of these distributions, on any distribution date the principal amount of a class of notes will be calculated as of the immediately preceding distribution date after giving effect to all payments made on such preceding distribution date, or, in the case of the first distribution date, as of the closing date.

All amounts distributed in respect of principal of the notes will be paid in the manner and priority described under “Principal Payments”.

[Swap termination payments payable pursuant to clauses (4)(b) and (10) are described in more detail under “Description of the Swap Agreements—Defaults Under the Swap Agreements”.]

In addition, if the sum of the amounts on deposit in the collection account and the reserve fund on any distribution date equals or exceeds the aggregate principal amount of the notes, accrued and unpaid interest thereon and certain amounts due to the servicer[, the swap counterparty”] and the trustees, all such amounts will be applied up to the amounts necessary to retire the notes and pay all amounts due to the servicer[, the swap counterparty] and the trustees.

If the notes are accelerated following the occurrence of an event of default under the indenture, the issuing entity will pay principal of and interest on the notes and fees of the trustees and the servicer as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

For a more detailed description of the priority of distributions and the allocation of funds on each distribution date, see “Description of the Notes”[, “Description of the Swap Agreements”] and “Application of Available Funds—Priority of Distributions”.

Credit Enhancement

Credit enhancement for the notes generally will include the following:

Subordination of the Class B Notes

The class B notes will be subordinated to each class of class A notes.  On each distribution date:

•	no interest will be paid on the class B notes until all interest due, and certain principal payments due, on each class of class A notes has been paid in full; and

•	no principal will be paid on the class B notes until all principal due on each class of class A notes has been paid in full.

The subordination of the class B notes is intended to decrease the risk of default by the issuing entity with respect to payments due to the more senior classes of notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables exceeds the aggregate principal amount of the notes.  Overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on or in respect of the receivables, if any.  The initial amount of overcollateralization will be approximately ___% of the aggregate principal balance of the receivables as of the cutoff date.  The application of funds as described in clause (9) of “Priority of Distributions” is designed to increase over time the amount of overcollateralization as of any distribution date to a target amount.  The amount of target overcollateralization will be the greater of (i) ___% of the aggregate principal balance of the receivables as of the last day of the related collection period and (ii) 0.__% of the aggregate principal balance of the receivables as of the cutoff date.

Overcollateralization will be effected by paying an amount of principal on the notes on the first several distribution dates after the closing date that is greater than the principal of the receivables paid by obligors during that time.

       Excess Spread

Excess spread is generally the excess of interest collections on the receivables over the various fees and expenses of the issuing entity, including the servicing fee[,] and interest payments on the notes [and any amounts due to the swap counterparty under the interest rate swap agreement].  Any excess spread will be applied on each distribution date to make principal amounts on the most senior class of notes to the extent necessary to reach the targeted amount of overcollateralization.

For a more detailed description of the use of excess spread as credit enhancement for the notes, see “Description of the Notes –Credit Enhancement—Excess Collections”.

Reserve Fund

On the closing date, the servicer will establish, in the name of the indenture trustee, a reserve fund into which certain amounts on the closing date and certain excess collections on or in respect of the receivables will be deposited.  The reserve fund will afford noteholders limited protection against losses on the receivables.  The reserve fund will be funded on the closing date with a deposit by the depositor of an amount equal to ___% of the aggregate principal balance of the receivables as of the cutoff date.

On each distribution date, the indenture trustee will deposit in the reserve fund, from amounts collected on or in respect of the receivables during the related collection period that are not used on that distribution date to make required payments to the servicer, the trustees and the noteholders, the amount, if any, by which (i) the amount required to be on deposit in the reserve fund on that distribution date exceeds (ii) the amount on deposit in the reserve fund on that distribution date.

Amounts on deposit in the reserve fund will be available to, among other things, (i) pay shortfalls in interest and certain principal payments required to be paid on the notes and (ii) reduce the principal amount of a class of notes to zero on or after its final scheduled distribution date.

On each distribution date, the indenture trustee will withdraw (or cause to be withdrawn) funds from the reserve fund, up to the amount on deposit therein, to the extent needed to make the following payments:

•	to the servicer, the servicing fee for the related collection period plus any overdue servicing fees for one or more prior collection periods plus an amount equal to any nonrecoverable advances;

•	to the trustees, all fees and expenses for the related collection period plus any overdue fees or expenses for one or more prior collection periods;

•	[to the swap counterparty, the monthly swap payment and certain swap termination payments;] and

•
to the noteholders, monthly interest and the amounts allocated to pay principal described in clauses (5) and (7) under “Priority of Distributions”, if any, required to be paid on the notes on that distribution date plus any overdue monthly interest due to any class of notes for the previous distribution date.

The amount required to be on deposit in the reserve fund on any distribution date will be an amount equal to the greater of (i) 0.__% of the aggregate outstanding principal balance of the receivables as of the last day of the related collection period and (ii) 0.__% of the aggregate principal balance of the receivables as of the cutoff date; provided, that the required amount (a) may not be greater than the aggregate principal amount of the notes and (b) will be zero if the aggregate principal balance of the receivables as of the last day of the related collection period is zero.

If the amount on deposit in the reserve fund on any distribution date exceeds the amount required to be on deposit therein, after giving effect to all required deposits to and withdrawals from the reserve fund on that distribution date, the excess will be paid to the certificateholders.

For a more detailed description of the deposits to and withdrawals from the reserve fund, see “Description of the Notes—Credit Enhancement—Reserve Fund”.

The various forms of credit enhancement described herein are intended to reduce the risk of payment default by the issuing entity.  Available collections and certain funds available from credit enhancement will be applied in accordance with the priority set forth in “Application of Available Funds—Priority of Distributions” or following the occurrence of an event of default, set forth in “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.  To the extent available collections and amounts in the reserve fund are insufficient to make all such distributions, such collections and amounts would be applied to the items having the then highest priority of distribution, in which case items having lower priority of distribution may not be paid, either in whole or in part.

[If applicable, disclose any other credit enhancement or cash flow support that is provided for in the base prospectus.  Identify any enhancement or support provider in accordance with Items 1114(b) or 1115 of Regulation AB.  Describe the protection or support provided and, if applicable, how losses not covered thereby will be allocated to the securities.]

[Prefunding]

[If applicable, insert disclosure describing (i) the term or duration of the prefunding period, (ii) the amount of proceeds to be deposited in the prefunding account, (iii) the percentage of the receivables pool and securities represented by the prefunding account, (iv) any limitation on the ability to add receivables to the receivables pool and (v) the requirements for receivables that may be added to the pool.]

Optional Prepayment

The servicer will have the option to purchase the receivables on any distribution date following the last day of a collection period as of which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the cutoff date.  The purchase price will equal the aggregate principal balance of the receivables plus accrued and unpaid interest thereon; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the notes, accrued and unpaid interest thereon and amounts due to the servicer[,] and the trustees [and all amounts due to the swap counterparty under the interest rate swap agreement].  The issuing entity will apply the payment of such purchase price to the payment of the notes in full and to pay amounts due to the servicer and the trustees.

It is expected that at the time this purchase option becomes available to the servicer only the class A-4 notes and class B notes will be outstanding.

For a more detailed description of this optional purchase right, see “Description of the Receivables Transfer and Servicing Agreements—Optional Purchase of Receivables”.

Events of Default

The events of default under the indenture will consist of the following:

•	a default in the payment of interest on any note of the controlling class for five or more days;

•	a default in the payment of the principal of any note on the related final scheduled distribution date;

•
a default in the observance or performance of any other material covenant or agreement of the issuing entity made in the indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the controlling class;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the controlling class; and

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture.

For a more detailed description of the events of default under the indenture, see “The Indenture” in this prospectus supplement and in the prospectus.

Property of the Issuing Entity

General

The property of the issuing entity will include the following:

•
a pool of simple interest motor vehicle installment sales contracts and installment loans, with an aggregate principal balance as of the cutoff date of $____________, purchased by DCFS USA LLC from motor vehicle dealers in the ordinary course of business in connection with the sale of new and used motor vehicles and constituting tangible chattel paper;

•	amounts received after the cutoff date on or in respect of the receivables transferred to the issuing entity on the closing date;

•	security interests in the vehicles financed under the receivables;

•	any proceeds from claims on insurance policies relating to the financed vehicles or the related obligors;

•	the receivable files;

•	funds on deposit in the collection account, the note payment account and the reserve fund;

•
all rights under the receivables purchase agreement with DCFS USA LLC, including the right to cause DCFS USA LLC to repurchase from the depositor receivables affected materially and adversely by breaches of its representations and warranties made in the receivables purchase agreement;

•
all rights under the sale and servicing agreement, including the right to cause the servicer to purchase receivables affected materially and adversely by breaches of the representations and warranties of DCFS USA LLC or certain servicing covenants of the servicer made in the sale and servicing agreement; and

•	any and all proceeds relating to the above.

The composition of the receivables as of the cutoff date was as follows:

Number of Receivables:	_______
Average Principal Balance:	$______
Average Original Balance:	$______
Weighted Average Contract Rate:	_____%
Contract Rate (Range):	______% to ______%
Weighted Average Original Term:	__ months
Original Term (Range):	__ months to __ months
Weighted Average Remaining Term(1):	__ months
Remaining Term (Range)(1):	__ months to __ months
Weighted Average FICO®(2)(3) Score:	______
FICO® Scores (Range)(3):	___ to ___

(1)	Based on the number of monthly payments remaining.
(2)	FICO® is a registered trademark of Fair Isaac & Co.
(3)
Reflects assigning those receivables without a FICO® score at the time of application, the minimum FICO® score of 300 for this calculation.  The FICO® score with respect to any receivable with co-obligors is the higher of each obligor’s FICO® score at the time of application.

For a more detailed description of the receivables, see “The Receivables Pool”.

Servicing and Servicer Compensation

DCFS USA LLC’s responsibilities as servicer will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of delinquent or defaulted receivables and monitoring the performance of the receivables.  In return for its services, the issuing entity will be required to pay the servicer a servicing fee on each distribution date for the related collection period equal to the product of 1/12 of 1.00% and the aggregate principal balance of the receivables as of the first day of the related collection period (or as of the cutoff date in the case of the first distribution date).

The servicer will have the right to delegate any or all of its servicing duties to any of its affiliates or other third parties; provided, however, that it will remain obligated and liable for servicing the receivables as if it alone were servicing the receivables.

Ratings

It is a condition to the issuance of the offered notes that each class of offered notes shall have been assigned at least the following ratings:

Rating
Note Class	Standard & Poor’s	Moody’s
A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa
A-4	AAA	Aaa

A rating is not a recommendation to purchase, hold or sell the related offered notes, inasmuch as a rating does not comment as to market price or suitability for a particular investor.  The ratings of the offered notes address the likelihood of the payment of principal of and interest on the offered notes according to their terms.  A rating agency rating the offered notes may, in its discretion, lower or withdraw its rating in the future as to any class of offered notes.

Tax Status

Opinions of Counsel

In the opinion of Sidley Austin llp, for federal income tax purposes the offered notes will be characterized as debt if held by persons other than the beneficial owner of the equity in the issuing entity, and the issuing entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Investor Representations

If you purchase offered notes, you agree by your purchase that you will treat the offered notes as indebtedness for federal income tax purposes.

For a more detailed description of the tax consequences of acquiring, holding and disposing of notes, see “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

ERISA Considerations

The offered notes will generally be eligible for purchase by or with plan assets of employee benefit and other benefit plans and individual retirement accounts, subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement and the prospectus.  Each investing employee benefit or other benefit plan, and each person investing on behalf of or with plan assets of such a plan, will be deemed to make certain representations.

For a more detailed description of the ERISA considerations applicable to a purchase of the notes, see “ERISA Considerations” in this prospectus supplement and in the prospectus.

Eligibility for Purchase by Money Market Funds

The class A-1 notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.  A money market fund should consult its legal advisers regarding the eligibility of the class A-1 notes under Rule 2a-7 and whether an investment in such notes satisfies the fund’s investment policies and objectives.

TALF Eligibility

The class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes will be structured to be, as of the closing date, “eligible collateral” for loans made by the Federal Reserve Bank of New York under the Term Asset-Backed Securities Loan Facility.  The offered notes and the receivables will satisfy, as of the closing date, all applicable criteria for asset-backed securities relating to prime retail auto loans as specified in the TALF frequently asked questions available as of the date of this prospectus supplement and posted on the FRBNY’s website at www.newyorkfed.org.  The weighted average life to maturity for each class of class A notes, which was calculated using a prepayment speed of 1.3% absolute prepayment model percentage in accordance with the TALF prepayment assumptions and the assumptions described under “Weighted Average Lives of the Notes”, is less than or equal to five years.  See “TALF Considerations” for a discussion of receiving loans under TALF and for a discussion of the criteria for the class A notes to constitute “eligible collateral” and for the receivables acquired by the issuing entity to be considered “prime” retail auto loans (as such terms are defined pursuant to TALF) on the closing date, as well as a discussion of other relevant terms of TALF.  In particular, each class of class A notes and  the receivables will be required to meet the criteria set forth in paragraph 2 of the Certification as to TALF Eligibility for Non-Mortgage-Backed ABS attached as Annex III to this prospectus supplement and the sponsor and the issuing entity will certify to the FRBNY as to the matters set forth in the certification.  An investor in the class A notes must use a primary dealer, which will act as an agent for the investor, to obtain a loan under TALF.  If you want to obtain a loan under TALF, you should consult your legal and financial advisors regarding the advisability of obtaining a loan under TALF and the requirements of the TALF program, including whether you are an “eligible borrower” under TALF.

For a more detailed description of the requirements for “eligible collateral” under the TALF program, see “TALF Considerations” attached as Annex II to this prospectus supplement.

	Weighted Average Maturity		Rating as of the Closing Date
Note Class	at 1.3% ABS	CUSIP	Standard & Poor’s	Moody’s
A-1			A-1+	Prime-1
A-2			AAA	Aaa
A-3			AAA	Aaa
A-4			AAA	Aaa

For a more detailed description of the weighted average lives of the notes, see “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes” in this prospectus supplement.  For a more detailed description of the ratings of the notes, see “Summary of the Notes and the Transaction Structure—Ratings” in this prospectus supplement.

As of the cutoff date, the weighted average FICO® score of the receivables, calculated by assigning those receivables without a FICO® score the minimum FICO® score of 300, is _____.  Mercedes-Benz Auto Receivables Trust 2009-1 and DCFS USA LLC represent and warrant to the Federal Reserve Bank of New York and TALF LLC that the weighted average life to maturity for each of the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes was calculated in accordance with the TALF prepayment assumptions set forth in the TALF frequently asked questions available as of the date of this prospectus supplement and posted on the FRBNY’s website at www.newyorkfed.org.

Risk Factors

You should consider the following risk factors (and the factors under “Risk Factors” in the prospectus) in deciding whether to purchase any of the notes.  The following risk factors and those in the prospectus describe the principal risk factors of an investment in the notes.

Losses on the receivables may be affected disproportionately because of geographic concentration of receivables in

As of the cutoff date, the servicer’s records indicate that ______% of the aggregate principal balance of the receivables related to obligors with mailing addresses in ______.  As of that date, no other state accounted for more than 10.0% of the aggregate principal balance of the receivables.  If ______ experiences adverse economic changes, such as an increase in the unemployment rate, an increase in interest rates or an increase in the rate of inflation, obligors in ______ may be unable to make timely payments on their receivables and you may experience payment delays or losses on your notes.  We cannot predict whether adverse economic changes or other adverse events will occur or to what extent those events would affect the receivables or repayment of your notes.

Some notes have greater risk because they are subordinate to other classes of notes

You may suffer a loss on your investment if payments of interest on or principal of your notes are subordinated to one or more other classes of notes.  Both interest payments and principal payments on the notes will be subordinated to the servicing fee due to the servicer[,] and certain amounts owed to the trustees [and certain payments to the swap counterparty].  In addition, payments on the notes on each distribution date are subject to the following priorities:

• no interest will be paid on the class B notes until all interest due, and certain principal payments due, on that distribution date on each class of class A notes has been paid in full; and

• no principal will be paid on (i) any class of class A notes with a higher numeric designation until all principal due on any class of class A notes with a lower numeric designation has been paid in full and (ii) the class B notes until all principal due on the class A notes has been paid in full;

provided, however, if the notes have been accelerated following the occurrence of an event of default under the indenture:

• arising from the issuing entity’s breach of a covenant, representation or warranty, no interest will be paid on any class of notes until all interest due on each class of notes with a higher alphabetical designation has been paid in full and no principal will be paid on any class of notes until (i) all interest due has been paid in full and (ii) all principal on each class of notes with a higher alphabetical designation has been paid in full (with principal on the class A-1 notes being paid prior to principal on any other class of class A notes and thereafter to each class of class A notes pro rata);

or

• other than an event of default arising from the issuing entity’s breach of a covenant, representation or warranty, no interest or principal will be payable on any class of notes until all interest due and principal on each class of notes with a higher alphabetical designation has been paid in full (with principal on the class A-1 notes being paid prior to principal on any other class of class A notes and thereafter to each class of class A notes pro rata).

You may experience losses on your investment if available collections and amounts on deposit in the reserve fund are insufficient to protect your notes from losses on the receivables.

For more information on interest and principal payments, see “Description of the Notes—Payments of Interest”, “—Payments of Principal”, “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default’’ and “Application of Available Funds—Priority of Distributions”.

Payment priorities increase risk of loss or delay in payment to certain class A notes

Classes of notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  In addition, because the principal of each class of class A notes generally will be paid sequentially, classes of class A notes that have higher numerical class designations generally are expected to be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes of class A notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

If an event of default under the indenture has occurred and the notes have been accelerated, note principal payments and amounts that would otherwise be payable to the holders of the certificates will be paid first to the class A-1 notes until they have been paid in full, then pro rata to the other classes of class A notes based upon the outstanding principal amount of each such class and then to the class B notes.  As a result, in relation to the class A-1 notes, the yields of the class A-2 notes, the class A-3 notes and the class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses.  If the actual rate and amount of losses exceeds historical levels, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated and you could suffer a loss.

For more information on interest and principal payments, see “Description of the Notes—Payments of Interest” and “—Payments of Principal”.

Prepayments, potential losses and changes in the order of priority of distributions following an indenture event of default could adversely affect your investment	If the notes have been accelerated following the occurrence of an event of default under the indenture consisting of a default in the payment of interest on the controlling class (which will be the class or classes of outstanding notes with the highest alphabetical designation), a default in the payment of principal of any note on its final scheduled distribution date or an insolvency of the issuing entity, the issuing entity will not make any distributions of principal or interest on a class of notes until all interest due on and principal of each class of notes with a higher alphabetical designation has been paid (which, in the case of principal payments on the class A notes, will be made first to the class A-1 notes until they have been paid in full and then pro rata to the other classes of class A notes based upon the outstanding principal amount of each such class).  If the notes have been accelerated following the occurrence of an event of default under the indenture consisting of a breach by the issuing entity of a covenant, representation or warranty, the issuing entity will not make any distributions of interest on a class of notes until all interest due on each class of notes with a higher alphabetical designation has been paid and, after payment of all such interest, the issuing entity will not make any distributions of principal of that class of notes until all principal of each class of notes with a higher alphabetical designation has been paid (with principal on the class A-1 notes being paid prior to principal on any other class of class A notes and thereafter to each class of class A notes pro rata).

If the maturity dates of the notes have been accelerated following the occurrence of an event of default and the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes, the indenture trustee may, or acting at the direction of the holders of 66⅔% of the aggregate principal amount of notes of the controlling class (which will be the class or classes of outstanding notes with the highest alphabetical designation), shall, sell the receivables and prepay the notes.  If the maturity dates of the notes have been accelerated following a default in the payment of any interest on any note of the controlling class, or a default in the payment of the principal of any note on its final scheduled distribution date, the indenture trustee may, or acting at the direction of the holders of 51% of the aggregate principal amount of notes of the controlling class, shall, sell the receivables and prepay the notes.  Generally, the holders of the notes that are not part of the controlling class will not have any right to direct the indenture trustee or to consent to any action until the holders of the notes of the controlling class have been paid in full.  If principal is repaid to any holder of the notes earlier than expected, such holder may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on such holder’s notes.  A holder of notes also may not be paid the full principal amount of such holder’s notes if the assets of the issuing entity are insufficient to pay the principal amount of such holder’s notes.

For more information on events of default, the rights of the noteholders following the occurrence of an event of default and payments after an acceleration of the notes following the occurrence of an event of default, see “The Indenture—Events of Default” in the prospectus and “Description of the Indenture—Rights Upon Event of Default” and “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default” in this prospectus supplement.

You may suffer losses because you have limited control over actions of the issuing entity and conflicts between classes of notes may occur
If an event of default under the indenture has occurred, the indenture trustee may, and at the direction of a specified percentage of the notes of the controlling class (which will be the class or classes of outstanding notes with the highest alphabetical designation) will, take one or more of the actions to be specified in the indenture relating to the property of the issuing entity.  Furthermore, the holders of a majority of the notes of the controlling class, or the indenture trustee acting on behalf of the holders of the notes of the controlling class, under certain circumstances, have the right to waive an event of servicing termination or to terminate the servicer without consideration of the effect such waiver or termination would have on the holders of the other classes of notes.

Furthermore, the holders of the class B notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive an event of servicing termination or to terminate the servicer until each class of notes with a higher alphabetical designation has been paid in full.

For more information on the rights of the noteholders with respect to events of servicing termination, see “Description of the Receivables Transfer and Servicing Agreements—Events of Servicing Termination”, “—Rights Upon Event of Servicing Termination” and “—Waiver of Past Events of Servicing Termination” in the prospectus.

Adverse economic conditions in the United States could adversely affect the market value of your notes

Recently, the United States has experienced a period of economic slowdown and a recession that may adversely affect the performance and market value of your notes.  Continued rising unemployment, further decreases in home values and continued lack of availability of credit may lead to increased default rates.  This period may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding automobile loan contracts, which weakens collateral coverage and increases the amount of a loss in the event of default.  Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales.

Delinquencies and losses with respect to automobile loans generally have increased in recent months and may continue to increase.  These increases in delinquencies and losses may be related to the weakness in the residential housing market where increasing numbers of individuals have defaulted on their residential mortgage loans.  If the economic downturn worsens, or continues for an extended period of time, delinquencies and losses on the receivables could continue to increase, which could result in losses on your notes.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes

Recent and continuing events in the global financial markets, including the failure, acquisition or government seizure of several major financial institutions, the establishment of government initiatives such as the government bailout programs for financial institutions and assistance programs designed to increase credit availability, support economic activity and facilitate renewed consumer lending, problems related to subprime mortgages and other financial assets, the devaluation of various assets in secondary markets, the forced sale of asset-backed and other securities as a result of the deleveraging of structured investment vehicles, hedge funds, financial institutions and other entities and the lowering of ratings on certain asset-backed securities, have caused, or may cause, a significant reduction in liquidity in the secondary market for asset-backed securities, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The requirements of the TALF program and any change in the initial TALF eligibility of the offered notes may adversely affect your notes

The class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes will be structured to be, as of the closing date, eligible collateral for loans made by the Federal Reserve Bank of New York under the Term Asset-Backed Securities Loan Facility.  We cannot assure you that these notes will remain eligible collateral for TALF loans or that you will be able to borrow any funds under TALF.  After the closing date, certain events beyond our control, such as changes to the eligibility criteria by the FRBNY or a rating agency withdrawing or downgrading the rating assigned to a class of offered notes or placing that rating on review or watch for downgrade, may cause the affected notes to become ineligible as collateral for TALF loans.  Such action would cause the affected notes to become ineligible as collateral for TALF loans.  This ineligibility may continue and may adversely affect the liquidity or market value of your notes.

To be considered eligible collateral under TALF a class of notes must, at the time the TALF loan is made, be rated in the highest investment-grade rating from at least two of Standard & Poor’s, Moody’s and Fitch (i.e., either a short-term rating of, A-1+, Prime-1 and F1+ respectively, or a long-term rating of AAA, Aaa or AAA respectively), and must not have a rating lower than the highest investment-grade rating or have a rating that has been placed on watch for downgrade by any of Standard & Poor’s, Moody’s or Fitch. The withdrawal, downgrade or placement of a downgrade watch upon the rating assigned to a class of offered notes subsequent to the closing date would cause such class of offered notes to no longer be eligible collateral under TALF.  A rating on a class of the offered notes represents the opinion only of the assigning rating agency and we cannot assure you that a rating will remain for any given period of time or that the rating agency will not lower, withdraw or qualify its rating if, in its judgment, circumstances in the future so warrant.  See “Risk Factors—Ratings of the securities are limited and may be reduced or withdrawn” in the prospectus.  As discussed above under “—Adverse economic conditions in the United States could adversely affect the market value of your notes”, under the current economic downturn, delinquencies and losses with respect to automobile loans generally have increased in recent months.  If the receivables were to experience delinquencies and losses at a rate higher than that currently assumed by a rating agency, that factor could cause the rating agency to take one of the actions described above with respect to the offered notes which would cause the offered notes to no longer be eligible collateral for loans under TALF.

The TALF program is new, and its effect on the secondary market for asset-backed securities is unknown.  The FRBNY has expressly reserved the right to change the terms of the TALF program from time to time.  Any change with respect to the terms of the TALF program may adversely affect the liquidity or market value of your notes.

The TALF program is currently scheduled to cease making new loans on March 31, 2010.  If you obtain a TALF loan secured by your notes, the loan may be assigned only with the consent of the FRBNY, and no consents will be given after March 31, 2010 except in certain limited circumstances.  Restrictions on the assignment of existing TALF loans and, if the TALF program is not extended, the unavailability of new TALF loans after March 31, 2010 may adversely affect the liquidity and/or market value of your notes.

In order to obtain a TALF loan secured by your notes, you must deliver and pledge the notes as collateral at the time of the loan settlement date and your notes will thereby be encumbered for so long as your TALF loan is outstanding.  A TALF loan is a non-recourse loan which exposes you to risk of loss with respect to the TALF haircut (i.e., the difference between the purchase price of the securities pledged as collateral and the principal balance of the relevant TALF loan).  In addition, notwithstanding the foregoing, the FRBNY will have recourse to you if you do not meet the criteria for an eligible borrower under TALF, or if you knowingly obtain a TALF loan with assets that are not “eligible collateral” under TALF. If the outstanding amount of the loan is not repaid on or before the loan’s three-year maturity date, you must repay the outstanding amount on that date or surrender your notes to the FRBNY without compensation for the unamortized TALF-imposed haircut amount.  Because the rate of principal payments on each class of notes depends primarily on the rate of payment on the receivables, the final payment on your notes could occur later than the maturity date of the TALF loan.  If your notes remain outstanding on the maturity date of the TALF loan and you are unable to repay the outstanding amount of the TALF loan, you may experience losses with respect to your notes.

Under TALF, subject to the program terms and conditions, the FRBNY may make loans secured by eligible asset-backed securities to eligible borrowers, generally on a non-recourse basis.  However, the FRBNY is under no obligation to extend credit to investors requesting TALF loans.  The FRBNY has expressly reserved the right to change the terms and conditions of TALF from time to time, including the size of the program, pricing, loan maturity, collateral haircut amounts, and asset and borrower eligibility requirements.  The availability of TALF financing may, subject to market conditions, add liquidity to your notes in a secondary market or enable you to finance an investment in the notes at a lower cost than you would otherwise have been able to obtain.  Conversely, if your notes lose their eligibility for TALF financing, even if you do not intend to utilize such financing, the liquidity and value of the notes in the secondary market could be adversely affected.  If you intend to obtain a TALF loan to finance your investment but are unable to do so, you may have limited alternative financing options and your expected return on your investment in your notes may be significantly reduced.

A potential investor holding eligible collateral must, among other things, comply with the terms, conditions and deadlines of TALF, satisfy certain eligibility requirements and enter into arrangements with a primary dealer that will act as an agent for the investor in connection with the related TALF loan.

See “Risk Factors—You may have difficulty selling your securities or obtaining your desired price” in the prospectus.

This prospectus supplement does not describe all of the requirements of the TALF program or the associated risks of obtaining loans under TALF.  If you want to obtain a loan under TALF, you should consult your legal and financial advisors regarding the advisability of obtaining a loan under TALF and the requirements of the TALF program, including whether you are an “eligible borrower” under TALF.

For more information regarding the requirements for “eligible collateral” under the TALF program, see “TALF Considerations” attached as Annex II to this prospectus supplement.

The Issuing Entity

Limited Purpose and Limited Assets

The Depositor formed Mercedes-Benz Auto Receivables Trust 2009-1, a Delaware statutory trust, on ________, 2009.  The Issuing Entity will not engage in any activity other than:

•	acquiring, holding and managing the assets of the Issuing Entity, including the Receivables, and the proceeds of those assets;

•	issuing the Notes and Certificates;

•
using (or permitting the Depositor to use) the proceeds of the sale of the Notes to (i) fund the Reserve Fund, (ii) pay the organizational, start-up and transactional expenses of the Issuing Entity and (iii) pay the balance to the Depositor;

•	paying interest on and principal of the Notes to the Noteholders and any excess collections to the Certificateholder; and

•	engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

If the various protections provided to the Noteholders by the subordination of the Class B Notes and the Reserve Fund are insufficient, the Issuing Entity will have to rely solely upon payments by obligors under the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables to make payments on the Notes.  In connection with the exercise of remedies in relation to Defaulted Receivables, various factors, such as the Issuing Entity not having perfected security interests in the Financed Vehicles in all states or state and federal laws protecting defaulting consumers from repossession of their vehicles, may affect the Servicer’s ability to repossess and sell the collateral securing such Defaulted Receivables, and thus may reduce the proceeds which the Issuing Entity can distribute to Noteholders.  See “Material Legal Issues Relating to the Receivables” in the prospectus.

The Issuing Entity’s principal offices are in care of Wilmington Trust Company, as Owner Trustee, at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.  The Issuing Entity’s fiscal year ends on December 31.

Capitalization

The following table illustrates the expected capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes	$
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes
Total	$

The Issuing Entity will not issue any debt other than the Notes or issue any securities other than the Notes and the Certificates, except that the Depositor may exchange all or a portion of the Certificates or its residual interest for additional notes or certificates issued by the Issuing Entity upon certain conditions, as described in the Prospectus under “Description of the Receivables Transfer and Servicing Agreements—Residual Interest; Issuance of Additional Securities”.

The Owner Trustee

Wilmington Trust Company will be the Owner Trustee under the Trust Agreement.  The Owner Trustee is a Delaware banking corporation with trust powers and was incorporated in 1903.  The principal place of business of the Owner Trustee is located at 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.  The Owner Trustee has served as owner trustee in numerous asset-backed securities transactions involving auto receivables.

The Owner Trustee is subject to various legal proceedings that arise from time to time in the ordinary course of business.  The Owner Trustee does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

Other than the previous two paragraphs, the Owner Trustee has not participated in the preparation of, and is not responsible for, any other information contained herein.

The Depositor, DCFS USA, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Owner Trustee and its affiliates.  The Owner Trustee will have the rights and duties set forth in the prospectus under “The Trustees—The Owner Trustee”.

The Receivables Pool

General

The Issuing Entity will own a pool of Receivables consisting of motor vehicle installment sales contracts and installment loans purchased by DCFS USA from Dealers, and secured by security interests in the motor vehicles financed by those contracts or loans.  DCFS USA will sell the Receivables to the Depositor on the Closing Date pursuant to the Receivables Purchase Agreement.  The Depositor will transfer the Receivables to the Issuing Entity on the Closing Date pursuant to the Sale and Servicing Agreement.  The property of the Issuing Entity will include, among other things, payments on the Receivables that are made after the Cutoff Date.  No expenses incurred in connection with the selection and acquisition of the Receivables are payable from the proceeds of the issuance of the Notes.  All of the Receivables constitute tangible chattel paper and none of the Receivables are in electronic format.

Selection of Receivables

General.  The Receivables were or will be selected from DCFS USA’s portfolio for inclusion in the pool by several criteria, some of which are set forth in the prospectus under “The Receivables Pools”.  These criteria include the requirement that each Receivable:

•	was originated in the United States of America;

•	is secured by a new or used automobile, sport utility vehicle, smart fortwo microcar or minivan;

•	had an original principal balance of not more than $________ and, as of the Cutoff Date, a remaining principal balance of not less than $_____;

•
had an original term to maturity of not more than __ months and not less than __ months and, as of the Cutoff Date, a remaining term to maturity (based on number of remaining monthly payments) of not more than __ months and not less than _____ months;

•	provides for the allocation of payments to interest and principal based on the simple interest method;

•	has a Contract Rate of at least ____% and not more than ____%;

•	provides for level scheduled monthly payments that fully amortize the amount financed over its original term to maturity (except that the period between the contract date and the first payment date may be less than or greater than one month and except for the first and last payments, which may be minimally different from the level payments);

•	as of the Cutoff Date, is not delinquent by more than 30 days;

•	as of the Cutoff Date, is not secured by a Financed Vehicle that has been repossessed;

•	as of the Cutoff Date, does not relate to an obligor who is the subject of a bankruptcy proceeding;

•	is evidenced by only one original contract; and

•	was not selected using selection procedures believed by DCFS USA to be adverse to the Noteholders.

[According to Item 1107(j) of Regulation AB, if expenses incurred in connection with the selection and acquisition of the pool assets are to be payable from offering proceeds, disclose the amount of such expenses.]

In addition, the Receivables were selected in order to comply with the TALF requirement that 85% or more of the dollar amount of the Receivables were originated on or after October 1, 2007.

Additional Information.  [No Receivable had an advance rate higher than 100%.] [The Receivables at origination had advance rates ranging between __% and 1__% for new vehicles and ranging between __% and 1__% for pre-owned vehicles.]  The advance rate for new vehicle loans is calculated as the original loan principal amount divided by the manufacturer's suggested retail price at the time of origination. The advance rate for pre-owned vehicle loans is calculated as the original loan principal amount divided by the retail book value at the time of origination as set forth in the then-current edition of the National Automotive Dealers Associated Used Car Guide or the Kelly Blue Book.

[Provide delinquency information necessary to comply with Items 1111(c) and 1100(b) of Regulation AB.]

[The following table provides historical delinquency information for the Receivables.]

Number of Times 31-60 Days Delinquent	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
Never		%	$	%
Once
Twice
Three or More
Total		%	$	%

Number of Times 61-90 Days Delinquent	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
Never		%	$	%
Once
Twice
Three or More
Total		%	$	%

[No Receivable has been more than [90] days delinquent in the twelve months preceding the Cutoff  Date.]

[Add information, including tabular information, regarding extensions, deferrals and modifications if Receivables for which the payment schedule has been extended, deferred or modified are included in the Receivables pool.]

Characteristics of the Receivables

The following tables set forth information with respect to the Receivables as of the opening of business as the Cutoff Date.  The percentages below are calculated based on the outstanding Principal Balance of the Receivables on the Cutoff Date.  The percentages may not add to 100.00% due to rounding.

Composition of the Receivables
as of the Cutoff Date

	New Financed Vehicles	Used Financed Vehicles	Total
Aggregate Principal Balance	$__________	$__________	$__________
Percentage of Cutoff Date Pool Balance	___%	___%	___%
Number of Receivables	_____	_____	_____
Percentage of Receivables	___%	___%	___%
Average Principal Balance	$__________	$__________	$__________
Average Original Balance	$__________	$__________	$__________
Weighted Average Contract Rate	%	%	%
Contract Rate (Range)	___% - ___%	___% - ___%	___% - ___%
Weighted Average Original Term	___ months	___ months	___ months
Original Term (Range)	__months - __ months	__months - __ months	__months - __ months
Weighted Average Remaining Term(1)	___ months	___ months	___ months
Remaining Term (Range)(1)	__months - __ months	__months - __ months	__months - __ months
Weighted Average FICO® Score(2)	_____	_____	_____
Range of FICO® Scores(2)	____ to ____	____ to ____	____ to ____

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.
(2)
Reflects assigning those Receivables without a FICO® score at the time of application the minimum FICO® score of 300 for this calculation.  The FICO® score with respect to any Receivable with co-obligors is the higher of each obligor’s FICO® score at the time of application.

As of the Cutoff Date, the weighted average FICO®1 score assigned to the Receivables is ___.  Based on Cutoff Date Pool Balance, ___% of the Receivables were assigned FICO® scores between ___ and ___, ___% were assigned FICO® scores greater than ___ and ___% were assigned FICO® scores less than ___ and greater than or equal to ___.  All Receivables were assigned a FICO® score.  A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk.  Data from an independent credit reporting agency, such as a FICO® score, is one of several factors that may be used by DCFS USA in its credit scoring system to assess the credit risk associated with each applicant.  See “The Sponsor and Servicer—Underwriting” in the prospectus.  FICO® scores are intended to show the likelihood that an individual might default on a debt based on past credit history.  An individual’s credit history may not reliably predict his or her future creditworthiness.  Additionally, the reliability of the credit scoring the FICO® scores provide is limited by the accuracy of the data contained within the credit bureau files.  Accordingly, FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Receivables.

*  FICO® is a federally registered service mark of Fair Isaac Corporation.

Distribution of the Receivables by Original Term to Maturity
as of the Cutoff Date(1)

Original Term Range	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
1 month to 12 months		%	$	%
13 months to 24 months
25 months to 36 months
37 months to 48 months
49 months to 60 months
61 months to 66 months
67 months to 72 months
Total		%	$	%

Distribution of the Receivables by Remaining Term to Maturity
as of the Cutoff Date(1)

Remaining Term Range	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
1 month to 12 months		%	$	%
13 months to 24 months
25 months to 36 months
37 months to 48 months
49 months to 60 months
61 months to 66 months
67 months to 72 months
Total		%	$	%

(1)	Based on the number of monthly payments remaining as of the Cutoff Date.

Distribution of the Receivables by State of Obligor Mailing Address
as of the Cutoff Date

Obligor Mailing Address	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
California		%	$	%
Texas
North Carolina
Arizona
New York
Georgia
Washington
Nevada
Florida
Pennsylvania
New Jersey
Virginia
Colorado
Oregon
South Carolina
Illinois
Maryland
Idaho
Minnesota
Wisconsin
Michigan
Utah
Ohio
Missouri
Montana
Wyoming
Other (1)
Total		%	$	%

(1)	Each state included in the “Other” category in the distribution by state of obligor mailing address table accounted for less than 1.00% of the Cutoff Date Pool Balance.

Distribution of the Receivables by Financed Vehicle Model Year
as of the Cutoff Date

Model Year	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
2000 or earlier		%	$	%
2001
2002
2003
2004
2005
2006
2007
2008
2009
Total		%	$	%

Distribution of the Receivables by Contract Rate
as of the Cutoff Date

Contract Rate Range	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
3.001% to 4.000%		%	$	%
4.001% to 5.000%
5.001% to 6.000%
6.001% to 7.000%
7.001% to 8.000%
8.001% to 9.000%
9.001% to 10.000%
10.001% to 11.000%
11.001% to 12.000%
Total		%	$	%

Distribution of the Receivables by Original Principal Balance

as of the Cutoff Date

Original Principal Balance	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
$0.01 to $5,000.00		%	$	%
$5,000.01 to $10,000.00
$10,000.01 to $15,000.00
$15,000.01 to $20,000.00
$20,000.01 to $25,000.00
$25,000.01 to $30,000.00
$30,000.01 to $35,000.00
$35,000.01 to $40,000.00
$40,000.01 to $45,000.00
$45,000.01 to $50,000.00
$50,000.01 to $55,000.00
$55,000.01 to $60,000.00
$60,000.01 to $65,000.00
$65,000.01 to $70,000.00
$70,000.01 to $75,000.00
$75,000.01 to $80,000.00
$80,000.01 to $85,000.00
$85,000.01 to $90,000.00
$90,000.01 to $95,000.00
$95,000.01 to $100,000.00
$100,000.01 to $105,000.00
$105,000.01 to $115,000.00
$115,000.01 to $120,000.00
Total		%	$	%

Distribution of the Receivables by Model

Model Type	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
C Class		%	$	%
E Class
M Class
GLK
GL
R Class
Smart fortwo microcar
Maybach
Other MB
Non-MB
Total		%	$	%

Distribution of the Receivables by Remaining Principal Balance
as of the Cutoff Date

Remaining Principal Balance	Number of Receivables	Percentage of Total Number of Receivables	Principal Balance as of the Cutoff Date	Percentage of Cutoff Date Pool Balance
$0.01 to $5,000.00		%	$	%
$5,000.01 to $10,000.00
$10,000.01 to $15,000.00
$15,000.01 to $20,000.00
$20,000.01 to $25,000.00
$25,000.01 to $30,000.00
$30,000.01 to $35,000.00
$35,000.01 to $40,000.00
$40,000.01 to $45,000.00
$45,000.01 to $50,000.00
$50,000.01 to $55,000.00
$55,000.01 to $60,000.00
$60,000.01 to $65,000.00
$65,000.01 to $70,000.00
$70,000.01 to $75,000.00
$75,000.01 to $80,000.00
$80,000.01 to $85,000.00
$85,000.01 to $90,000.00
$90,000.01 to $95,000.00
$95,000.01 to $100,000.00
$100,000,01 to $115,000.00 ..
$115,000.01 to $120,000.00
Total		%	$	%

[To the extent any material pool characteristic of the final pool of Receivables at the time of issuance of the Notes differs by 5% or more from the description of the pool disclosed in this prospectus supplement and to the extent required by the rules and regulations of the SEC, information regarding the final pool will be included in a Form 8-K filed after the issuance of the Notes.]

[Prefunding Period]

[On the closing date, $_________ will be deposited into a segregated prefunding account which represents ___% of the asset pool.  Following the closing date, and continuing until __________, commonly referred to as a prefunding period, the Issuing Entity will have the ability to purchase additional Receivables from the depositor to the extent there are sufficient funds on deposit in the related prefunding account.  If all of the monies originally deposited in the segregated account are not used by the end of the specified period, all remaining monies will be applied as a mandatory prepayment of the Class ___ Notes.  [Any limits on the ability of the sponsor or depositor to add assets and the requirements for assets to be added to the pool to be specified] [such events to be specified as applicable]

[The prefunding period may terminate prior to the end of the specified period and result in earlier than expected principal repayment of the Class __ Notes upon the occurrence of the following events:  [List early termination events]]

Static Pool Data

DCFS USA is the present-day successor to a portion of the Mercedes-Benz Financial operations of DaimlerChrysler Financial Services Americas LLC and was created on March 16, 2007 in connection with the sale of the Chrysler Group.  DCFSA operated three business divisions: Chrysler Financial, which financed Chrysler vehicles (primarily Chrysler, Dodge and Jeep brands), Mercedes-Benz Financial, which financed Mercedes-Benz vehicles, and Daimler Truck Financial, which financed Daimler commercial vehicles (primarily Freightliner and Western Star trucks).  For more information on the securitization programs of DCFS USA and its predecessors, see “The Sponsor and Servicer—Overview” in the prospectus.

In connection with the November 1998 merger of Daimler-Benz AG and Chrysler Corporation, DCFSA acquired the Chrysler Financial computer systems, and all data relating to the financing of Mercedes-Benz and Daimler vehicles was transferred over time onto Chrysler Financial’s computer system.  This transfer was completed in December 2003 and the Mercedes-Benz Financial computer system was then terminated.  Information for each DCFSA division was separately maintained to enable the divisions to be run as individual entities.

On August 3, 2007, DaimlerChrysler AG transferred its interest in the Chrysler Group and DCFSA to Chrysler Holding LLC, a newly formed limited liability company, in which Daimler retained a 19.9% interest and an affiliate of the private equity firm Cerberus Capital Management LLP acquired an 80.1% interest.  In contemplation of this transfer, DCFSA transferred its Daimler operations (consisting of the Mercedes-Benz retail, Daimler commercial vehicle and dealer financing portfolios) to DCFS USA.  DCFS USA created its own computerized data management system, independent of the DCFSA computer system, which was completed in April 2008.

DCFSA and its Chrysler predecessors have regularly securitized motor vehicle installment sales contracts and installment loans for Chrysler vehicles and Chrysler dealer floorplan loans through a well-established retail securitization program.  From 1993 until 1998, MBCC sponsored six public securitizations of pools comprised of either Mercedes-Benz motor vehicle installment sales contracts or a combination of Mercedes-Benz retail and Freightliner commercial motor vehicle installment sales contracts.  The last of these transactions was paid in full in 2002, and MBCC did not sponsor any additional term securitizations.

Chrysler Financial maintained comprehensive static pool data as a result of the reporting requirements applicable to its securitization program.  Mercedes-Benz Financial maintained static pool credit loss analyses on the basis of quarterly receivable acquisitions for financial reporting and risk management purposes.  This quarterly static pool credit loss information was transferred from DCFSA’s computer system to the new DCFS USA computer system upon its completion in the spring of 2008, and the old DCFSA computer system, as it related to the financing of Mercedes-Benz and Daimler motor vehicles, was terminated.  DCFS USA will present static pool credit loss information based on year of receivable purchase, beginning with 2004.

Mercedes-Benz Financial had always maintained its receivable delinquency data on a managed portfolio basis (i.e., by grouping pools of acquired contracts together and following their performance throughout their entire lives, calculated on the basis of the aggregate portfolio receivables balance) rather than a static pool basis (i.e., calculated on the original amount financed of each receivable).  Because Mercedes-Benz Financial’s securitization program terminated in 2002, and DCFS USA and its Mercedes-Benz Financial predecessors did not subsequently securitize motor vehicle installment sales contracts for Mercedes-Benz vehicles, there was no static pool delinquency and prepayment information relating to motor vehicle installment sales contracts and installment loans for Mercedes-Benz vehicles to transfer from DCFSA’s computer system to the new DCFS USA computer system.

Prior to the April 2008 completion of the DCFS USA computer system, the portfolio management system receivable level data retention policy of DCFS USA and its Mercedes-Benz Financial predecessors maintained yearly activity and year end details for seven years and month end details on a rolling 13 month basis.  In accordance with this data retention policy, DCFS USA only has year end receivable level information since 2004 and month end receivable level details since April 2008.  As a consequence, DCFS USA does not have delinquency and prepayment data on an individual receivable basis for any other month, and the estimated time and effort to attempt to reconstruct month end account level details for purposes of preparing static pool delinquency and prepayment information when only yearly activity is available is prohibitively expensive.  Therefore, DCFS USA can only present monthly static pool net credit loss ratios relating to motor vehicle installment sales contracts and installment loans for Mercedes-Benz vehicles since January 2004.

Static pool information is included as Appendix A to this prospectus supplement.  The static pool data relates to vintage originations by year by DCFS USA and its Mercedes-Benz Financial predecessors.  The vintage originations include substantially all motor vehicle installment sales contracts and installment loans originated or purchased by such entities to finance the retail purchase of Mercedes-Benz vehicles and, to a lesser extent, vehicles of other passenger car brands, during the relevant periods.  Historical static pool data relating to delinquencies and prepayments is presented on an annual basis from 2004 through 2007 and from April 2008 on a monthly basis.  Static pool data relating to net credit losses is presented on a monthly basis since January 2004.  The information included in Appendix A is not deemed part of this prospectus supplement, the prospectus or the Registration Statement to which this prospectus supplement is a part to the extent that the static pool data relates to pools that were established before January 1, 2006.  As set forth above, data for delinquencies and prepayments could not be obtained for periods more frequent than annual for the period from 2004 through 2007 due to the conversion and retention of data by DCFS USA from its predecessors.  In addition, in some cases, the origination and underwriting standards relevant to the vintage pools included in Appendix A may differ somewhat from those used to originate the Receivables, because some of those pools were originated by DCFS USA’s predecessor entities.  We cannot assure you that the prepayment, loss or delinquency history of the Receivables sold to the Issuing Entity will be comparable to the historical prepayment, loss or delinquency experience of any of the vintage pools included in Appendix A.  In this regard, you should note how the characteristics of the receivables in those pools differ from the characteristics of the Receivables.  Such differences, along with the varying economic conditions applicable to those pools, may make it unlikely that the Receivables will perform in the same way that any of those pools has performed.

Weighted Average Lives of the Notes

The following information is given solely to illustrate the effect of prepayments of the Receivables on the weighted average lives of the Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Receivables.

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model.  The model used in this prospectus supplement, the Absolute Prepayment Model, or “ABS”, represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables.  ABS further assumes that all of the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full.  For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month.  ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of assets, including the Receivables.

The rate of payment of principal of each class of Notes will depend on the rate of payment (including prepayments) of the Principal Balance of the Receivables.  For this reason, final distributions in respect of the Notes could occur significantly earlier than their respective Final Scheduled Distribution Dates.  The Noteholders will exclusively bear any reinvestment risk associated with early payment of their Notes.

The ABS Tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages” have been prepared on the basis of the following assumptions:

•	the Receivables prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases;

•	each scheduled monthly payment on the Receivables is made on the last day of each month and each month has 30 days, commencing ______ 2009;

•	payments on the Notes are made on each Distribution Date (and each Distribution Date is assumed to be the 15th day of the applicable month);

•	the initial principal amount of each Class of Notes is as set forth on the cover page of this prospectus supplement;

•	the interest rate on the (i) Class A-1 Notes is ______%, (ii) Class A-2 Notes is ______%, (iii) Class A-3 Notes is ______%, (iv) Class A-4 Notes is ______% and (v) Class B Notes is ______%;

•	all Notes except the Class A-1 Notes accrue interest on a 30/360 basis;

•	the Notes are purchased on ________, 2009;

•	no Event of Default occurs;

•
the initial amount on deposit in the Reserve Fund is $______, which will increase to the greater of (i) ______% of the Pool Balance as of the last day of each Collection Period and (ii) $______, but, in any case, not to exceed the Note Balance;

•
the initial amount of overcollateralization is approximately ___% of the Cutoff Date Pool Balance, and the amount of overcollateralization increases over time to an amount equal to, with respect to the __________, 20__ Distribution Date and each Distribution Date thereafter, ___% of the Pool Balance as of the last day of the related Collection Period, but not less than 0.__% of the Cutoff Date Pool Balance; and

•	the Servicer exercises its Optional Purchase Right on the earliest Distribution Date on which it is permitted to do so, as described in this prospectus supplement.

The ABS Tables indicate the projected weighted average life of each class of Notes and set forth the percent of the initial principal amount of each class of Notes that is projected to be Outstanding after each of the Distribution Dates shown at various constant ABS percentages.

The ABS Tables also assume that the Receivables have been aggregated into hypothetical pools with all of the Receivables within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on the aggregate Principal Balance of the Receivables in each pool, Contract Rate and remaining number of payments to maturity) will be such that each pool will be fully amortized by the end of its remaining number of payments to maturity.

The weighted average life to maturity for each class of Notes has been calculated in accordance with the TALF prepayment assumption applicable to the receivables, as specified in the TALF frequently asked questions dated May 1, 2009, and posted on the FRBNY’s website at www.newyorkfed.org.

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Remaining Term to Maturity (in months)
1.	$	%
2.		%
3.		%
4.		%
5.		%
6.		%
7.		%
8.		%
$

The actual characteristics and performance of the Receivables will differ from the assumptions used in constructing the ABS Tables.  The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.  For example, it is very unlikely that the Receivables will prepay at a constant level of ABS until maturity or that all of the Receivables will prepay at the same level of ABS.  Moreover, the diverse terms of Receivables within each of the hypothetical pools could produce slower or faster principal payments than indicated in the ABS Tables at the various constant percentages of ABS specified, even if the weighted average Contract Rates, weighted average original number of payments to maturity and weighted average remaining number of payments to maturity of the Receivables are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Receivables, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average life of each class of Notes.

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	1.00%	1.30%	1.50%	2.00%	1.00%	1.30%	1.50%	2.00%
Closing Date	%	%	%	%	%	%	%	%
September 2009
October 2009
November 2009
December 2009
January 2010
February 2010
March 2010
April 2010
May 2010
June 2010
July 2010
August 2010
September 2010
October 2010
November 2010
December 2010
January 2011
February 2011
March 2011
April 2011
May 2011
June 2011
July 2011
August 2011
September 2011
October 2011
November 2011
December 2011
January 2012
February 2012
March 2012
April 2012
May 2012
June 2012
July 2012
August 2012
September 2012
October 2012
November 2012
December 2012
January 2013
February 2013
March 2013
April 2013
May 2013
June 2013
July 2013
August 2013
September 2013
October 2013
November 2013
December 2013
January 2014
February 2014
March 2015
Weighted Average Life (In Years)

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes				Class A-4 Notes
Distribution Date	1.00%	1.30%	1.50%	2.00%	1.00%	1.30%	1.50%	2.00%
Closing Date	%	%	%	%	%	%	%	%
September 2009
October 2009
November 2009
December 2009
January 2010
February 2010
March 2010
April 2010
May 2010
June 2010
July 2010
August 2010
September 2010
October 2010
November 2010
December 2010
January 2011
February 2011
March 2011
April 2011
May 2011
June 2011
July 2011
August 2011
September 2011
October 2011
November 2011
December 2011
January 2012
February 2012
March 2012
April 2012
May 2012
June 2012
July 2012
August 2012
September 2012
October 2012
November 2012
December 2012
January 2013
February 2013
March 2013
April 2013
May 2013
June 2013
July 2013
August 2013
September 2013
October 2013
November 2013
December 2013
January 2014
February 2014
March 2015
Weighted Average Life (In Years)

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes
Distribution Date	1.00%	1.30%	1.50%	2.00%
Closing Date	%	%	%	%
September 2009
October 2009
November 2009
December 2009
January 2010
February 2010
March 2010
April 2010
May 2010
June 2010
July 2010
August 2010
September 2010
October 2010
November 2010
December 2010
January 2011
February 2011
March 2011
April 2011
May 2011
June 2011
July 2011
August 2011
September 2011
October 2011
November 2011
December 2011
January 2012
February 2012
March 2012
April 2012
May 2012
June 2012
July 2012
August 2012
September 2012
October 2012
November 2012
December 2012
January 2013
February 2013
March 2013
April 2013
May 2013
June 2013
July 2013
August 2013
September 2013
October 2013
November 2013
December 2013
January 2014
February 2014
March 2015
Weighted Average Life (In Years)

The foregoing ABS Tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Receivables which will differ from the actual characteristics and performance of the Receivables) and should be read in conjunction therewith.  The weighted average life of a Note is determined by multiplying the amount of each principal payment on the Note by the number of years from the Closing Date to the related Distribution Date, adding the results and dividing the sum by the initial principal amount of the Note.

DCFS USA

General

DCFS USA is the Sponsor.  Information regarding the origination and underwriting of the Receivables may be found under “The Sponsor and Servicer” in the prospectus.

The following table sets forth the purchases of motor vehicle installment sales contracts and installment loans by DCFS USA since its formation in 2007, and for periods prior to its formation, by its Mercedes-Benz Financial predecessors.

	For the _____ Months Ended ___________,				For the Year Ended December 31,
	2009		2008		2008		2007		2006		2005		2004

Number of motor vehicle installment sales contracts and installment loans purchased by DCFS USA(1)		—		—		—		—		—		—		—
Secured by New Vehicles		—		—		—		—		—		—		—
Secured by Used Vehicles		—		—		—		—		—		—		—
Amount Financed(2)	$		$		$		$		$		$		$
Secured by New Vehicles(2)	$		$		$		$		$		$		$
Secured by Used Vehicles(2)	$		$		$		$		$		$		$

(1)	Includes Mercedes-Benz Financial predecessors.
(2)	Dollars in thousands.

Delinquency, Credit Loss and Recovery Information

Set forth below is delinquency and credit loss information relating to DCFS USA’s total portfolio of U.S. motor vehicle installment sales contracts and installment loans for the retail purchase of new and used automobiles, light duty-trucks and minivans, including the Mercedes-Benz Financial portfolio for DCFS USA’s predecessors.  The portfolio consists of contracts in all 50 states and the District of Columbia.

There is no assurance that the future delinquency and loss experience of the Receivables will be similar to that set forth below.

DCFS USA considers a receivable to be delinquent if at least 10% of any monthly payment is past due based on its contractual due date.  DCFS USA establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance.  For credit loss terminations, DCFS USA charges the account balance against the allowance for credit losses when the motor vehicle installment contract becomes 120 days delinquent unless evidence exists of collectability that will resolve the delinquency, when a repossessed vehicle is sold at auction or when the account is determined to be uncollectible.

Delinquency Experience

As of ________,
	2009		2008
	Number of Receivables	Dollars ($000)	Number of Receivables	Dollars ($000)
Receivables serviced		$		$
Period of delinquency
30 – 59 days		$		$
60 – 89 days
90 days or more
Total receivables and amount delinquent		$		$
Delinquencies as a percentage of number and dollar amount of receivables outstanding	%	%	%	%

As of December 31,
	2008		2007		2006
	Number of Receivables	Dollars ($000)	Number of Receivables	Dollars ($000)	Number of Receivables	Dollars ($000)
Receivables serviced		$		$		$
Period of delinquency
30 – 59 days		$		$		$
60 – 89 days
90 days or more
Total receivables and amount delinquent		$		$		$
Delinquencies as a percentage of number and dollar amount of receivables outstanding	%	%	%	%	%	%

Loss Experience
($000)

	For the _____ Months Ended ________,
	2009	2008
Principal balance of receivables serviced at end of period	$	$
Average during period (annualized)
Net charge-offs of receivables during period
Recoveries of receivables charged off in current and prior periods
Net losses
Net losses as a percentage of average receivables outstanding during period (annualized)%		%

	For the Year Ended December 31,
	2008	2007	2006
Principal balance of receivables serviced at end of period	$	$	$
Average during period
Net charge-offs of receivables during period
Recoveries of receivables charged off in current and prior periods
Net losses
Net losses as a percentage of average receivables outstanding during period	%	%	%

As the characteristics of the Receivables transferred to the Issuing Entity will be different from those of the entire portfolio of receivables originated by DCFS USA, no assurances can be given that the performance of these Receivables will be similar.

[Additional Servicers]

[To the extent servicers (as defined under Item 1101(j) of Regulation AB) other than DCFS USA are utilized, provide the disclosure for each that is required under Items 1108(a) and 1108(b) of Regulation AB. ]

Affiliations and Related Transactions

The Depositor is an affiliate of DCFS USA, which acts as Sponsor, Servicer and Administrator, in that DCFS USA is the sole equity member of the Depositor.  [Describe any other affiliations, relationships or transactions as required pursuant to Item 1119 of  Regulation AB.]

[Disclose any affiliations of the Sponsor, Depositor and/or Issuing Entity and any of the following parties as well as, to the extent known and material, whether and how any of the following parties are affiliates of any of the other following parties: any servicer, the Indenture Trustee, the Owner Trustee, any significant obligor contemplated by Item 1112 of Regulation AB, any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB, and any other material party related to the Notes and contemplated by Item 1100(d)(1) of Regulation AB.]

[Disclose the general character of any business relationship or arrangement that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Issuing Entity and the issuance of the Notes, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Notes.]

[Disclose, to the extent material, any specific relationships involving or relating to the Notes or the Receivables, including the material terms and approximate dollar amount involved, between or among any of the parties listed in the second preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years.]

Use of Proceeds

DCFS USA will sell the Receivables and certain related property to the Depositor.  The Depositor in turn will transfer the Receivables and related property to the Issuing Entity in exchange for the Notes and the Certificates.  The Depositor will use the net proceeds from the sale of the Offered Notes to (1) purchase the Receivables from DCFS USA, (2) deposit an amount equal to the Reserve Fund Deposit into the Reserve Fund and (3) pay for certain expenses incurred in connection with the purchase of the Receivables and the sale of the Notes.

Description of the Notes

The Issuing Entity will issue the Notes under the Indenture.  We will file a copy of the Indenture with the SEC as an exhibit to a Current Report on Form 8-K.  The material terms of the Notes are summarized below.  This summary is not a complete description of all the provisions of the Notes.  This summary supplements, and should be read together with, the description of the general terms and provisions of the notes of any issuing entity and the related indenture set forth under “Certain Information Regarding the Securities” and “The Indenture” in the prospectus and the description of the Indenture set forth under “Description of the Indenture” in this prospectus supplement.

Note Registration

The Notes will be available for purchase in denominations of $2,000 and integral multiples of $1,000 thereafter.  The Notes will initially be issued only in book-entry form.  See “Certain Information Regarding the Securities—Book-Entry Registration” in the prospectus for a further discussion of the book-entry registration system.

Payments of Interest

Interest on the principal amounts of the Notes will accrue at the respective per annum interest rates for the various classes of Notes and will be due on each Distribution Date to the Noteholders of record as of the related Record Date.

The Notes will bear interest at the following Interest Rates:

•	in the case of the Class A-1 Notes, ___% per annum;

•	in the case of the Class A-2 Notes, ___% per annum;

•	in the case of the Class A-3 Notes, ___% per annum;

•	in the case of the Class A-4 Notes, ___% per annum;

•	in the case of the Class B Notes, ___% per annum.

Calculation of Interest.  Interest will accrue and will be calculated on the Notes as follows:

•
Actual/360.  Interest on the Class A-1 Notes will accrue from and including the prior Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the current Distribution Date.  The interest due on the Class A-1 Notes on each Distribution Date will be an amount equal to the product of:

•
the principal amount of that class of Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Distribution Date;

•	the Interest Rate applicable to that class of Notes; and

•
the actual number of days elapsed during the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the current Distribution Date divided by 360.

•
30/360.  Interest on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes will accrue from and including the 15th day of the prior calendar month (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding the 15th day of the current month (assuming each month has 30 days).  The interest due on the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, as applicable, on each Distribution Date will be an amount equal to the product of:

•
the principal amount of that class of Notes as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all principal payments made with respect to that class of Notes on that preceding Distribution Date;

•	the Interest Rate applicable to that class of Notes; and

•	30 (or __ in the case of the first Distribution Date, assuming a closing date of ________, 2009) divided by 360.

Unpaid Interest Accrues.  Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date at the Interest Rate applicable to that class (to the extent lawful).

Priority of Interest Payments.  The Issuing Entity will pay interest on the Notes on each Distribution Date with Available Funds in accordance with the priority set forth under “Application of Available Funds—Priority of Distributions”, with interest payments to holders of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes having the same priority; provided, however, that following the occurrence and during the continuation of an Event of Default that has resulted in the acceleration of the maturity of the Notes, the Issuing Entity will pay interest on each Distribution Date in accordance with “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

If amounts available to make interest payments on a class of Class A Notes are less than the full amount of interest due on that class of Notes on a Distribution Date, the related Class A Noteholders will receive their ratable share of that amount, based on the aggregate amount of interest due on that date on each class of Class A Notes.

Interest will not be paid on the Class B Notes unless all interest then due on each class of Class A Notes has been paid in full, including any Interest Carryover Shortfall Amount with respect to such class of Class A Notes.

An Event of Default will occur if the full amount of interest due on the Notes of the Controlling Class is not paid within five days of the related Distribution Date.  The failure to pay interest due on the Class B Notes, so long as any class of Class A Notes remains Outstanding, within five days of the related Distribution Date (and the interest on each such outstanding class of Class A Notes has been paid in full), will not be an Event of Default.  See “Description of the Indenture—Rights Upon Event of Default”.

Payments of Principal

Priority and Amount of Principal Payments.  On each Distribution Date, Noteholders will receive principal, to the extent funds are available, in an amount generally equal to the excess, if any, of:

•
the aggregate principal amount of the Notes as of the close of business on the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date), after giving effect to all payments made on that preceding Distribution Date, and the Overcollateralization Target Amount for the current Distribution Date; over

•	the Pool Balance as of the last day of the related Collection Period.

On each Distribution Date, all Available Funds allocated to payments of principal of the Notes as described under “Application of Available Funds—Priority of Distributions” will be aggregated and will be paid out of the Note Payment Account in the following amounts and order of priority:

(1)	to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

(2)	to the Class A-2 Notes until the Class A-2 Notes have been paid in full;

(3)	to the Class A-3 Notes until the Class A-3 Notes have been paid in full;

(4)	to the Class A-4 Notes until the Class A-4 Notes have been paid in full; and

(5)	to the Class B Notes until the Class B Notes have been paid in full.

These general rules are subject, however, to the following exceptions:

•	in no event will the principal paid in respect of a class of Notes exceed the unpaid principal amount of that class of Notes; and

•
if the Notes have been accelerated following the occurrence of an Event of Default, the Issuing Entity will distribute the funds allocated to the holders of the Notes to pay principal of the Notes, together with amounts that would otherwise be payable to the holders of the Certificates, as described under “—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.

All payments in respect of the Certificates will be subordinated to payments on the Notes.

Final Scheduled Distribution Dates.  The principal amount of any class of Notes, to the extent not previously paid, will be due on the Final Scheduled Distribution Date for that class.  The Final Scheduled Distribution Dates for the Notes are as follows:

•	____________, 20__ for the Class A-1 Notes;

•	____________, 20__ for the Class A-2 Notes;

•	____________, 20__ for the Class A-3 Notes;

•	____________, 20__ for the Class A-4 Notes; and

•	____________, 20__ for the Class B Notes.

The date on which each class of Notes is paid in full is expected to be earlier than the Final Scheduled Distribution Date for that class and could be significantly earlier depending upon the rate at which the Principal Balances of the Receivables are paid.  See “Weighted Average Lives of the Notes” in this prospectus supplement and “Maturity and Prepayment Considerations” in the prospectus for a further discussion of Receivable prepayments.

Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default

Following the occurrence and during the continuation of an Event of Default (other than an Event of Default based on the Issuing Entity’s breach of a covenant, representation or warranty) that has resulted in an acceleration of the Notes, the priority of distributions will change to the following order of priority:

(1)	to the Servicer, any Servicing Fees (including any overdue Servicing Fees) due to it and any Nonrecoverable Advances;

(2)	to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them, without limitation;

[(3)]	[to the Swap Counterparty, the net amounts due under the Swap Agreements, excluding swap termination payments, if any;]

[(4)]
[pro rata (a)] to the holders of the Class A Notes, the Interest Distributable Amount for the Class A Notes [and (b) to the Swap Counterparty, certain swap termination payments, if any, due under the Swap Agreements];

[(5)]	to the holders of the Class A-1 Notes, principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full;

[(6)]	to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, principal on those Notes until all classes of Class A Notes have been paid in full;

[(7)]	to the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes;

[(8)]	to the holders of the Class B Notes, principal on the Class B Notes until the Class B Notes have been paid in full;

[(9)]	to the Swap Counterparty, swap termination payments, if any, due under the Swap Agreements, not paid pursuant to clause (4)(b);]

[(10)]
if any entity has replaced DCFS USA as Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period will be paid to the successor Servicer; and

[(11)]	to the Certificateholder, any remaining amounts.

Following the occurrence and during the continuation of an Event of Default (due to the Issuing Entity’s breach of a covenant, representation or warranty) that has resulted in an acceleration of the Notes, the priority of distributions will change from that set forth above to the following order of priority:

(1)	to the Servicer, any Servicing Fees (including any overdue Servicing Fees) due to it and any Nonrecoverable Advances;

(2)	to the Indenture Trustee and the Owner Trustee, the fees and expenses due to each of them, without limitation;

[(3)]	[to the Swap Counterparty, the net amounts due under the Swap Agreements, excluding swap termination payments, if any;]

[(4)]
[pro rata (a)] to the holders of the Class A Notes, the Interest Distributable Amount for the Class A Notes [and (b) to the Swap Counterparty, certain swap termination payments, if any, due under the Swap Agreements];

[(5)]	to the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes;

[(6)]	to the holders of the Class A-1 Notes, principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full;

[(7)]	to the holders of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, pro rata, principal on those Notes until all classes of Class A Notes have been paid in full;

[(8)]	to the holders of the Class B Notes, principal on the Class B Notes until the Class B Notes have been paid in full;

[(9)]	[to the Swap Counterparty, swap termination payments, if any, due under the Swap Agreements, not paid pursuant to clause (4)(b);]

[(10)]
if any entity has replaced DCFS USA as Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period will be paid to the successor Servicer; and

[(11)]	to the Certificateholder, any remaining amounts.

[Any swap termination payments shall be made as described in “Description of the Swap Agreements—Defaults Under the Swap Agreements”.]

Credit Enhancement

Subordination.  The Class B Notes are subordinated Notes.  On each Distribution Date, prior to the occurrence of an Event of Default and acceleration of the Notes, interest and principal payments on the Notes will be subordinated as follows:

•	no interest will be paid on the Class B Notes until the Interest Distributable Amount and the Priority Principal Distributable Amount on each class of Class A Notes has been paid in full; and

•	no principal will be paid on the Class B Notes until all principal due on each class of Class A Notes has been paid in full.

The subordination of the Class B Notes is intended to decrease the risk of default by the Issuing Entity with respect to payments due to the more senior classes of Notes.

Overcollateralization.  Overcollateralization represents the amount by which the Pool Balance exceeds the aggregate principal amount of the Notes.  Overcollateralization will be available to absorb losses on the Receivables that are not otherwise covered by excess collections on or in respect of the Receivables, if any.  The initial amount of overcollateralization will be approximately ___% of the Cutoff Date Pool Balance.  The application of funds as described in clause (9) of “Application of Available Funds—Priority of Distributions” is designed to increase over time the amount of overcollateralization as of any Distribution Date to the Overcollateralization Target Amount.

Overcollateralization will be effected by paying an amount of principal on the Notes on the first several Distribution Dates after the Closing Date that is greater than the principal of the Receivables paid by obligors during such time.  The amount of this payment will be funded primarily from interest collections on the Receivables in excess of the interest paid on the Notes and other fees required to by paid by the Issuing Entity, but this payment will not be made from funds in the Reserve Account.

Excess Spread.  Excess spread for any Distribution Date generally will be the amount by which collections of interest on the Receivables during the related Collection Period exceeds the sum of the Servicing Fees, any  Nonrecoverable Advances due to the Servicer, all monies due to the Trustees[,] and the Interest Distributable Amount for each class of Notes[ and any amounts due to the swap counterparty under the Interest Rate Swap Agreement].  Any excess spread will be applied on each Distribution Date, as a component of Available Funds, as described in clause (9) of “Application of Available Funds—Priority of Distributions” to increase over time the amount of overcollateralization as of any Distribution Date to the Overcollateralization Target Amount.  Generally, excess spread will also provide a source of funds to absorb any losses on the Receivables and reduce the likelihood of losses on the Notes.

Reserve Fund.  The Servicer will establish and maintain with the Indenture Trustee in the name of the Indenture Trustee the Reserve Fund into which certain amounts on the Closing Date and certain excess collections on or in respect of the Receivables will be deposited and from which amounts may be withdrawn to pay the Servicing Fees, any Nonrecoverable Advances due to the Servicer, all monies due to the Trustees and to make required payments on the Notes.

The Depositor will deposit the Reserve Fund Deposit in the Reserve Fund on the Closing Date.  On each Distribution Date, the Indenture Trustee will deposit, or cause to be deposited, in the Reserve Fund, from Available Collections during the related Collection Period that are not used on that Distribution Date to pay the Required Payment Amount, the amount, if any, by which the Reserve Fund Required Amount for that Distribution Date exceeds the amount on deposit in the Reserve Fund on that Distribution Date, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date.  The amounts on deposit in the Reserve Fund will be invested in Eligible Investments selected by the Servicer.  The Reserve Fund must be maintained as an Eligible Deposit Account.

On each Determination Date, the Servicer will determine the Reserve Fund Draw Amount, if any, for the related Distribution Date.  If the Reserve Fund Draw Amount for any Distribution Date is greater than zero, the Indenture Trustee will withdraw, or cause to be withdrawn, from the Reserve Fund, an amount equal to the lesser of the Reserve Fund Draw Amount and the amount on deposit in the Reserve Fund, and transfer the amount withdrawn to the Collection Account.  If the amount required to be withdrawn from the Reserve Fund to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Fund, a temporary shortfall in the amounts distributed to the Noteholders could result.  In addition, depletion of the Reserve Fund ultimately could result in losses on your Notes.

If the amount on deposit in the Reserve Fund on any Distribution Date exceeds the Reserve Fund Required Amount for that Distribution Date, after giving effect to all required deposits to and withdrawals from the Reserve Fund on that Distribution Date, that excess will be paid to the Certificateholders.  Any amount paid to the Certificateholders will no longer be the property of the Issuing Entity.  On or after the termination of the Issuing Entity, the Certificateholders will be entitled to receive any amounts remaining in the Reserve Fund after all required payments to the Servicer, the Trustees and the Noteholders have been made.

If the sum of the amounts on deposit in the Collection Account and the Reserve Fund on any Distribution Date equals or exceeds the Note Balance, accrued and unpaid interest thereon and all amounts due to the Servicer and the Trustees, all such amounts will be applied up to the amounts necessary to retire the Notes and pay such amounts due.

If any class of Notes has not been paid in full on any Distribution Date on or after its Final Scheduled Distribution Date (after giving effect to the distribution of Available Funds on such Distribution Date), the Indenture Trustee will distribute or cause to be distributed to the holders of that class of Notes, from amounts on deposit in the Reserve Fund, an amount equal to the lesser of the funds on deposit in the Reserve Fund and the outstanding principal amount of that class of Notes.  After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the Notes, the principal amount of the Notes, and all amounts due to the Servicer and the Trustees, any funds remaining on deposit in the Reserve Fund will be paid to the Certificateholders.  See “Risk Factors—Amounts on deposit in any reserve fund will be limited and subject to depletion” in the prospectus.

Certificates.  The Certificates will represent undivided interests in the Issuing Entity and will be issued pursuant to the Trust Agreement.  The Certificates are not being offered hereby, and the Certificates, representing 100% of the equity in the Issuing Entity, will be acquired by the Depositor.  The Certificates will not bear interest and will not have any principal balance.  The rights of the Certificateholders to receive distributions will be subordinated to the rights of the Noteholders to receive all amounts payable to them as distributions as described under “Application of Available Funds—Priority of Distributions”.

[If the issuing entity has a derivative or other instrument that is described in the prospectus whose primary purpose is not credit enhancement, add Item 1115 disclosure.  If applicable, add Item 1114 disclosure as required for any third party credit enhancement.]

[The Swap Counterparty and the Swap Agreement]

[______ will be the swap counterparty.  It is organized as a ______ under the laws of ______.  [Insert description of the general character of the business of the swap counterparty].

[The long-term credit rating assigned to the swap counterparty by Standard & Poor’s is currently ______, by Moody’s is currently ______ and by Fitch is currently ______.  The short term credit rating assigned to the swap counterparty by Standard & Poor’s is currently ______, by Moody’s is currently ______ and by Fitch is currently ______.]

[Insert description of the swap agreement, including specific events of default or termination events specified in the swap agreement.]

[Based on a reasonable good faith estimate of the maximum probable exposure, the significance percentage of the Interest Rate Swap Agreement is [less than 10%][10% or more but less than 20%][greater than 20%].

[To the extent that the significance percentage is 10% or more, but less than 20% provide the financial information required pursuant to Item 1115(b)(1) of Regulation AB, or to the extent that the significance percentage is 20% or more, provide the financial information required pursuant to Item 1115(b)(2) of Regulation AB; such information may be incorporated by reference to the extent permitted under Item 1100(c)(1) of Regulation AB.]

[The Credit Enhancement Provider and the [Credit Enhancement Agreement]]

[________ is the [credit enhancement provider]. It is organized as a ________ under the laws of ________. [Insert description of the general character of the business of the [credit enhancement provider]].

[The long-term credit rating assigned to the [credit enhancement provider] by Standard & Poor’s is currently _____, by Moody’s is currently _____ and by Fitch is currently _____. The short term credit rating assigned to the [credit enhancement provider] by Standard & Poor’s is currently _____, by Moody’s is currently _____ and by Fitch is currently _____.]

[Insert description of credit enhancement, applicable agreements and specific events of default or termination events with respect thereto.]

[To the extent the entity or group of entities providing credit enhancement is liable or contingently liable to provide payments representing 10% or more but less than 20% of the cash flow supporting the notes, provide the financial information required pursuant to Item 1114(b)(2)(i) of Regulation AB; such information may be incorporated by reference to the extent permitted under Item 1100(c)(1) of Regulation AB.]

[To the extent the entity or group of entities providing credit enhancement is liable or contingently liable to provide payments representing more than 20% of the cash flow supporting the notes, provide the financial information required pursuant to Item 1114(b)(2)(ii) of Regulation AB; such information may be incorporated by reference to the extent permitted under Item 1100(c)(1) of Regulation AB.]

Optional Prepayment

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option and subject to applicable notice provisions, to purchase all remaining Receivables from the Issuing Entity on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance.  The exercise of this right will effect the early retirement of the Notes.  See “Description of the Receivables Transfer and Servicing Agreements—Optional Purchase of Receivables”, in this prospectus supplement and “Certain Information Regarding the Securities—Optional Redemption” in the prospectus.

Controlling Class

So long as any Class A Notes are Outstanding, the Class A Notes will be the Controlling Class.  As a result, holders of the Class A Notes that are Outstanding generally will vote together as a single class under the Indenture.  Upon payment in full of the Class A Notes, the Class B Notes will be the Controlling Class.

The Indenture Trustee

U.S. Bank National Association will be the Indenture Trustee, registrar and paying agent under the Indenture.   U.S. Bancorp, with total assets exceeding $______ billion as of ______, 2009, is the parent company of U.S. Bank, the sixth largest commercial bank in the United States.  As of ______, 2009, U.S. Bancorp served approximately ______ million customers, operated over ______ branch offices in ______ states and had over ______ employees.  A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in ______ U.S. cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 209 S. LaSalle Street, Suite 300, Chicago, Illinois 60604.

U.S. Bank has provided corporate trust services since 1924.  As of ______, 2009, U.S. Bank was acting as trustee with respect to over ______ issuances of securities with an aggregate outstanding principal balance of over $______ trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of ______, 2009, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on ______ issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $______.

The Indenture Trustee shall make each monthly report available to each holder of Notes that provides appropriate certification in the form acceptable to the Indenture Trustee via the Indenture Trustee’s internet website at http://www.usbank.com/abs.  See “Description of the Receivables Transfer and Servicing Agreement—Servicer Will Provide Information to Indenture Trustee”.  Holders of Notes with questions, including regarding the use of the Indenture Trustee’s internet website, may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

Holders of Notes that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk of the Indenture Trustee and requesting a paper copy.  The Indenture Trustee shall have the right to change the way the monthly reports are distributed in order to make such distribution more convenient and/or more accessible to the holders of Notes.  The Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes.  The Indenture Trustee will not be liable for the dissemination of information in accordance with the Indenture or the Administration Agreement.

The Indenture Trustee will have various rights and duties with respect to the Notes.  See “Description of the Indenture” in this prospectus supplement and “The Trustees—The Indenture Trustee” and “The Indenture” in the prospectus for a further discussion of the rights and duties of the Indenture Trustee.  The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee and its affiliates.

Application of Available Funds

Sources of Funds for Distributions

The funds available to the Issuing Entity to make payments on the Notes on each Distribution Date will come from Available Funds, which will be the only funds that will be used to make payments to Noteholders on each Distribution Date.  The calculation of the funds available to make payments on the Notes is set forth in the definition of Available Funds under “Glossary of Terms”.

The following chart shows the sources of Available Funds for each Distribution Date:

Receivables
Servicer
DCFS USA
Reserve Fund
Collections on the Receivables, including payments from the obligors, Net Liquidation Proceeds, Insurance Proceeds, Recoveries, Dealer Recourse and prepayments and investment earnings on amounts on deposit in the Collection Account, if applicable.
Amounts paid to purchase Receivables in respect of which certain servicing covenants have been breached, and advances made by the Servicer, if any.
Amounts paid to repurchase certain ineligible Receivables.
The Reserve Fund Draw Amount.
Available Collections.
Available Funds
to be paid in accordance with "—Priority of Distributions".

Priority of Distributions

On each Distribution Date, so long as the Notes have not been accelerated following the occurrence of an Event of Default, the Issuing Entity will apply Available Funds in the following amounts and order of priority:

(1)
to the Servicer, for the related Collection Period, the Servicing Fee (plus any overdue Servicing Fees for one or more prior Collection Periods) and any Nonrecoverable Advances for the related Collection Period;

(2)
to the Indenture Trustee and the Owner Trustee, pro rata, if not previously paid, the fees and expenses due to each of them for the related Collection Period plus any overdue fees and expenses of the Trustees for one or more prior Collection Periods; provided, however, that the aggregate amount to be paid to the Trustees for such fees and expenses pursuant to this clause shall not exceed $_____ in any given calendar year;

(3)	[to the Swap Counterparty, the net amounts due under the Swap Agreements, excluding swap termination payments, if any;]

(4)
[pro rata, (a)] to the Note Payment Account for the benefit of the holders of Class A Notes, the Interest Distributable Amount, ratably, for each class of Class A Notes [and (b) to the Swap Counterparty, certain swap termination payments, if any, due under the Swap Agreements];

(5)	to the Note Payment Account for the benefit of the holders of the Notes, as a payment of principal, the Priority Principal Distributable Amount, if any;

(6)	to the Note Payment Account for the benefit of the holders of the Class B Notes, the Interest Distributable Amount for the Class B Notes;

(7)	to the Note Payment Account for the benefit of the holders of the Notes, as a payment of principal, the Secondary Principal Distributable Amount, if any;

(8)
to the Reserve Fund, the excess, if any, of the Reserve Fund Required Amount for that Distribution Date over the amount then on deposit in the Reserve Fund, after giving effect to all required withdrawals from the Reserve Fund on that Distribution Date;

(9)	to the Note Payment Account for the benefit of the holders of the Notes, as a payment of principal, the Regular Principal Distributable Amount for that Distribution Date;

(10)	[to the Swap Counterparty, swap termination payments, if any, due under the Swap Agreements, not paid pursuant to clause (4)(b);]

(11)	to any successor Servicer, any unpaid transition expenses due in respect of a transfer of servicing and any Additional Servicing Fees for the related Collection Period;

(12)
to the Trustees pro rata, the fees and expenses due to each of them for the related Collection Period plus any overdue fees and expenses of the Trustees for the immediately preceding Collection Period, to the extent that they have not previously been paid; and

(13)	to the Certificateholders, any amounts remaining after the foregoing distributions.

Each payment of principal referred to above shall be made in the priority set forth under “Description of the Notes—Payments of Principal—Priority and Amount of Principal Payments”.  [Any swap termination payments shall be made as described in “Description of the Swap Agreements—Defaults Under the Swap Agreements”.]

In addition, if the aggregate amount on deposit in the Collection Account and the Reserve Fund on any Distribution Date equals or exceeds the aggregate principal amount of the Notes, accrued and unpaid interest thereon[,] and all amounts due to the Servicer and the Trustees [and all amounts due to the swap counterparty], all such amounts will be applied up to the amount necessary to retire the Notes and pay such amounts due.

The following chart shows how payments from Available Funds are made on each Distribution Date unless the Notes are accelerated following the occurrence of an Event of Default:

Fees and Expenses of the Issuing Entity

As set forth in the table below, the Issuing Entity is obligated to pay the Servicing Fee to the Servicer and the fees and expenses of the Indenture Trustee and the Owner Trustee, subject to a cap, before it pays any amounts due on the Notes and any other liabilities.  The following table illustrates this arrangement.  In addition, the Servicer is obligated to pay the fees and expenses of the accountants in delivering their annual attestation report and the fee of the Administrator.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Collections on the Receivables	The Servicing Fee as described below under “Description of the Receivables Transfer and Servicing Agreements–Servicing Compensation and Expenses”
Indenture Trustee	Collections on the Receivables	$_____ per annum plus reasonable expenses(1)
Owner Trustee	Collections on the Receivables	$_____ per annum plus reasonable expenses(1)

________________________________________
(1)
Consists of out-of-pocket expenses, disbursements and advances incurred or made by such party, including costs of collection, subject to, except as otherwise provided herein, an annual aggregate limit of  $100,000.

Description of the Receivables Transfer and Servicing Agreements

We summarize below and under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus the material terms of the Receivables Purchase Agreement and the Sale and Servicing Agreement.  We will file a copy of these agreements with the SEC as an exhibit to a Current Report on Form 8-K.  This summary is not a complete description of all of the provisions of the Receivables Purchase Agreement and the Sale and Servicing Agreement.  We refer you to those documents.  This summary supplements, and should be read together with, the description of the Receivables Purchase Agreement and the Sale and Servicing Agreement set forth under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

DCFS USA will agree in the Receivables Purchase Agreement to repurchase from the Issuing Entity any Receivable as to which DCFS USA has breached a representation or warranty if that breach materially and adversely affects the interest of the Depositor, the Issuing Entity or any Noteholder in that Receivable and DCFS USA has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which DCFS USA becomes aware of, or receives written notice of, such breach.  DCFS USA will repurchase such Receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount into the Collection Account on the related Deposit Date.  The Depositor will assign to the Issuing Entity, pursuant to the Sale and Servicing Agreement, all of its rights under the Receivables Purchase Agreement, including its right to cause DCFS USA to repurchase Receivables as to which there has been a breach of a representation or warranty.  The repurchase obligation of DCFS USA under the Receivables Purchase Agreement, as assigned to the Issuing Entity under the Sale and Servicing Agreement, will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Trustees and the Certificateholders for any uncured breach of a representation or warranty relating to the Receivables as contained in the Receivables Purchase Agreement.

Servicing the Receivables

The Servicer, pursuant to the Sale and Servicing Agreement, will service, manage, maintain custody of and collect amounts due under the Receivables.  The Servicer will make reasonable efforts to collect all payments due under the Receivables and will, consistent with the Sale and Servicing Agreement, follow the collection practices and procedures it follows with respect to comparable motor vehicle installment sales contracts and installment loans that it owns or services for itself or others.  The Servicer will continue to follow its normal collection practices and procedures to the extent necessary or advisable to realize upon any Defaulted Receivables.  The Servicer may sell the Financed Vehicle securing any Defaulted Receivable at a public or private sale or take any other action permitted by applicable law.

The Servicer may, in its sole discretion but consistent with its normal practices and procedures, extend the payment schedule applicable to any Receivable for credit-related reasons; provided, however, that if the extension of a payment schedule causes a Receivable to remain outstanding after the last day of the Collection Period preceding the Final Scheduled Distribution Date for the Class B Notes, the Servicer will, pursuant to the Sale and Servicing

Agreement, purchase that Receivable for an amount equal to the Purchase Amount as of the last day of the Collection Period which includes the 30th day after the date of discovery by or notice to the Servicer of such extension.  The purchase obligation of the Servicer under the Sale and Servicing Agreement will constitute the sole remedy available to the Issuing Entity, the Noteholders, the Trustees and the Certificateholders for any extension of a payment schedule that causes a Receivable to remain outstanding after the Collection Period preceding the Final Scheduled Distribution Date for the Class B Notes.

Accounts

In addition to the accounts referred to under “Description of the Receivables Transfer and Servicing Agreements—Accounts” in the prospectus, the Servicer will establish the Reserve Fund for the benefit of the Noteholders, the Trustees and the Servicer.

So long as the Servicer is entitled to deposit collections on or in respect of the Receivables into the Collection Account on a monthly basis, all net investment earnings on funds on deposit in the Collection Account will be distributed to the Indenture Trustee.  In the event that the Servicer is required to make such deposits on a daily basis, all such net investment earnings will be retained in the Collection Account and available to be distributed to the Noteholders in accordance with “Application of Available Funds—Priority of Distributions”.

As of the Closing Date, the Servicer will be permitted to retain all collections received on or in respect of the Receivables during each Collection Period and deposit such collections into the Collection Account on the related Deposit Date.  See “Description of the Receivables Transfer and Servicing Agreements—Collections” in the prospectus.

Advances

The Servicer, at its option, may make Advances in respect of a Collection Period on the related Deposit Date.  The Servicer shall make an Advance only to the extent that the Servicer, in its sole discretion, shall determine that such Advance shall be recoverable and the Servicer shall not be obligated to make such Advance.  The Servicer will recover Advances from (i) subsequent payments made by or on behalf of the related obligor, (ii) Net Liquidation Proceeds and Recoveries and (iii) the Purchase Amount or, upon the Servicer’s determination that such Advance is a Nonrecoverable Advance, from Available Collections as described in clause (1) under “Application of Available Funds—Priority of Distributions”.

Servicing Compensation and Expenses

The Servicer will be entitled to receive the Servicing Fee on each Distribution Date.  The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from any prior Distribution Date, will be payable on each Distribution Date.  The Servicing Fee will be paid only to the extent of the funds deposited into the Collection Account with respect to the Collection Period relating to such Distribution Date, plus funds, if any, deposited into the Collection Account from the Reserve Fund.  The Servicer will also be entitled to retain as a supplemental servicing fee for each Collection Period, any late fee, prepayment fee and other administrative fees and expenses collected during the Collection Period.  See “Description of the Receivables Transfer and Servicing Agreements—Servicing Compensation and Expenses” in the prospectus.

Waiver of Past Events of Servicing Termination

The holders of Notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class may, on behalf of all Noteholders, waive any Event of Servicing Termination and its consequences, except a default in making any required deposits to or payments from the Collection Account, the Note Payment Account or the Reserve Fund in accordance with the Sale and Servicing Agreement.  No waiver of a default by the Servicer in the performance of its obligations under the Sale and Servicing Agreement will impair the rights of the Noteholders with respect to any subsequent or other Event of Servicing Termination.  See “Description of the Receivables Transfer and Servicing Agreements—Waiver of Past Events of Servicing Termination” in the prospectus.

Optional Purchase of Receivables

In order to avoid excessive administrative expense, the Servicer will be permitted, at its option, to purchase all remaining Receivables from the Issuing Entity on any Distribution Date if the Pool Balance as of the close of business on the last day of the related Collection Period is 10% or less of the Cutoff Date Pool Balance.  The exercise of the Optional Purchase Right will effect the early retirement of the Notes.

The price to be paid by the Servicer in connection with the exercise of this option will equal the aggregate Purchase Amount of the Receivables; provided, however, that the purchase price paid by the Servicer for the remaining Receivables, together with amounts on deposit in the Reserve Fund and the Collection Account, must equal or exceed the Note Balance as of the purchase date, plus accrued but unpaid interest on each class of Notes at the related Interest Rate through the related Interest Period, plus all amounts due to the Servicer in respect of its servicing compensation, any unreimbursed Advances[,] and all amounts owed to the Trustees [and all amounts due to the swap counterparty under the Interest Rate Swap Agreement].  The Servicer will notify the Trustees, the Depositor, the Servicer and the Rating Agencies of its intent to exercise its Optional Purchase Right not less than ten days prior to the related Distribution Date.  The exercise of the Optional Purchase Right will effect the early retirement of the Notes.  See “Description of the Receivables Transfer and Servicing Agreements—Termination” in the prospectus.

Deposits to the Collection Account

As of the Closing Date, with respect to each Distribution Date, the Servicer will deposit all amounts received on or in respect of the Receivables during the related Collection Period into the Collection Account on the related Deposit Date.  See “Description of the Receivables Transfer and Servicing Agreements—Collections” in the prospectus.

To the extent necessary to make the required payments on any Distribution Date, on or before such Distribution Date, the Servicer will instruct the Indenture Trustee to withdraw and deposit (or cause to be withdrawn and deposited) into the Collection Account, the Reserve Fund Draw Amount from the Reserve Fund.

Servicer Will Provide Information to Indenture Trustee

On or before each Determination Date, the Servicer will provide the Indenture Trustee with certain information specified in the Sale and Servicing Agreement with respect to the related Distribution Date and the related Collection Period, including:

•	the aggregate amount of collections on the Receivables;

•	the aggregate amount of Defaulted Receivables;

•	the aggregate Purchase Amount of Receivables to be repurchased by the Depositor or to be purchased by the Servicer;

•	the Reserve Fund Draw Amount, if any;

•	the Reserve Fund Amount;

•	the Reserve Fund Required Amount;

•	the aggregate amount to be distributed as principal and interest on the Notes;

•
the Priority Principal Distributable Amount, the Secondary Principal Distributable Amount, the Regular Principal Distributable Amount and the Interest Distributable Amount for each class of Class A Notes and the Class B Notes;

•
the Pool Balance as of the last day of the related Collection Period (after giving effect to all payments made on such Distribution Date), the Overcollateralization Target Amount for such Distribution Date and the amount by which such Pool Balance will exceed the Note Balance after giving effect to all payments to be made on such Distribution Date;

•	the Nonrecoverable Advances, if any;

•	the Trustees’ Fees; and

•	the Servicing Fee.

The Servicer will provide a monthly report containing the information specified above (and, at the option of the Servicer, any additional files containing the same information in an alternative format) to the Indenture Trustee.  The Indenture Trustee will provide the monthly report to any holder of Notes that provides appropriate certification in the form acceptable to the Indenture Trustee (which may be submitted electronically via the Indenture Trustee’s internet site, initially located at www.usbank.com/abs).  See “Description of the Notes – The Indenture Trustee”.

The Servicer will also provide in the monthly report a factor which you can use to compute your portion of the principal amount outstanding of the Notes.  See “Note Factors and Trading Information” in the prospectus.

Description of the Trust Agreement

We summarize below and under “Description of the Transfer and Servicing Agreements” in the prospectus the material terms of the Trust Agreement.  We will file a copy of the Trust Agreement with the SEC as an exhibit to a Current Report on Form 8-K.  This summary is not a complete description of all of the provisions of the Trust Agreement.  We refer you to that document.  This summary supplements, and should be read together with, the description of the Trust Agreement set forth under “Description of the Receivables Transfer and Servicing Agreements” in the prospectus.

The Depositor formed the Issuing Entity pursuant to a trust agreement between the Depositor and the Owner Trustee that will be amended and restated by the Trust Agreement.  The Issuing Entity will, concurrently with the transfer of the Receivables to the Issuing Entity pursuant to the Sale and Servicing Agreement, issue the Certificates pursuant to the Trust Agreement.

Description of the Indenture

We summarize below and under “The Indenture” in the prospectus the material terms of the Indenture.  We will file a copy of the Indenture with the SEC as an exhibit to a Current Report on Form 8-K.  This summary is not a complete description of all of the provisions of the Indenture.  We refer you to that document.  This summary supplements, and should be read together with, the description of the Indenture set forth under “The Indenture” in the prospectus.

Rights Upon Event of Default

If the property of the Issuing Entity is sold following the occurrence of an Event of Default, the Indenture Trustee will apply or cause to be applied the proceeds of that sale first to pay all amounts due to the Indenture Trustee as compensation under the Indenture and then as Available Funds as described under “Description of the Notes—Priority of Distributions Will Change if the Notes Are Accelerated Following an Event of Default”.  See “The Indenture—Rights Upon Event of Default” in the prospectus.

If the property of the Issuing Entity is sold following the occurrence of an Event of Default and the proceeds of that sale are insufficient to pay in full the principal amount of and all accrued but unpaid interest on the Notes, the Indenture Trustee will withdraw or will cause to be withdrawn, available amounts from the Reserve Fund.

Legal Proceedings

[Insert description of any legal proceedings pending against the sponsor, depositor, owner trustee, indenture trustee, issuing entity, servicer, originator or other material party, or of which any property of the foregoing is subject that is material to securityholders (or state that there are no such proceedings).  Include similar information as to any such proceedings known to be contemplated by governmental authorities.]

Material Federal Income Tax Consequences

In the opinion of Sidley Austin llp, counsel to the Depositor and federal tax counsel to the Issuing Entity, for federal income tax purposes, the Offered Notes will be characterized as debt if held by persons other than the beneficial owner of the equity interest in the Issuing Entity, and the Issuing Entity will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.  See “Material Federal Income Tax Consequences” in the prospectus.  For a discussion of possible alternative treatments of notes not properly characterized as debt, see “Material Federal Income Tax Consequences—Trusts Treated as Partnerships—Tax Consequences to Holders of the Notes—Possible Alternative Treatments of the Notes” and “—Tax Consequences to Holders of the Certificates” in the prospectus.

ERISA Considerations

The Offered Notes may, in general, be purchased by, on behalf of or with “plan assets” of Plans.  Although we cannot assure you in this regard, the Offered Notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the Offered Notes:

•
are expected to be treated as indebtedness under applicable local law and will, in the opinion of federal tax counsel to the Issuing Entity, be treated as debt, rather than equity, for federal income tax purposes (see “Material Federal Income Tax Consequences” in the prospectus); and

•	should not be deemed to have any “substantial equity features”.

See “ERISA Considerations” in the prospectus.

The acquisition and holding of Notes of any class by or on behalf of a Plan could be considered to give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the Issuing Entity, the Owner Trustee, the Indenture Trustee, a holder of 50% or more of the equity interest in the Issuing Entity or any of their respective affiliates is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Internal Revenue Code, respectively) with respect to such Plan.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities—for example, PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; and PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”.  In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase or holding of securities.  Each investor in an Offered Note, by its acceptance of the Offered Note or a beneficial interest therein, will be deemed to represent either that it is not a Plan (or any other benefit plan subject to Similar Law), and is not investing on behalf of or with plan assets of a Plan (or any other benefit plan subject to Similar Law), or that its acquisition and holding of the Offered Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or a violation of any applicable Similar Law.

Because the Issuing Entity, the Depositor, the Servicer, the Trustees, the underwriters or any of their respective affiliates may receive certain benefits in connection with the sale of the Notes, the purchase of Notes using plan assets over which any of such parties has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA or Section 4975 of the Internal Revenue Code for which no exemption may be available.  Accordingly, any investor considering a purchase of Notes using plan assets should consult with its counsel if the Issuing Entity, the Depositor, the Servicer, either Trustee, any underwriter or any of their respective affiliates has investment authority or administrative discretion or provides advice for a direct or indirect fee with respect to such assets or is an employer maintaining or contributing to the Plan.  For additional information regarding treatment of the Notes under ERISA, see “ERISA Considerations” in the prospectus.

The sale of Notes to a Plan is in no respect a representation by the Issuing Entity or any underwriter of the Notes that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Underwriting

Subject to the terms and conditions set forth in the underwriting agreement, the Depositor has agreed to sell to each of the underwriters named below, for whom J.P. Morgan Securities Inc. is acting as representative, and each of those underwriters has severally agreed to purchase, the initial principal amounts of Offered Notes set forth opposite its name below:

Underwriters of the Offered Notes	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2 Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
J.P. Morgan Securities Inc.	$	$	$	$
_____________________.
_____________________.
_____________________.
Total	$	$	$	$

The Depositor has been advised by the representative of the underwriters that the underwriters propose initially to offer the Offered Notes to the public at the applicable prices set forth on the cover page of this prospectus supplement.  After the initial public offering of the Offered Notes, the public offering prices may change.

The underwriting discounts and commissions are set forth on the cover page of this prospectus supplement.  After the initial public offering of the Offered Notes, these discounts and commissions may change.  The selling concessions that the underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each class of Offered Notes shall be as follows:

	Selling Concessions not to exceed	Reallowance not to exceed
Class A-1 Notes	%	%
Class A-2 Notes	%	%
Class A-3 Notes	%	%
Class A-4 Notes	%	%

The Offered Notes are new issues of notes and there currently is no secondary market for the Offered Notes.  The underwriters for the Offered Notes expect to make a secondary market for the related Offered Notes, but will not be obligated to do so.  We cannot assure you that a secondary market for the Offered Notes will develop.  If a secondary market for the Offered Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Offered Notes.

The Class B Notes may be offered by the Depositor or one or more of its affiliates from time to time, directly or through one or more initial purchasers or agents in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale.  There currently is no distribution arrangement in effect for the

Class B Notes.  Proceeds to the Depositor or one or more of its affiliates from any sale of Class B Notes will be equal to the purchase price paid by the purchaser, net of any expenses payable by the Depositor or one or more of its affiliates and any compensation payable to any initial purchaser or agent.

In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with DCFS USA, the Servicer, the Depositor and their respective affiliates.  The Indenture Trustee or the Servicer may, from time to time, invest the funds in the Collection Account and the Reserve Fund in investments acquired from or issued by the underwriters or their affiliates.

DCFS USA and the Depositor have agreed to indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect thereof.

The closing of the sale of each class of Offered Notes is conditioned on the closing of the sale of each other class of Notes.  The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the Offered Notes is subject to, among other things, the receipt of certain legal opinions.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the Depositor or the underwriter will promptly deliver, without charge, a paper copy of this prospectus supplement and the prospectus.

For additional information regarding the underwriting of your Offered Notes, see “Plan of Distribution” in the prospectus.

Legal Opinions

Certain legal matters relating to the Notes, including certain federal income tax matters, have been passed upon for the Depositor by Sidley Austin llp, San Francisco, California.  Certain legal matters relating to the Issuing Entity have been passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Simpson Thacher & Bartlett LLP, New York, New York, will act as counsel for the underwriters.

Glossary of Terms

Additional defined terms used in this prospectus supplement are defined under “Glossary of Terms” in the prospectus.

“ABS” means the Absolute Prepayment Model which is used to measure prepayments on receivables and described under “Weighted Average Lives of the Notes”.

“ABS Tables” means the tables captioned “Percent of Initial Note Principal Amount at Various ABS Percentages”.

“Additional Servicing Fee” means, with respect to any Collection Period, the excess of the servicing fee of any successor Servicer for such Collection Period over the Servicing Fee for such Collection Period.

“Administration Agreement” means the Administration Agreement, dated as of ________1, 2009, among the Administrator, the Depositor, the Issuing Entity and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“Administrator” means DCFS USA, as administrator under the Administration Agreement, and its successors in such capacity.

“Advance” means, with respect to a Receivable and any Collection Period, payment by the Servicer of an amount equal to the amount, if any, by which 30 days of interest at a rate equal to the related Contract Rate on the Principal Balance of such Receivable as of the opening of business on the first day of such Collection Period exceeds the amount of interest actually received on such Receivable during such Collection Period.

“Available Collections” means, for any Distribution Date, the sum of the following amounts with respect to the related Collection Period:

•	all obligor payments received by the Servicer with respect to the Receivables during the related Collection Period that were received after the Cutoff Date;

•
all Net Liquidation Proceeds, Insurance Proceeds (with respect to Receivables that are not Defaulted Receivables), Recoveries and Dealer Recourse received with respect to the Receivables during the Collection Period;

•	Advances made by the Servicer for the related Collection Period;

•
in the event that the Servicer is required to deposit collections received on or in respect of the Receivables into the Collection Account on a daily, rather than monthly, basis, net investment earnings on funds on deposit in the Collection Account;

•	the Purchase Amount of each Receivable that became a Purchased Receivable during the Collection Period; and

•
all prepayments received with respect to the Receivables during the Collection Period attributable to any refunded item included in the amount financed of a Receivable, including amounts received as a result of rebates of extended warranty contract costs and insurance premiums and proceeds received under physical damage, theft, credit life and credit disability insurance policies;

provided, however, that Available Collections will exclude (1) all payments and proceeds (including Net Liquidation Proceeds and Recoveries) received with respect to any Purchased Receivable the Purchase Amount of which has been included in Available Collections for a prior Collection Period, and (2) payments received on any Receivable to the extent that the Servicer has previously made an unreimbursed Advance with respect to such Receivable and is entitled to reimbursement from such payments.

“Available Funds” means, for any Distribution Date, the sum of Available Collections[,] and the Reserve Fund Draw Amount [and the net amount paid to the Issuing Entity under the Interest Rate Swap Agreement].

“Certificateholders” means holders of record of the Certificates.

“Certificates” means the Mercedes-Benz Auto Receivables Trust 2009-1 Certificates.

“Class A Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Notes” means the $____________ aggregate principal amount of the Issuing Entity’s Class A-1 ___% Asset Backed Notes.

“Class A-2 Notes” means the $____________ aggregate principal amount of the Issuing Entity’s Class A-2 ___% Asset Backed Notes.

“Class A-3 Notes” means the $____________ aggregate principal amount of the Issuing Entity’s Class A-3 ___% Asset Backed Notes.

“Class A-4 Notes” means the $____________ aggregate principal amount of the Issuing Entity’s Class A-4 ___% Asset Backed Notes.

“Class B Notes” means the $____________ aggregate principal amount of the Issuing Entity’s Class B ___% Asset Backed Notes.

“Closing Date” means the date on which the Notes are initially issued, which is expected to be on or about ________, 2009.

“Collection Account” means the account established by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders into which the Servicer will be required to deposit collections on the Receivables and other amounts.

“Collection Period” means, with respect to any Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs, except that the first Collection Period will be the period from but excluding the Cutoff Date to and including _______________, 2009.

“Contract Rate” means, with respect to any Receivable, the annual percentage rate of interest stated in such Receivable.

“Controlling Class” means the Class A Notes that are Outstanding as long as any Class A Notes are Outstanding and thereafter the Class B Notes.

“Cutoff Date” means the opening of business on or about _____________, 2009, the date after which the Issuing Entity will be entitled to collections of principal and interest received on the Receivables.

“Cutoff Date Pool Balance” means the Pool Balance as of the Cutoff Date.

“Dealer” means the dealer of motor vehicles who sold a Financed Vehicle and who originated and assigned the Receivable relating to such Financed Vehicle to DCFS USA under an existing agreement between such dealer and DCFS USA.

“Dealer Recourse” means, with respect to a Receivable, all recourse rights against the Dealer which originated the Receivable, and any successor to such Dealer.

“Defaulted Receivable” means a Receivable as to which any of the following has occurred:

•	any payment, or any part of any payment, due under the Receivable has become 120 days or more delinquent, whether or not the Servicer has repossessed the related Financed Vehicle;

•	the Servicer has repossessed and sold the related Financed Vehicle; or

•	the Servicer has charged off any portion of the Principal Balance of the Receivable or has determined in accordance with its customary practices that the Receivable is uncollectible;

provided, however, that a Receivable will not become a Defaulted Receivable until the last day of the month during which one of these events first occurs; and, provided further, that any Receivable which DCFS USA or the Servicer has repurchased or purchased under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable, will not be deemed to be a Defaulted Receivable.

“Depositor” means Daimler Retail Receivables, in its capacity as Depositor under the Trust Agreement, and its successors in such capacity.

“Determination Date” means the third Business Day preceding each Distribution Date.

“Distribution Date” means the date on which the Issuing Entity will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing ____________, 2009.

“Final Scheduled Distribution Date” means, for each class of Notes, the related date set forth under “Description of the Notes—Payments of Principal—Final Scheduled Distribution Dates”.

“Financed Vehicles” means the new or used motor vehicles financed by the Receivables.

“Fitch” means Fitch Ratings, Inc., and its successors.

“FRBNY” means the Federal Reserve Bank of New York, and its successors.

“Indenture” means the Indenture, dated as of ________ 1, 2009, between the Issuing Entity and the Indenture Trustee, as amended, supplemented or otherwise modified from time to time.

“Indenture Trustee” means U.S. Bank, as indenture trustee under the Indenture, and its successors in such capacity.

“Insurance Proceeds” means proceeds paid by any insurer under a comprehensive and collision or limited dual interest insurance relating to a Receivable, other than funds used for the repair of the related Financed Vehicle or otherwise released to the related obligor in accordance with normal servicing procedures, after reimbursement to the Servicer for expenses recoverable under the related insurance policy.

“Interest Carryover Shortfall Amount” means, with respect to any Distribution Date and a class of Notes, the excess, if any, of the Interest Distributable Amount for that class of Notes on the immediately preceding Distribution Date over the amount in respect of interest that is actually deposited in the Note Payment Account with respect to that class of Notes on that preceding Distribution Date.

“Interest Distributable Amount” means, with respect to any Distribution Date and a class of Notes, the sum of the Monthly Interest Distributable Amount and the Interest Carryover Shortfall Amount for that class of Notes for that Distribution Date.

“Interest Period” means, with respect to any Distribution Date and the:

•
Class A-1 Notes, the period from, and including, the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the current Distribution Date; and

•
Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class B Notes, the period from, and including the 15th day of the month of the prior Distribution Date (or from, and including, the Closing Date with respect to the first Distribution Date) to, but excluding, the 15th day of the month of the current Distribution Date (assuming each month has 30 days).

“Interest Rate” means, with respect to any class of Notes, the interest rate for that class set forth under “Description of the Notes—Payments of Interest”.

[“Interest Rate Swap Agreement” means the interest rate swap agreement, consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and a confirmation corresponding to each class or tranche of floating rate Notes, between the Issuing Entity and the swap counterparty in effect on the Closing Date, as amended, supplemented, modified or replaced.]

“Issuing Entity” means Mercedes-Benz Auto Receivables Trust 2009-1, and its successors.

“Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any class of Notes, the interest due on that class of Notes for the related Interest Period calculated based on the Interest Rate and the principal amount of that class of Notes on the preceding Distribution Date after giving effect to all payments of principal to holders of that class of Notes on or prior to that Distribution Date, or, in the case of the first Distribution Date, on the original principal amount of that class of Notes as of the Closing Date.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Liquidation Proceeds” means all amounts received by the Servicer, from whatever source (including Insurance Proceeds), with respect to any Defaulted Receivable during the Collection Period in which such Receivable became a Defaulted Receivable, minus the sum of:

•
expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the obligor.

“Nonrecoverable Advance” means an Advance which the Servicer determines is nonrecoverable from payments made on or in respect of the Receivable as to which such Advance was made.

“Non-United States Person” means a person other than a United States Person.

“Note Balance” means, at any time, the aggregate principal amount of all Notes Outstanding at such time.

“Note Payment Account” means the account established by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement for the benefit of the Noteholders.

“Noteholders” means holders of record of the Notes.

“Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes.

“Offered Notes” means the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

“Optional Purchase Right” means the Servicer’s right to purchase all outstanding Receivables from the Issuing Entity on any Distribution Date following the last day of a Collection Period as of which the Pool Balance is equal to or less than 10% of the Cutoff Date Pool Balance.

“Outstanding” means, as of any Distribution Date, all Notes authenticated and delivered under the Indenture except:

•	Notes canceled by the Note registrar or delivered to the Note registrar for cancellation;

•
Notes or portions of the Notes of the payment for which money in the necessary amount has been deposited with the Indenture Trustee in trust for the Noteholders; provided, however, that if the Notes are to be redeemed, notice of such redemption must have been given pursuant to the Indenture or provision for such notice must have been made in a manner satisfactory to the Indenture Trustee; and

•
Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a protected purchaser; provided, however, that in determining whether the Noteholders of the requisite principal amount of the Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or under any other transaction document, Notes owned by the Issuing Entity, any other obligor upon the Notes, the Depositor, the Sponsor, the Servicer or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding unless all of the Notes of the related Class or Classes are owned by the Issuing Entity, any other obligor upon the Notes, the Depositor, the Seller, the Servicer or any of their respective Affiliates.

“Overcollateralization Target Amount” means, with respect to any Distribution Date, the greater of (i) ___% of the Pool Balance as of the last day of the related Collection Period and (ii) 0.__% of the Cutoff Date Pool Balance.

“Owner Trustee” means Wilmington Trust Company, acting not in its individual capacity but solely as owner trustee under the Trust Agreement, and its successors in such capacity.

“Pool Balance” means, as of any date, the aggregate Principal Balance of the Receivables.

“Principal Balance” means, with respect to any Receivable as of any date, the amount financed under such Receivable minus the sum of:

•	that portion of all scheduled payments actually received on or prior to such date allocable to principal using the simple interest method;

•	any rebates of extended warranty contract costs and physical damage, theft, credit life or credit disability insurance premiums included in the amount financed; and

•	any full or partial prepayment applied to reduce the unpaid principal balance of such Receivable;

provided, however, that the Principal Balance of a Defaulted Receivable will be zero as of the last day of the Collection Period during which it became a Defaulted Receivable and the Principal Balance of a Purchased Receivable will be zero as of the last day of the Collection Period during which it became a Purchased Receivable.

“Priority Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of the principal amount of the Class A Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) over the Pool Balance as of the last day of the related Collection Period; provided, however, that, on and after the Final Scheduled Distribution Date for any class of Class A Notes, the Priority Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding principal balance of that class of Class A Notes to zero.

“Purchase Amount” means the price at which the Servicer must purchase a Receivable, which price equals the Principal Balance of such Receivable plus interest accrued thereon at the related Contract Rate through the last day of the Collection Period of repurchase.

“Purchased Receivable” means a Receivable repurchased as of the last day of a Collection Period from the Issuing Entity by the Servicer because of a breach of a representation, warranty or servicing covenant under the Receivables Purchase Agreement or the Sale and Servicing Agreement, as applicable.

“Rating Agency” means Standard & Poor’s and Moody’s.

“Receivables” means the motor vehicle installment sales contracts and installment loans transferred by the Depositor to the Issuing Entity pursuant to the Sale and Servicing Agreement.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of ________1, 2009, between DCFS USA and the Depositor, as amended, supplemented or otherwise modified from time to time.

“Recoveries” means, with respect to any Collection Period following the Collection Period in which a Receivable became a Defaulted Receivable, all amounts received by the Servicer, from whatever source (including Insurance Proceeds) with respect to such Defaulted Receivable during such Collection Period, minus the sum of:

•
expenses incurred by the Servicer in connection with the collection of such Defaulted Receivable and the repossession and disposition of the related Financed Vehicle (to the extent not previously reimbursed to the Servicer); and

•	all payments required by law to be remitted to the obligor.

“Regular Principal Distributable Amount” means, with respect to any Distribution Date, an amount equal to the lesser of (i) the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and (ii) an amount equal to:

•
the excess, if any, of the sum of the aggregate principal amount of the Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date) and the Overcollateralization Target Amount over the Pool Balance as of the last day of the related Collection Period; minus

•	the amount of the Priority Principal Distributable Amount and the Secondary Principal Distributable Amount, if any, in each case for that Distribution Date.

“Required Payment Amount” means, for any Distribution Date, the aggregate amount to be applied on that Distribution Date in accordance with clauses (1) through (7) under “Application of Available Funds—Priority of Distributions”.

“Reserve Fund” means the account established and maintained by the Servicer in the name of the Indenture Trustee pursuant to the Sale and Servicing Agreement into which the Reserve Fund Deposit will be deposited and into which the Indenture Trustee will make the other deposits and withdrawals specified in this prospectus supplement.

“Reserve Fund Amount” means, for any Distribution Date, the amount on deposit in and available for withdrawal from the Reserve Fund after giving effect to all deposits to and withdrawals from the Reserve Fund on the preceding Distribution Date (or in the case of the first Distribution Date, the Closing Date).

“Reserve Fund Deposit” means an amount equal to ___% of the Cutoff Date Pool Balance.

“Reserve Fund Draw Amount” means, for any Distribution Date, the lesser of:

•	the amount, if any, by which the Required Payment Amount for that Distribution Date exceeds the Available Funds (excluding any Reserve Fund Draw Amount) for that Distribution Date; and

•	the Reserve Fund Amount for that Distribution Date;

provided, however, that, if on the last day of the related Collection Period the Pool Balance is zero, the Reserve Fund Draw Amount for that Distribution Date will equal the Reserve Fund Amount for that Distribution Date.

“Reserve Fund Required Amount” means, for any Distribution Date, the greater of ___% of the Pool Balance as of the last day of the related Collection Period and ___% of the Cutoff Date Pool Balance; provided, however, that the Reserve Fund Required Amount (i) may not be greater than the aggregate outstanding principal amount of the Notes and (ii) will be zero if the Pool Balance as of the last day of the related Collection Period is zero.

“Sale and Servicing Agreement” means the Sale and Servicing Agreement, dated as of ______ 1, 2009, among the Issuing Entity, the Depositor, DCFS USA and the Servicer, as amended, supplemented or otherwise modified from time to time.

“Secondary Principal Distributable Amount” means, with respect to any Distribution Date, the excess, if any, of the aggregate principal amount of the Class A Notes and the Class B Notes on that Distribution Date (before giving effect to any payments made to holders of the Notes on that Distribution Date), over the Pool Balance as of the last day of the related Collection Period, if any, less the Priority Principal Distributable Amount; provided however that on and after the Final Scheduled Distribution Date for the Class B Notes, the Secondary Principal Distributable Amount will not be less than the amount that is necessary to reduce the outstanding principal balance of the Class B Notes to zero.

“Servicer” means DCFS USA, in its capacity as servicer under the Sale and Servicing Agreement, and its successors in such capacity; provided that, to the extent DCFS USA appoints a subservicer to subservice the Receivables, except as otherwise indicated by the context, references to “Servicer” in this prospectus supplement will mean the Servicer or a subservicer, as the case may be.

“Servicing Fee” means a fee payable to the Servicer on each Distribution Date for the related Collection Period for servicing the Receivables which is equal to the product of 1/12 of 1.00% and the Pool Balance as of the first day of that Collection Period (or as of the Cutoff Date in the case of the first Distribution Date).

“Sponsor” means DCFS USA.

“Standard & Poor’s” means Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., and its successors.

“TALF” means the FRBNY’s Term Asset-Backed Securities Loan Facility.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of ________ 1, 2009, between the Depositor and the Owner Trustee, as amended, supplemented or otherwise modified from time to time.

“Trustees” means the Indenture Trustee and the Owner Trustee.

“U.S. Bank” means U.S. Bank National Association.

APPENDIX A

Static Pool Information

Vintage Pool Summaries

[To come]

Static Pool Information

[To come]

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ANNEX I

Global Clearance, Settlement and
Tax Documentation Procedures

The globally-offered securities to be issued from time to time will initially be available only in book-entry form.  Investors in the globally-offered securities may hold those securities through any of DTC, Clearstream or Euroclear.  The globally-offered securities will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice.

Secondary market trading between investors holding globally-offered securities through DTC will be conducted in accordance with the rules and procedures applicable to United States corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

See “Certain Information Regarding the Securities—Book-Entry Registration” in the prospectus for further information.

A beneficial owner of globally-offered securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons (or, in the case of a Non-United States Person holding the securities through a partnership, such other rate as is applicable), unless each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and that beneficial owner takes steps to obtain one of the following exemptions or reduced tax rate:

Exemption for Non-United States Persons.  Non-United States Persons that are beneficial owners of the Notes and are individuals or entities treated as corporations for federal income tax purposes can generally obtain a complete exemption from the withholding tax by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  A Non-United States Person not described in the foregoing sentence that beneficially owns a note may be subject to more complex rules.

Exemption for Non-United States Persons with Effectively Connected Income.  Non-United States Persons, including non-United States corporations or banks with a United States branch, that are beneficial owners of the Notes and for which the related interest income is effectively connected with the conduct of a trade or business in the United States can obtain a complete exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholdings on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or Reduced Rate for Non-United States Persons Resident in Treaty Countries.  Non-United States Persons that for federal income tax purposes are individuals or entities treated as corporations that beneficially own the Notes and reside in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  A Non-United States Person not described in the foregoing sentence that beneficially owns a Note may be subject to more complex rules.

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Exemption for United States Persons.  United States Persons that are beneficial owners of the Notes can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

United States Federal Income Tax Reporting Procedure.  The beneficial owner of a globally-offered security files by submitting the appropriate form to the person through whom he holds, which person would be the clearing agency in the case of persons holding directly on the books of the clearing agency.  Form W-8ECI and Form W-8BEN are effective from the date the form is signed through the end of the third succeeding calendar year.  If the information on either Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of such change.  Form W-8BEN and Form W-8ECI may be filed by the beneficial owner of a security or its agent.

This summary does not deal with all aspects of United States federal income tax withholding that may be relevant to foreign holders of the globally-offered securities.  We suggest that you read “Material Federal Income Tax Consequences” in the prospectus for further information and consult your own tax advisors with respect to the tax consequences of holding or disposing of the globally-offered securities.  The information contained in this Annex I is an integral part of the prospectus supplement to which it is attached.

A-I-2

ANNEX II

TALF CONSIDERATIONS

As of the Closing Date, the Offered Notes will constitute “eligible collateral” under TALF.  The Offered Notes and the Receivables will satisfy all applicable criteria for asset-backed securities relating to “prime auto retail loans” under TALF, and the Issuing Entity and the sponsor have certified to the FRBNY that they have satisfied, or have undertaken to satisfy, all applicable requirements under TALF, as set forth in the “Certification as to TALF Eligibility for Non-Mortgage-Backed ABS” attached as Annex III to this prospectus supplement.  The applicable criteria and other requirements for “eligible collateral” are summarized below.  The information contained in this section regarding the requirements of TALF is based on the TALF Terms and Conditions as in effect on the date hereof and the frequently asked questions posted by the FRBNY at http://www.newyorkfed.org.  The pricing date for the Offered Notes is expected to coincide with the ________ TALF subscription date and the Closing Date for the Offered Notes is expected to coincide with the ________ TALF settlement date.

As of the Cutoff Date, the Receivables will have the following characteristics:

•	all of the Receivables are U.S. dollar-denominated;

•	all of the Receivables will be retail auto loans relating to cars and light trucks and do not include exposures that are themselves cash or synthetic asset-backed securities;

•
all or substantially all of the credit exposures underlying the securities are exposures that are both (a) originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S.-domiciled obligors; “all or substantially all” in this context means 95% or more of the dollar amount of the Receivables;

•
all or substantially all of the Receivables will have been originated on or after October 1, 2007; “all or substantially all” in this context means 85% or more of the dollar amount of the Receivables; and

•
the weighted average FICO® score of the Receivables (based on Principal Balance) will be 680 or greater, calculated by assigning those Receivables without a FICO® score at the time of application the minimum FICO® score of 300 and by calculating the FICO® score with respect to any Receivable with co-obligors as the average of each obligor’s FICO® score at the time of application.

Auto loans are considered “prime” under TALF if the weighted average FICO® score of the receivables is 680 or greater.  Receivables without a FICO® score are assigned the minimum FICO® score of 300 for this calculation.  The receivables to be acquired by the issuing entity are “prime” retail auto loans because the weighted average FICO score of such receivables is ___.

On the Closing Date, the Offered Notes will constitute “eligible collateral” under TALF, which means that:

•	the Offered Notes will be U.S. dollar-denominated cash (not synthetic) asset-backed securities backed by Receivables meeting the criteria set forth in each of the two preceding paragraphs;

•
the Offered Notes will be rated in the highest long-term or short-term investment-grade rating category by two or more major nationally recognized statistical rating organizations, and will not have a credit rating below the highest investment-grade rating category from any major nationally recognized statistical rating organization; “major nationally recognized statistical rating organization” in this context means Fitch, Moody’s and Standard & Poor’s; these ratings will be obtained without the benefit of any third-party guarantee and will not be on review or watch for downgrade;

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•	the Class A Notes are not subject to an optional redemption other than a customary clean-up call (as defined under TALF),

•
the weighted average life to maturity of each class of Offered Notes, which was calculated using a prepayment speed of 1.3% ABS in accordance with the TALF prepayment assumptions and the assumptions described in “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes”, is less than or equal to five years; and

•
the Offered Notes will be held in book-entry form by DTC, in the name of Cede & Co., as nominee of DTC, and will have the following CUSIP numbers: Class A-1 Notes (CUSIP #____), Class A-2 Notes (CUSIP #_____), Class A-3 Notes (CUSIP #_____) and Class A-4 Notes (CUSIP #_____).

The following documents will be delivered to the FRBNY no later than four business days prior to the Closing Date:

•
an attestation, in the form prescribed by the FRBNY, from a nationally recognized independent accounting firm that is registered with the Public Company Accounting Oversight Board, indicating that the sponsor’s assertion that the Offered Notes are “eligible collateral” under TALF is fairly stated in all material respects;

•	a Certification as to TALF Eligibility for Non-Mortgage-Backed ABS, in the form attached as Annex III to this prospectus supplement, executed by the sponsor and the Issuing Entity; and

•
an undertaking, in the form prescribed by the FRBNY, executed by the sponsor, to indemnify the FRBNY and TALF LLC and their respective affiliates against losses they may suffer if the certifications in the Certification as to TALF Eligibility for Non-Mortgage-Backed ABS are untrue.

Although the Certification as to TALF Eligibility for Non-Mortgage-Backed ABS requires the sponsor and the Issuing Entity to notify the FRBNY and all registered holders of the Offered Notes upon a determination that certain statements relating to the eligibility of the Offered Notes are no longer correct, neither the sponsor nor the Issuing Entity is obligated to monitor the characteristics of the Receivables set forth above or to recalculate the weighted average life of any class of Offered Notes based on actual prepayment experience after the Closing Date.

This prospectus supplement does not describe all of the requirements of TALF or the associated risks of obtaining loans under TALF. If you want to obtain a loan under TALF, you should consult your financial and legal advisors regarding the advisability of obtaining a loan under TALF and the requirements of TALF, including whether you are an “eligible borrower” under TALF.

For more information about the risks associated with an investment in the Offered Notes as a result of the requirements of TALF, see “Risk Factors—The requirements of the TALF program and any change in the initial TALF eligibility of the offered notes may adversely affect your notes” in this prospectus supplement.

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Annex III

CERTIFICATION AS TO TALF ELIGIBILITY FOR NON-MORTGAGE-BACKED ABS

Mercedes-Benz Auto Receivables Trust 2009-1 and DCFS USA LLC (collectively, “we”) hereby certify that:

1.
We have reviewed the terms and conditions of the Term Asset-Back Loan Facility (“TALF”) provided by the Federal Reserve Bank of New York (“FRBNY”). Terms used below that are defined or explained in such terms and conditions, or in FAQs or other interpretative material issued by the FRBNY, shall have the meanings provided in such terms and conditions, FAQs or other interpretative material (such terms and conditions, FAQs or other interpretive material, the “TALF Rules”).

2.
After due inquiry by our appropriate officers, agents and representatives, we have determined that the securities offered hereby designated as Class A-1 ___% Asset Backed Notes (CUSIP #____), Class A-2 ___% Asset Backed Notes (CUSIP #____), Class A-3 ___% Asset Backed Notes (CUSIP #____) and Class A-4 ___% Asset Backed Notes (CUSIP #_____) constitute eligible collateral under TALF.  In particular:

•
The securities are U.S. dollar-denominated cash (that is, not synthetic) asset-backed securities (“ABS”) that have (or have been provided on a preliminary basis, expected to be confirmed no later than the closing date) a credit rating in the highest long-term or short-term investment-grade rating category from two or more major nationally recognized statistical rating organizations (NRSROs) and do not have (including on a preliminary basis) a credit rating below the highest investment-grade rating category from a major NRSRO.  Such ratings were obtained without the benefit of any third-party guarantee and are not on review or watch for downgrade.

•	The securities are cleared through The Depository Trust Company.

•	The Class A Notes are not subject to an optional redemption other than a customary clean-up call (as defined in the TALF Rules).

•
All or substantially all (defined as at least 95% of the dollar amount) of the credit exposures underlying the securities are exposures that are both (a) originated by U.S.-organized entities or institutions or U.S. branches or agencies of foreign banks and (b) made to U.S.-domiciled obligors.  The underlying credit exposures are auto loans and do not include exposures that are themselves cash or synthetic ABS. The average life of the securities is less than or equal to five years.

•
All or substantially all of the credit exposures underlying the securities were originated on or after October 1, 2007.  “Substantially all” for purposes of this paragraph means 85% or more of the dollar amount.

3.
Pursuant to the TALF Rules, the independent accounting firm that is performing certain procedures for the benefit of the FRBNY in connection with this offering is required, in certain circumstances where fraud or illegal acts are suspected to have occurred, to make reports to the TALF Compliance fraud hotline.  We hereby provide our consent to such accounting firm to make such reports and waive any client confidentiality provisions we would otherwise be entitled to under applicable law, rules of accountant professional responsibility or contract.

4.
We understand that purchasers of the securities offered hereby that are affiliates of either the originators of assets that are securitized in this offering or the issuer or sponsor of this offering will not be able to use these securities as TALF collateral.

5.
We hereby undertake that, until the maturity of the securities offered hereby, we will issue a press release and notify the FRBNY and all registered holders of the securities if we determine that the statements set

A-III-1

forth in Item 2 above were not correct when made or have ceased to be correct.  We will issue such press release and make such notification no later than 9:00 a.m. on the fourth business day after we make such determination; provided that we undertake to provide same business-day notice of any change in credit rating issued by any major NRSRO (including any change in the final rating compared to a preliminary rating) that occurs after pricing of this offering and on or prior to the closing date.

6.
We hereby represent and warrant to the FRBNY and TALF LLC that (i) this prospectus supplement dated __________, 2009 and (ii) this prospectus dated ____________, 2009, when taken as whole together with all information provided by us or on our behalf to any nationally recognized statistical rating organization in connection with this offering, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

7.
We acknowledge that the FRBNY and TALF LLC (in accepting the securities offered hereby as collateral), will rely upon this certification and will suffer damages if such certification is incorrect.  The sponsor (and, if required by the terms of the form referred to below, the sponsor’s direct or indirect ultimate parent) has executed and delivered to the FRBNY an undertaking, in the form prescribed by the FRBNY, under which the sponsor (and, if applicable, its direct or indirect ultimate parent) has agreed to indemnify FRBNY and TALF LLC and their respective affiliates against losses incurred or suffered by them arising out of any misrepresentation or breach of warranty made or to be performed by us in this certification.

8.
We hereby jointly and severally agree that, should the securities be pledged to the FRBNY under the Master Loan and Security Agreement established under TALF or purchased by TALF LLC and at any time fail to constitute eligible collateral under TALF (provided that, solely for purposes of the foregoing, the only failure to satisfy the ratings eligibility criteria that shall be considered shall be a failure that arises as a result of the final rating on the securities, upon issuance, being lower than the required ratings for TALF eligibility, not any subsequent downgrades) under the TALF Rules as in effect at the time the securities are issued (a “Warranty Breach”), we shall permit (i) the United States Department of the Treasury (“Treasury”) and its agents, consultants, contractors and advisors, (ii) the Special Inspector General of the Troubled Asset Relief Program, and (iii) the Comptroller General of the United States access to personnel and any books, papers, records or other data in our possession, custody or control to the extent relevant to ascertaining the cause and nature of the Warranty Breach, during normal business hours and upon reasonable notice to the Issuer or the Sponsor, as the case may be; provided that prior to disclosing any information pursuant to clause (i), (ii) or (iii), the Treasury, the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States shall have agreed, with respect to documents obtained under this agreement in furtherance of their respective functions, to follow applicable law and regulation (and the applicable customary policies and procedures, including those for inspectors general) regarding the dissemination of confidential materials, including redacting confidential information from the public version of its reports, as appropriate, and soliciting input from the Sponsor or the Issuer, as applicable, as to information that should be afforded confidentiality. In making this agreement, we understand that Treasury has represented that it has been informed by the Special Inspector General of the Troubled Asset Relief Program and the Comptroller General of the United States that they, before making any request for access or information pursuant to their oversight and audit functions, will establish a protocol to avoid, to the extent reasonably possible, duplicative requests. Nothing in this paragraph shall be construed to limit the authority that the Special Inspector General of the Troubled Asset Relief Program or the Comptroller General of the United States have under law.

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DCFS USA LLC	MERCEDES-BENZ AUTO RECEIVABLES TRUST 2009-1

By: DCFS USA LLC, as Administrator

By: _______________________________	By: __________________________________
Name:	Name:
Title:	Title:

A-III-3

$___________
Mercedes-Benz Auto Receivables Trust 2009-1
(Issuing Entity)
________________

Daimler Retail Receivables LLC
Depositor

DCFS USA LLC
Sponsor and Servicer
________________

•           $___________ ___%  Class A-1 Asset Backed Notes

$___________ ___%  Class A-2 Asset Backed Notes

$___________ ___%  Class A-3 Asset Backed Notes

$___________ ___%  Class A-4 Asset Backed Notes

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement.  Daimler Retail Receivables LLC has not authorized anyone to provide you with additional or different information.  Daimler Retail Receivables LLC is not offering the Notes in any state in which the offer is not permitted.

Dealers will deliver a prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the Notes will deliver a prospectus until 90 days after the date of this prospectus supplement.

J.P. Morgan	[Underwriter]

____________, 2009

This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related issuing entity.  The information contained in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS, DATED AUGUST 26, 2009

PROSPECTUS

Mercedes-Benz Auto Receivables Trusts
Issuing Entity

Asset Backed Notes
Asset Backed Certificates

Daimler Retail Receivables LLC Depositor	DCFS USA LLC Sponsor and Servicer

Before you purchase any of these securities, be sure to read the risk factors beginning on page 10 of this prospectus and the risk factors set forth in the related prospectus supplement.

The notes and the certificates, if any, will represent interests in or obligations of the related issuing entity only and will not represent interests in or obligations of Daimler Retail Receivables LLC, DCFS USA LLC or any of their respective affiliates.

This prospectus may be used to offer and sell any of the notes and/or certificates only if accompanied by the prospectus supplement for the related issuing entity.

A new issuing entity will be formed to be the issuing entity for each securitization.  Each issuing entity:

• will issue a series of asset-backed notes and/or certificates in one or more classes;

• will own:

• a pool of motor vehicle installment sales contracts and installment loans evidencing receivables made to finance the retail purchase of new or used automobiles, sport utility vehicles, smart fortwo minicars or minivans manufactured primarily by Mercedes-Benz;

• collections on the receivables;

• security interests in the vehicles financed by those receivables;

• any proceeds from claims on related insurance policies;

• funds in accounts of the issuing entity; and

• any other property described herein and identified in the accompanying prospectus supplement; and

• may have the benefit of one or more forms of credit enhancement described herein.

The main sources of funds for making payments on an issuing entity’s securities will be collections on its receivables and any credit enhancement that the issuing entity may have.

The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in an accompanying prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The date of this Prospectus is _____________, 2009.

Table of Contents

   Page

Reading this Prospectus and the Accompanying Prospectus Supplement	4
Available Information	4
Incorporation of Certain Documents by Reference	4
Summary	6
Risk Factors	10
The Sponsor and Servicer	20
Overview	20
Legal Proceedings	21
Underwriting	21
Dealer Agreements	23
Servicing Responsibilities	23
Collection Procedures	23
Repossessions	24
Charge-offs	24
Physical Damage Insurance	25
Extensions and Workouts	25
Certified Pre-Owned Program	25
Securitization Program	25
The Depositor	26
The Issuing Entities	26
The Trustees	27
The Owner Trustee	27
The Indenture Trustee	28
Property of the Issuing Entity	29
The Receivables Pools	30
The Receivables	30
Static Pool Data	32
Maturity and Prepayment Considerations	32
Note Factors and Trading Information	33
General	33
The Note Factors Will Decline as the Issuing Entity Makes Payments on the Securities	33
Additional Information	34
Use of Proceeds	34
Principal Documents	35
Certain Information Regarding the Securities	36
General	36
Fixed Rate Securities	37
Floating Rate Securities	37
Optional Redemption	38
Book-Entry Registration	38
Definitive Securities	42
Reports to Securityholders	43
Reports to be Filed with the SEC	44
Securities Owned by the Issuing Entity, the Depositor, the Servicer or their Affiliates	45
Limitation on Right to Institute Bankruptcy Proceedings	45
The Indenture	45
Events of Default	45
Rights Upon Event of Default	46
Issuing Entity Indenture Covenants	48
List of Noteholders	49
Annual Compliance Statement	49
Indenture Trustee’s Annual Report	49
Modification of Indenture	49
Resignation of Indenture Trustee Due to Conflict of Interest	51
Satisfaction and Discharge of Indenture	51
Description of the Receivables Transfer and Servicing Agreements	51
Sale and Assignment of Receivables	51
Accounts	53
Servicing Procedures	54
Collections	54
Advances	55
Servicing Compensation and Expenses	55
Distributions	55
Credit and Cash Flow Enhancement	56
Statements to Trustees and Issuing Entities	57
Evidence as to Compliance	57
Certain Matters Regarding the Servicer	58
Events of Servicing Termination	58
Rights Upon Event of Servicing Termination	59
Waiver of Past Events of Servicing Termination	59
Amendment	60
Payment of Notes	60
Termination	61
List of Certificateholders	61
Residual Interest; Issuance of Additional Securities	61
The Administration Agreement	61
Material Legal Issues Relating to the Receivables	62
General	62
Security Interests in the Financed Vehicles	63
Enforcement of Security Interests in Financed Vehicles	64
Certain Bankruptcy Considerations and Matters Relating to Bankruptcy	65
Consumer Protection Laws	66
Other Matters	66
Material Federal Income Tax Consequences	67
Trusts Treated as Partnerships	68
Trusts in Which all Certificates are Retained by the Depositor or an Affiliate of the Depositor	75
Certain State Tax Consequences	75
ERISA Considerations	76
Special Considerations Applicable to Insurance Company General Accounts	78
Plan of Distribution	78
Sales Through Underwriters	78
Foreign Sales	79

Page
Other Placements	80
Stabilization Transactions, Short Sales and Penalty Bids	81
Ratings	81
Legal Opinions	82
Glossary of Terms	83

Reading this Prospectus and the Accompanying Prospectus Supplement

We provide information on your securities in two separate documents that offer varying levels of detail:

•	this prospectus provides general information, some of which may not apply to a particular series of securities, including your securities; and

•	the accompanying prospectus supplement will provide a summary of the specific terms of your securities.

We include cross-references to sections in these documents where you can find further related discussions.  Refer to the table of contents in the front of each document to locate the referenced sections.  Capitalized terms used in this prospectus are defined in the Glossary of Terms beginning on page 83.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement, including any information incorporated by reference.  We have not authorized anyone to provide you with different information.  The information in this prospectus and each prospectus supplement is only accurate as of the dates on their respective covers.

This prospectus and a prospectus supplement may contain forward-looking statements, including without limitation statistical information based on assumed facts.  Whenever we use words like “intends”, “anticipates” or “expects”, or similar words in this prospectus or in a prospectus supplement, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements in this prospectus or in a prospectus supplement speak only as of the date of this prospectus or the date of the prospectus supplement, as applicable.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus or a prospectus supplement to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

Available Information

Daimler Retail Receivables LLC, as the depositor for each issuing entity, has filed a Registration Statement covering the securities offered by this prospectus and a prospectus supplement with the SEC under the Securities Act.  This prospectus is part of the Registration Statement but the Registration Statement includes additional information.

You can review the Registration Statement online at the SEC’s website, http://www.sec.gov, or you may inspect and copy the Registration Statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 (telephone 1-800-732-0330).  Also available at the SEC’s website (http://www.sec.gov) are reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

For the time period that each issuing entity is required to report under the Exchange Act, DCFS USA LLC, as the Servicer, will file for the issuing entity annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K and amendments to those reports with the SEC.  A copy of each such report may be obtained by any securityholder by request to the depositor.  See “Certain Information Regarding the Securities—Reports to be Filed with the SEC”.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” information that we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement.  We incorporate by reference into this prospectus any future distribution report on Form 10-D or current report on Form 8-K, or any amendment to any such report, we file with the SEC prior to the termination of the offering of the securities offered by this prospectus.  These periodic reports will be filed under the name of the issuing entity for those securities.

The depositor will provide without charge to each person, including any beneficial owner of securities, to whom a copy of this prospectus is delivered, on request of any such person, a copy of any of the documents incorporated by reference into this prospectus or the accompanying prospectus supplement.  Requests for such copies should be directed to:

Daimler Retail Receivables LLC
36455 Corporate Drive
Farmington Hills, MI  48331
(248) 991-6700

This offer only includes the exhibits to such documents if such exhibits are specifically incorporated by reference in such documents.  You may also read and copy these materials at the public reference facilities of the SEC in Washington, D.C. referred to under “Available Information”.

Summary

The following summary is a short description of the main structural features that an issuing entity’s securities may have.  For that reason, this summary does not contain all of the information that may be important to you or that describes all of the terms of a security.  To fully understand the terms of an issuing entity’s securities, you will need to read both this prospectus and the accompanying prospectus supplement in their entirety.

Principal Parties

Issuing Entity

A separate trust will be formed to be the issuing entity for each series of securities by a trust agreement between the depositor and the owner trustee of the issuing entity.  The name of the issuing entity will be set forth in the prospectus supplement.

Depositor

Daimler Retail Receivables LLC, a Delaware limited liability company, will transfer the receivables and related property to the issuing entity.

Daimler Retail Receivables LLC’s principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.

Sponsor, Servicer and Administrator

DCFS USA LLC, a Delaware limited liability company.  DCFS USA will be the sponsor of each securitization and will have purchased the receivables relating to the issuing entity from a dealer or lender, will sell the receivables and certain related property to the depositor, will be the servicer and administrator for each issuing entity and will be responsible for servicing the receivables.

DCFS USA’s principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331, and its telephone number is (248) 991-6700.

Owner Trustee

The prospectus supplement will name the owner trustee.

Indenture Trustee

The prospectus supplement will name the indenture trustee.

Securities

A series of securities may include one or more classes of notes and/or certificates.  You will find the following information about each class of securities in the prospectus supplement:

•	its principal amount;

•	its interest rate, which may be fixed or variable or a combination;

•	the timing, amount and priority or subordination of payments of principal and interest;

•	the method for calculating the amount of principal and interest payments;

•	the currency or currencies in which it will be issued;

•	its final scheduled distribution date;

•	any form of credit or cash flow enhancement; and

•	whether and when it may be redeemed prior to its final scheduled distribution date.

Some classes of securities may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

The prospectus supplement will identify any class of securities of a series that is not being offered to the public.

You may purchase securities, which generally will be issued only in book-entry form, in the denominations set forth in the prospectus supplement.

Property of the Issuing Entity

The Receivables

The property of each issuing entity will consist of a pool of motor vehicle installment sales contracts and installment loans originated, indirectly by motor vehicle dealers or lenders, and purchased, directly or indirectly, by DCFS USA.  The receivables will in each case be sold by DCFS USA to the depositor.  The receivables will be secured by new or used automobiles, sport utility vehicles, smart fortwo minicars or minivans manufactured primarily by Mercedes-Benz and related property, including:

•	the right to receive payments made on the receivables after the cutoff date specified in the prospectus supplement;

•	security interests in the vehicles financed by the receivables; and

•	any proceeds from claims on certain related insurance policies.

You will find a description of the characteristics of each issuing entity’s receivables in the prospectus supplement.

For a more detailed description of the receivables, including the criteria they must meet in order to be transferred to an issuing entity, and the other property supporting the related securities, see “The Receivables Pools”.

Other Property of the Issuing Entity

In addition to the receivables, each issuing entity will own amounts on deposit in various trust accounts, which may include:

•	an account into which collections are deposited;

•	an account to fund post-closing purchases of additional receivables; and

•	a reserve fund or one or more other accounts providing credit or yield enhancement.

Purchase of Subsequent Receivables After the Closing Date

If an issuing entity has not purchased all of its receivables at the time you purchase your securities, it will purchase the remainder of its receivables from the depositor during a pre-funding period specified in the prospectus supplement.  A pre-funding period will not exceed one year from the applicable closing date.  During a pre-funding period, the issuing entity will purchase receivables using amounts deposited on the closing date into the pre-funding account which will be an account of the issuing entity established in the name of the indenture trustee, or from principal collections on its receivables.  The other terms, conditions and limitations of the purchase of receivables during any pre-funding period will be specified in the prospectus supplement.

Credit or Cash Flow Enhancement

Some classes of securities may have the benefit of one or more of the following enhancements which are intended to increase the likelihood of payments to those securities:

•	subordination of one or more classes of securities;

•	one or more reserve funds;

•	overcollateralization (i.e., the amount by which the principal balance of the issuing entity’s receivables exceeds the principal amount of the related securities);

•
excess interest collections (i.e., the excess of anticipated interest collections on the receivables over servicing fees, interest on the issuing entity’s securities and any amounts required to be deposited in any reserve fund);

•	a letter of credit;

•	a credit facility;

•	a surety bond, insurance policy or guaranty;

•	liquidity arrangements;

•	currency swaps;

•	interest rate swaps or interest rate protection agreements;

•	repurchase obligations;

•	yield supplement agreements or accounts;

•	guaranteed investment contracts; and

•	demand notes, lines of credit or cash deposits.

The prospectus supplement will describe the credit or cash flow enhancement and any limitations and exclusions applicable for the related securities.  Enhancements cannot guarantee that losses will not be incurred on the securities.

Optional Redemption

As specified in the prospectus supplement, the servicer will have the option to purchase the receivables of the issuing entity on any distribution date following the last day of a monthly collection period as of which the aggregate principal balance of the receivables sold to the issuing entity has declined to 10% (or such other percentage specified in the prospectus supplement) or less of their initial amount.  Upon such a purchase, the securities of the issuing entity will be prepaid in full.

Servicing Fees

Each issuing entity will pay the servicer a servicing fee based on the aggregate principal balance of the receivables.  The amount of the servicing fee will be specified in the prospectus supplement.  The servicer may also be entitled to retain as supplemental servicing compensation fees and charges paid by obligors and net investment income from reinvestment of collections on the receivables.

Repurchase May Be Required in Certain Circumstances

DCFS USA LLC will be obligated to repurchase any receivable transferred to the issuing entity, if:

•	any of its representations or warranties are breached with respect to that receivable;

•	the receivable is materially and adversely affected by the breach; and

•	the breach has not been cured following the discovery by or notice to DCFS USA LLC of the breach.

If so provided in the prospectus supplement, DCFS USA LLC will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding paragraph, to instead substitute a comparable receivable for the receivable required to be repurchased.

In the course of its normal servicing procedures, the servicer may defer or modify the payment schedule of a receivable.  Some of these arrangements may obligate the servicer to repurchase the receivable to the extent the receivable would no longer comply with the applicable covenants or representations and warranties made by the servicer with respect to such receivable.

For a discussion of the representations and warranties given by DCFS USA LLC and its related repurchase obligations, see “Description of the Receivables Transfer and Servicing Agreements—Sale and Assignment of Receivables” and “—Servicing Procedures”.

Tax Status

Unless otherwise stated in the prospectus supplement, it is the opinion of Sidley Austin llp, as federal tax counsel to the issuing entity, that for federal income tax purposes:

•	the notes will be characterized as debt; and

•	the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.

For additional information concerning the application of federal income tax laws to the securities, see “Material Federal Income Tax Consequences”.

ERISA Considerations

Notes

Unless otherwise stated in the prospectus supplement, the notes will generally be eligible for purchase by or with plan assets of employee benefit and other plans that are subject to ERISA or to Section 4975 of the Internal Revenue Code.

Certificates

Certificates generally will not be eligible for purchase by or with plan assets of employee benefit and other plans.

If you are investing assets of an employee benefit plan or other plan subject to ERISA or Section 4975 of the Internal Revenue Code, you should review the matters discussed under “ERISA Considerations” before investing in the securities.

Risk Factors

You should consider the following risk factors in deciding whether to purchase any of the securities.  The risk factors stated here and in the prospectus supplement describe the principal risk factors of an investment in the securities.

You may have difficulty selling your securities or obtaining your desired price

There may be no secondary market for the securities.  Underwriters may participate in making a secondary market in the securities, but are under no obligation to do so.  We cannot assure you that a secondary market will develop.  In addition, there have been times in the past where there have been very few buyers of asset backed securities and thus there has been a lack of liquidity.  There may be a similar lack of liquidity in the future.  As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

The securities are not suitable investments for all investors

The securities are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The securities are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the securities.

The issuing entity assets are limited and only the assets of the issuing entity are available to pay your securities

The securities represent interests solely in an issuing entity or indebtedness of an issuing entity and will not be insured or guaranteed by DCFS USA, the depositor, the servicer, any of their respective affiliates or, except with respect to a credit enhancement provider specified in the prospectus supplement, any other person or entity.  The only source of payment on your securities will be payments received on the receivables and, if and to the extent available, any credit or cash flow enhancement for the issuing entity described in this prospectus and identified as applying to a particular series of securities in the prospectus supplement.  Therefore, you must rely solely on the assets of the issuing entity for repayment of your securities.  If these assets are insufficient, you may suffer losses on your securities.

Performance of the receivables is uncertain

The performance of the receivables depends on a number of factors, including general economic conditions, unemployment levels, the circumstances of individual obligors, the underwriting standards of DCFS USA at origination and the success of the servicer’s servicing and collection strategies.  Consequently, no accurate prediction can be made of how the receivables will perform based on FICO®* scores or other similar measures.

* FICO® is a federally registered trademark of Fair Isaac Corporation.

The sale of the financed vehicle securing a defaulted receivable may not result in complete recovery of the amounts due

The servicer generally exercises its right to sell a vehicle securing a defaulted receivable after repossession.  There is no assurance that the amount of proceeds received by the servicer from the sale of the financed vehicle will be equal to or greater than the outstanding principal balance of the defaulted receivable.  Because the rate at which the value of the financed vehicles depreciates cannot be predicted and may exceed the rate at which the principal balances of the receivables amortize, the amount owed on a receivable could be in excess of the value that could be obtained by the servicer, in the event of a default by the borrower, from the repossession and sale of the related financed vehicle.  The risk is increased because, as set forth under “The Sponsor and Servicer—Underwriting” in this prospectus, the maximum advance rate guidelines used in originating the receivables may result in a receivable having an initial principal balance in excess of the retail price or book value of the related financed vehicle.  This increases the risk that, following a default by the obligor, the amount realized on the sale of the financed vehicle will be less than the outstanding principal balance of the receivable.  As a result, you may suffer losses on your investment if available credit enhancement for losses on the receivables is insufficient.

Interests of other persons in the receivables or financed vehicles could reduce the funds available to make payments on your securities

Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by DCFS USA to the depositor and by the depositor to the issuing entity.  Each of DCFS USA and the depositor will mark its accounting records to reflect its sale of the receivables.  However, because the servicer will maintain possession of the physical installment sales contracts and installment loans evidencing the receivables and will not segregate or mark the contracts and loans as belonging to the issuing entity, another person could acquire an interest in receivables evidenced by a physical installment sales contract or installment loan that is superior to the issuing entity’s interest in those receivables by obtaining physical possession of the installment sales contracts or installment loans representing those receivables without knowledge of the assignment of the receivable to the issuing entity.  If another person acquires an interest in a receivable that is superior to the issuing entity’s interest, some or all of the collections on that receivable may not be available to make payment on your securities.

Additionally, if another person acquires an interest in a vehicle financed by a receivable that is superior to the issuing entity’s security interest in the vehicle, some or all of the proceeds from the sale of the vehicle may not be available to make payments on your securities.

The issuing entity’s security interest in the financed vehicles could be impaired for one or more of the following reasons:
• DCFS USA or the depositor might fail to perfect its security interest in a financed vehicle;

• another person may acquire an interest in a financed vehicle that is superior to the issuing entity’s security interest through fraud, forgery, negligence or error because the servicer will not amend the certificate of title or ownership to identify the issuing entity as the new secured party;

• the issuing entity may not have a security interest in the financed vehicles in certain states because the certificates of title to the financed vehicles will not be amended to reflect assignment of the security interest to the issuing entity;

• holders of some types of liens, such as tax liens or mechanics’ liens, may have priority over the issuing entity’s security interest; and

• the issuing entity may lose its security interest in vehicles confiscated by the government.

DCFS USA will be obligated to repurchase from the issuing entity any receivable sold by it to the issuing entity as to which a perfected security interest in the name of DCFS USA in the vehicle securing the receivable did not exist as of the date such receivable was transferred to the issuing entity.  However, DCFS USA will not be required to repurchase a receivable if a perfected security interest in its name in the vehicle securing a receivable has not been perfected in the issuing entity or if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the issuing entity.  If an issuing entity does not have a perfected security interest in a vehicle, its ability to realize on the vehicle following an event of a default under the related receivable may be adversely affected and some or all of the collections on that vehicle may not be available to make payment on your securities.

Consumer protection laws may reduce payments on your securities

Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections on motor vehicle installment sales contracts and installment loans.  Some of these laws make an assignee of the contract or loan, such as an issuing entity, liable to the obligor for any violation by the lender.  Any liabilities of the issuing entity under these laws could reduce the funds that the issuing entity would otherwise have to make payments on your securities.

For more information about consumer protection laws, see “Material Issues Relating to the Receivables—Consumer Protection Laws”.

Amounts on deposit in any reserve fund will be limited and subject to depletion

The amount on deposit in the reserve fund will be used to fund certain payments of monthly interest and certain distributions of principal to noteholders on each distribution date if payments received on or in respect of the receivables, including amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables, are not sufficient to make such payments.  There can be no assurances, however, that the amounts on deposit in the reserve fund will be sufficient on any distribution date to assure payment of your notes.  If the receivables experience higher losses than were projected in determining the amount required to be on deposit in the reserve fund, the amount on deposit in the reserve fund may be less than projected.  If on any distribution date, available collections and amounts in the reserve fund are not sufficient to pay in full the monthly interest and distributions of principal due on the securities, you may experience payment delays with respect to your securities.  If on subsequent distribution dates the amount of that insufficiency is not offset by excess collections on or in respect of the receivables, amounts recovered in connection with the repossession and sale of financed vehicles that secure defaulted receivables and any other available credit or cash flow enhancement for the issuing entity described in this prospectus and identified as applying to a particular series of securities in the prospectus supplement, you will experience losses with respect to your securities.  In addition, if so provided in the related prospectus supplement, the minimum required balance in the reserve fund may decrease as the aggregate principal balance of the receivables decreases.

A bankruptcy of the depositor could result in losses or payment delays with respect to your securities

Daimler Retail Receivables LLC, as depositor, intends that its transfer of the receivables to the issuing entity will be a valid sale and assignment of the receivables to the issuing entity for non-tax purposes.  If the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of the depositor or the depositor itself were to take the position that the sale of receivables by the depositor to the issuing entity for non-tax purposes should instead be treated as a pledge of the receivables to secure a borrowing by it, delays in payments of collections on or in respect of the receivables to the related securityholders could occur.  If a court ruled in favor of any such trustee, debtor or creditor, reductions in the amounts of those payments could result.  A tax or governmental lien on the property of the depositor arising before the transfer of the receivables to the issuing entity may have priority over the issuing entity’s interest in those receivables even if the transfer of the receivables to the issuing entity is characterized as a sale for non-tax purposes.

Bankruptcy of DCFS USA could result in delays in payment or losses on your securities

If DCFS USA were to become the subject of a bankruptcy proceeding, you could experience losses or delays in payment on your securities.  DCFS USA will sell the receivables to the depositor, and the depositor will sell the receivables to the trust.  However, if DCFS USA is the subject of a bankruptcy proceeding, the court in the bankruptcy proceeding could conclude that the sale of the receivables by DCFS USA to the depositor was not a true sale for bankruptcy purposes and that DCFS USA still owns the receivables.  The court also could conclude that DCFS USA and the depositor should be consolidated for bankruptcy purposes.  If the court were to reach either of these conclusions, you could experience losses or delays in payments on your securities because:

• the indenture trustee will not be able to exercise remedies against DCFS USA on your behalf without permission from the court;

· the court may require the indenture trustee to accept property in exchange for the receivables that is of less value than the receivables;

• tax or other government liens on DCFS USA’s property that arose before the transfer of the receivables to the issuing entity will be paid from the collections on the receivables before the collections are used to make payments on your securities; and

• the indenture trustee may not have a perfected security interest in one or more of the vehicles securing the receivables or cash collections held by DCFS USA at the time that a bankruptcy proceeding begins.

DCFS USA and the depositor have taken steps in structuring the transactions described in this prospectus to minimize the risk that a court would conclude that the sale of the receivables to the depositor was not a “true sale” or that DCFS USA and the depositor should be consolidated for bankruptcy purposes.

For more information regarding bankruptcy considerations, see “Material Legal Issues Relating to the Receivables—Certain Bankruptcy Considerations and Matters Relating to Bankruptcy”.

Any credit support provided by financial instruments may be insufficient to protect you against losses

Credit support for the securities may be provided through the use of financial instruments consisting of interest rate swaps, interest rate protection agreements, currency swaps, letters of credit, credit facilities, liquidity facilities, surety bonds, insurance policies, guarantees, guaranteed investment contracts, yield supplement agreements or accounts, demand notes, lines of credit, repurchase obligations or cash deposits.  These types of credit support are limited by the credit of the provider of the related financial instrument and by its ability to make payments as and when required by the terms of the financial instrument.  Any failure of the credit support provider to meet its obligations under the financial instrument could result in losses on the related securities.  The terms of any financial instrument providing credit support for the securities may also impose limitations or conditions on when or in what circumstances it may be drawn on.  Any form of credit support may apply only to certain classes of securities, may be limited in dollar amount, may be accessible only under some circumstances and may not provide protection against all risks of loss.  The prospectus supplement will describe the provider of any financial instrument supporting the securities and any conditions, limitations or risks material to the securityholders.

You may suffer losses upon a liquidation of the receivables if the proceeds of the liquidation are less than the amounts due on the outstanding securities

Under certain circumstances described in this prospectus and in the prospectus supplement, the receivables of an issuing entity may be sold after the occurrence of an event of default under the related indenture.  The related securityholders will suffer losses if the issuing entity sells the receivables for less than the total amount due on its securities.  We cannot assure you that sufficient funds would be available to repay those securityholders in full.

Subordination of certain securities may reduce payments to those securities

To the extent specified in the prospectus supplement, the rights of the holders of any class of securities to receive payments of interest and principal may be subordinated to one or more other classes of securities.  Subordination may take one or more of the following forms:

• interest payments on any distribution date on which interest is due may first be allocated to the more senior classes;

• principal payments on the subordinated classes might not begin until principal of the more senior classes is repaid in full;

• principal payments on the more senior classes may be made on a distribution date before interest payments on the subordinated classes are made; and

• if the indenture trustee sells the receivables, the net proceeds of that sale may be allocated first to pay principal and interest on the more senior classes.

The timing and priority of payment, seniority, allocations of losses and method of determining payments on the respective classes of securities of any issuing entity will be described in the prospectus supplement.

Prepayments on the receivables may adversely affect the average life of and rate of return on your securities

You may not be able to reinvest the principal repaid to you at a rate of return that is equal to or greater than the rate of return on your securities.  Faster than expected prepayments on the receivables may cause the issuing entity to make payments on its securities earlier than expected.  We cannot predict the effect of prepayments on the average lives of your securities.

All receivables, by their terms, may be prepaid at any time. Prepayments include:

• prepayments in whole or in part by the obligor;

• liquidations due to default;

• partial payments with proceeds from amounts received as a result of rebates of extended warranty protection plan costs, insurance premiums and physical damage, theft, credit life and disability insurance policies;

• required purchases of receivables by the servicer or repurchases of receivables by DCFS USA for specified breaches of their respective representations, warranties or covenants; and

• an optional repurchase of an issuing entity’s receivables by the servicer when their aggregate principal balance is 10% (or such other percentage specified in the prospectus supplement) or less of the initial aggregate principal balance, or under such other circumstances as may be specified in the prospectus supplement.

A variety of economic, social and other factors will influence the rate of optional prepayments on the receivables and defaults.

As a result of prepayments, the final payment of each class of securities is expected to occur prior to the related final scheduled distribution date specified in the prospectus supplement.  If sufficient funds are not available to pay any class of notes in full on its final scheduled distribution date, an event of default will occur and final payment of that class of notes may occur later than scheduled.

For more information regarding the timing of repayments of the securities, see “Maturity and Prepayment Considerations”.
You may suffer a loss on your securities because the servicer may commingle collections on the receivables with its own funds

The servicer, so long as it continues to satisfy certain requirements, will be permitted to hold with its own funds collections it receives from obligors on the receivables and the purchase price of receivables required to be repurchased from the issuing entity until the day prior to the date on which the related distributions are made on the securities.  During this time, the servicer may invest those amounts at its own risk and for its own benefit and need not segregate them from its own funds.  If the servicer is unable to pay these amounts to the issuing entity on or before the distribution date, you might incur a loss on your securities.

For more information about the servicer’s obligations regarding payments on the receivables, see “Description of the Receivables Transfer and Servicing Agreements—Collections”.

The senior class of securities controls removal of the servicer upon a default on its servicing obligations

Generally, unless otherwise specified in the prospectus supplement, the holders of a majority of an issuing entity’s most senior class of securities, or the applicable trustee acting on their behalf, can remove the related servicer if the servicer:

• does not deliver to the applicable trustee the available funds for application to a required payment after a grace period after notice or discovery;

• defaults on a servicing obligation which materially and adversely affects the issuing entity after a grace period after notice; or

• initiates or becomes the subject of certain bankruptcy or insolvency proceedings.

Those holders may also waive a default by the servicer.  The holders of any subordinate class of securities (which includes, in the case of an issuing entity that issues both notes and certificates, the holders of the certificates) may not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes.  If DCFS USA resigns or is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed.  This could cause payments on the securities to be delayed.

See “Description of the Receivables Transfer and Servicing Agreements—

Events of Servicing Termination”.

Geographic concentration of an issuing entity’s receivables may adversely affect your securities

Adverse economic conditions or other factors particularly affecting any state or region where there is a high concentration of an issuing entity’s receivables could adversely affect the securities of that issuing entity.  We are unable to forecast, with respect to any state or region, whether these conditions may occur, or to what extent these conditions may affect receivables or the repayment of your securities.  The location of an issuing entity’s receivables by state, based upon obligors’ addresses at the time the receivables were originated, will be described in the prospectus supplement.

Market factors may reduce the value of used vehicles, which could result in increased losses on the receivables

Vehicles that are repossessed are typically sold at vehicle auctions as used vehicles.  The pricing of used vehicles is affected by supply and demand for such vehicles, which in turn is affected by consumer tastes, economic factors, fuel costs, the introduction and pricing of new car models and other factors, such as the introduction of new vehicle sales incentives.  A decrease in demand for used vehicles may adversely impact the resale value of repossessed vehicles, which in turn could result in increased losses on the related receivables.

Ratings of the securities are limited and may be reduced or withdrawn

At the initial issuance of the securities of an issuing entity, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories.  A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor.  The ratings of the offered securities address the likelihood of the payment of principal and interest on the securities according to their terms.  We cannot assure you that a rating will remain for any given period of time or that a rating agency will not lower, withdraw or qualify its rating if, in its judgment, circumstances in the future so warrant.  A reduction, withdrawal or qualification of an offered security’s rating would adversely affect its value.

You may experience a greater risk of loss on your securities as the result of armed conflict and terrorist activities

The long-term economic impact of the United States’ military operations in Iraq and Afghanistan, as well as the possible response to these operations, other terrorist activities and tensions in other regions of the world remains uncertain but could have a material adverse effect on general economic conditions, consumer confidence, market liquidity and the performance of the receivables of an issuing entity.  You should consider the possible effects of these events on the delinquency, default and prepayment experience of the receivables.  Under the Servicemembers Civil Relief Act, members of the military on active duty, including reservists, who have entered into an obligation, such as a motor vehicle installment sales contract or installment loan for the purchase of a vehicle, before entering into military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions.  In addition, pursuant to the laws of various states, under certain circumstances payments on motor vehicle installment sales contracts or installment loans such as the receivables of residents of such states who are called into active duty with the National Guard or the reserves will automatically be deferred.  No information can be provided as to the number of receivables that may be affected.  If an obligor’s obligation to repay a receivable is reduced, adjusted or extended, the servicer will not be required to advance such amounts.  Any resulting shortfalls in interest or principal will reduce the amount available for distribution on your securities.

The securities will not be listed on an exchange and this may make it difficult for you to sell your securities or to obtain your desired price

Unless otherwise specified in the prospectus supplement, the issuing entity will not apply to list the securities on an exchange or quote them in the automated quotation system of a registered securities association.  The liquidity of the securities will therefore likely be less than what it would be in the event that they were so listed or quoted, and there may be no secondary market for the securities.  As a result, you may not be able to sell your securities when you want to do so, or you may not be able to obtain the price that you wish to receive.

There are risks associated with interest rate swap agreements

If so specified in the related prospectus supplement, on the closing date, the issuing entity will enter into interest rate swap agreements with respect to each class of floating rate notes with a financial counterparty identified in such prospectus supplement as swap counterparty, in order to hedge interest rate risk associated with related class of floating rate notes.  Interest rate risk is the risk that shortfalls in available collections on the receivables might occur because, among other things, the receivables bear interest at fixed rates as opposed to the floating rate notes, which bear interest at a floating rate based on LIBOR or another index.

If the floating rate payable by the swap counterparty under a swap agreement is substantially greater than the related fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make payments of principal of and interest on the related class of floating rate notes.

If the floating rate payable by the swap counterparty under a swap agreement is less than the related fixed rate payable by the issuing entity, the issuing entity will be obligated to make net payments to the swap counterparty.  The net amounts payable to the swap counterparty may rank higher in priority than interest and principal payments on the notes.

If the swap counterparty fails to make any payments required under a swap agreement when due, or the issuing entity is required to make net swap payments to the swap counterparty, payments on your securities may be reduced or delayed.

If an interest rate swap agreement is terminated early due to certain swap termination events, payments on your securities may be disrupted or delayed	If the related prospectus supplement provides for one or more classes of floating rate notes and an interest rate swap agreement, the swap agreements may not be terminated except upon certain events of default and termination events under the swap agreements, including the failure of either party to make payments when due, the insolvency of either party, illegality, an occurrence of an event of default under the indenture that results in acceleration of the notes and certain actions with respect to the assets of the issuing entity, amendment of the transaction documents that adversely affects the swap counterparty without its consent, or the failure of the swap counterparty to post collateral, assign the swap agreements to an eligible substitute swap counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by each of the rating agencies sufficient, in each case, to maintain the then-current ratings of all rated securities.

Upon termination of a swap agreement, a termination payment may be due to the issuing entity or due to the swap counterparty.  Any such termination payment could be substantial if market interest rates and other conditions have changed materially.  To the extent not paid by a replacement swap counterparty, any termination payments will be paid by the issuing entity from funds available for such purpose, and, depending on the type of swap termination event, such payments may be required to be paid pari passu with interest due to the senior most class of outstanding securities.  If the issuing entity is required to make a payment to the swap counterparty upon a swap termination event or the swap counterparty fails to make a payment due to the issuing entity, payments on your securities may be reduced or delayed.

In addition, if a swap agreement is terminated, the issuing entity may not be able to enter into a replacement swap agreement on acceptable terms or at all.  If this occurs, the amount available to pay principal and interest on the securities will be reduced to the extent the interest rate on the related class of floating rate securities exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the applicable swap agreement.  If a swap agreement is terminated and no replacement swap agreement is entered into and collections on the receivables and funds on deposit in the reserve fund are insufficient to make payments of interest and principal on your securities, you may experience delays and/or reductions in the interest and principal payments on your securities.

The Sponsor and Servicer

Overview

DCFS USA will be (i) the sponsor of each securitization in which securities covered by this prospectus are offered, (ii) responsible for structuring each securitization and selecting the transaction parties other than DCFS USA and its affiliates and (iii) the Servicer of the receivables and the administrator for each issuing entity.  DCFS USA is a wholly owned indirect subsidiary of Daimler AG, a German corporation that is a globally leading producer of premium passenger cars and the largest manufacturer of heavy- and medium-duty trucks in the world.  DCFS USA is a Delaware limited liability company and was formed on March 16, 2007.  Its principal executive offices are located at 36455 Corporate Drive, Farmington Hills, Michigan 48331 and its telephone number is (248) 991-6700.

Daimler AG and its predecessors have operated their financial services division under the Mercedes-Benz Financial brand name since 1982 and have purchased motor vehicle installment sales contracts and installment loans since that time.  Except as otherwise indicated by the context, references herein to Mercedes-Benz Financial mean predecessors to DCFS USA (or divisions thereof) that operated under the Mercedes-Benz Financial brand name and financed Mercedes-Benz passenger cars.  These entities include, as described herein, Mercedes-Benz Credit Corporation, DaimlerChryslerServices North America L.L.C. and DaimlerChrysler Financial Services Americas LLC.

DCFS USA is the present-day successor to MBCC, a Delaware corporation, which was established in 1982 as a wholly owned indirect U.S. finance subsidiary of Daimler-Benz AG, a German corporation that was a predecessor to Daimler AG, and to a portion of the operations of DCFSA.  DCFS USA’s primary activities involve supporting sales of:

•	Mercedes-Benz passenger cars by offering retail and lease automotive financing to consumers and wholesale automotive inventory financing for dealers; and

•
Daimler commercial vehicles (primarily Freightliner and Western Star trucks) by offering retail and lease financing to owner operators and corporations and wholesale automotive inventory financing for dealers.

DCFSA and its Chrysler predecessors regularly securitized motor vehicle installment sales contracts and installment loans for Chrysler vehicles and Chrysler dealer floorplan loans through a well-established retail securitization program.  From 1993 until 1998, MBCC sponsored six public securitizations of pools comprised of either Mercedes-Benz motor vehicle installment sales contracts or a combination of Mercedes-Benz retail and Freightliner commercial installment sales contracts.  The last of these transactions was paid in full in 2002, and MBCC did not sponsor any additional term securitizations.

In November 1998, Daimler-Benz AG and Chrysler Corporation, a Delaware corporation which was engaged in the manufacture and sale of Chrysler, Plymouth, Dodge and Jeep motor vehicles, merged to form DaimlerChrysler AG.  In November 2001, MBCC merged with Chrysler Financial Company L.L.C., Chrysler Corporation’s wholly owned finance company, which then merged into DCSNA.  Effective January 1, 2006, DCSNA merged into DCFSA and Chrysler, Mercedes-Benz and Daimler Truck vehicle financing activities were operated as separate DCFSA divisions.  DCFSA financed Chrysler vehicles through its Chrysler Financial division, Mercedes-Benz vehicles through its Mercedes-Benz Financial division and Daimler commercial vehicles (primarily Freightliner and Western Star trucks) through its Daimler Truck Financial division.  Following the 2006 merger, the Chrysler Financial division was the sole motor vehicle finance division of DCFSA that conducted a securitization program.  Financings of Mercedes-Benz vehicles were not included in Chrysler Financial division’s auto loan securitizations.

On August 3, 2007, DaimlerChrysler AG transferred its interest in the Chrysler Group and DCFSA to Chrysler Holding LLC, a newly formed limited liability company, in which Daimler AG retained a 19.9% interest and an affiliate of the private equity firm Cerberus Capital Management LLP acquired an 80.1% interest.  In contemplation of this transfer, DCFS USA was created to hold the Mercedes-Benz and Daimler Truck finance business. DCFSA transferred its Daimler operations (consisting of the Mercedes-Benz passenger vehicle, Daimler commercial vehicle and dealer financing portfolios) to DCFS USA.  In April 2009, Daimler AG, Chrysler Holding, Cerberus and the U.S. Pension Benefit Guaranty Corporation signed a binding term sheet under which Daimler AG’s remaining 19.9% shareholding in Chrysler Holding will be redeemed to an affiliate of Cerberus.  Following the execution of definitive documentation, the relationship between Daimler AG and Chrysler Holding will solely consist of supplier-customer relations, including limited support for certain dealer financing until the end of September 2009, as well as certain guaranties.

DCFS USA provides indirect automobile and commercial vehicle installment sales contract and lease financing by purchasing both retail and commercial installment sales contracts and leases from Mercedes-Benz retail dealers and Daimler commercial vehicle dealers in all 50 states of the United States.  Installment sales contracts and installment loans relating to retail sales of new and used automobiles, sport utility vehicles and minivans are purchased by DCFS USA from dealers in accordance with the underwriting standards described below under “—Underwriting”.  DCFS USA also provides direct wholesale financing to many Mercedes-Benz and Daimler dealers, by financing inventories and other dealer activities such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.  DCFS USA’s managed retail portfolio has grown from $1.5 billion at December 31, 2001 to $3.9 billion at December 31, 2008.

DCFS USA services all Contracts that it purchases.  See “—Servicing Responsibilities” below.  Historical delinquency and loss information for the motor vehicle installment sales contracts and loans originated and serviced by DCFS USA and its Mercedes-Benz Financial predecessors, and data showing the size and growth of both originations and of the serviced portfolio will be presented in the prospectus supplement.

DCFS USA frequently purchases Contracts with Contract Rates that are lower than it would otherwise require based on its targeted rates of return, pursuant to incentive finance programs intended to increase sales of new and pre-owned Mercedes-Benz vehicles.

Legal Proceedings

Except as otherwise provided in the prospectus supplement, DCFS USA is not a party to any legal proceeding that could reasonably be expected to have a material impact on the issuing entity, the interests of the security holders or on DCFS USA’s ability to perform its obligations under the transaction documents to which it is a party.

Underwriting

DCFS USA’s underwriting standards assess a prospective borrower’s ability and willingness to pay the amounts due on the Contract and the adequacy of the related Financed Vehicle as collateral.  DCFS USA purchases approved Contracts from dealers pursuant to agreements with the related dealers.  DCFS USA employs predetermined credit score cutoffs, using a proprietary scorecard developed for its exclusive use, and approval authority levels.

Applicants complete a DCFS USA application providing various items of personal and financial information including address, date of birth, income, liabilities and credit and employment history.  The primary applicant may apply with a joint-applicant or guarantor, who are jointly and severally liable for the debt.

Dealers electronically submit Contract applications, together with related vehicle information and deal structure.  DCFS USA obtains one or more credit reports on the applicant from a national credit bureau (generally, TransUnion).  A second credit report is obtained from Equifax or Experian if the initial report does not contain sufficient credit history.  DCFS USA also obtains a FICO® score for the applicant.  A FICO® score is a credit score derived from a scoring system created by the Fair Isaac Corporation.  The FICO® score is used to evaluate the creditworthiness of the proposed borrower on the basis of, among other things, information that a credit bureau keeps about the applicant, including the debt service to income ratio.  Generally, the best score a person can receive is 850 and the worst is 300, although scores outside that range can be given.

DCFS USA evaluates each application using a proprietary credit scorecard developed with a third party credit scoring company exclusively for DCFS USA.  The scorecard is used to assess the creditworthiness of the applicant using credit bureau data to assign a proprietary credit score.  The scorecard was most recently updated in November 2008.  The proprietary credit score is used to price the statistical risk of default represented by each application.  If DCFS USA considers an applicant to be relatively less creditworthy (and, as a result, a greater risk), it will assign the applicant a higher interest rate and will reduce the amount it will advance in respect of the related Financed Vehicle.

The maximum advance rate guidelines vary by credit quality of the applicant and generally will range:

•	From 90% (93% prior to January 1, 2009) to 125% of the manufacturer’s suggested retail price for new vehicles; and

•
From 80% (93% prior to January 1, 2009) to 110% of the retail book value for used or Certified Pre-Owned vehicles as set forth in the most recent edition of the National Automotive Dealers Association Used Car Guide or the Kelly Blue Book.

Amounts advanced in excess of 100% of a vehicle’s retail price or book value generally are due to balances owing on trade-in vehicles or various fees and taxes.  In some instances, they may also include financing of dealer-installed accessories, insurance policies and extended service contracts and dealer markups.

As part of the approval process, DCFS USA’s automated system may require that some of the information provided by the applicant be verified, such as income, employment, residence or credit history.  Credit analysts in DCFS USA’s consumer credit department are responsible for properly structuring and pricing deals that do not meet automated approval criteria.  Credit analysts have the authority to approve or deny different types of Contract applications depending on their level of experience.  Less experienced credit analysts are generally allowed to approve only the highest credit quality applications.  More experienced analysts can approve lower credit quality applications and amounts advanced up to $100,000.  The Credit Operations Manager and Senior Retail Credit Analyst can deny or approve any Contract application up to their authority limits of $400,000 and $250,000 respectively.  Credit Operations Managers receive and review reports, sorted by credit analyst, that highlight credit application approvals where the credit score approved by the analyst differs from the system-assigned credit score.

In the case of commercial applicants, DCFS USA reviews bank statements, credit references and recent financial information, including financial statements when available.  Individuals may be required to guarantee their business’ obligations under the related Contract and the foregoing application process applies to the guarantor.

Once approval has been received, the computer system automatically sends an electronic notice or facsimile to the dealer with DCFS USA’s credit decision, specifying approval, denial or conditional approval based upon modification of the transaction such as an increase in down payment, reduction of term or the addition of a co-signer.  If a decision to decline or to condition the application is made, the weaknesses of the application are discussed with the dealer.  A written notification is also generated and mailed to the applicant no more than ten days after an application has been declined.

If the dealer and applicant accept the terms of the approval, the dealer delivers the applicable documentation to DCFS USA’s operational headquarters in Ft. Worth, Texas.  Upon acceptance, the dealer can fund the Contract at time of credit approval through DCFS USA’s Electronic Funds Transfer system.  The Funding Team audits the Contract documentation for completeness, legal compliance and consistency with the application.  The completed file is then forwarded to the records center for imaging.  The original paper copies are stored offsite for seven years after Contract termination.

Upon maturity of a retail lease, the lessee has the option to purchase the leased vehicle.  Prior to July 2009, if the lessee wished to purchase the vehicle at lease maturity and finance the purchase with DCFS USA, a complete credit review was performed only if the lessee had been delinquent more than 15 days during the term of the lease.  A complete credit review was not performed if the lessee had never been delinquent, since his or her willingness and ability to pay was considered proven by the past payment history.  Since July 2009, a credit bureau report is obtained on each lessee that seeks to finance the purchase of a leased vehicle at lease maturity with DCFS USA.  In all cases, the appropriate documents for operating lease “conversions to retail” are sent to the maturing lessee for signature and returned to DCFS USA for review, loan set-up and filing.

Dealer Agreements

Pursuant to the related dealer agreement, the dealer makes representations and warranties with respect to Contracts and the security interests in the related Financed Vehicles that it sells to DCFS USA.  These representations and warranties typically do not relate to the creditworthiness of the borrower or the collectability of the related Contracts.  Upon breach of any such representation or warranty, DCFS USA has a right of recourse against the related dealer to require such dealer to repurchase the related Contract.  Dealer agreements do not generally provide for recourse against the related dealer if the borrower defaults under his or her Contract.

Servicing Responsibilities

DCFS USA, in its capacity as Servicer, will be responsible for managing, administering, servicing and making collections on the receivables of each issuing entity.  DCFS USA will have the right to delegate any or all of its servicing duties to its affiliates or other third parties or to contract with unrelated third parties to perform any of its servicing duties.  Notwithstanding the foregoing, DCFS USA will remain obligated and liable for servicing the receivables as if it alone were servicing the receivables.

To facilitate the servicing of the receivables, each trustee will authorize the Servicer to retain physical possession of the receivables held by the related issuing entity and other documents relating thereto as custodian for each issuing entity.  Due to administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to each issuing entity.

DCFS USA’s servicing procedures are summarized under “—Collection Procedures”, “Repossessions”, Charge-offs”, “Physical Damage Insurance” and “Extensions” below.  Servicing operations are conducted primarily out of its servicing center in Ft. Worth, Texas.

Collection Procedures

The servicing process includes the routine collection and processing of payments, responding to obligor inquiries, maintaining the security interest in the vehicle and repossessing and selling collateral when necessary.

Approximately 19 days before an obligor’s payment is due, borrowers not paying via direct debit are mailed a billing statement directing them to make a payment on the date indicated.  Numerous payment methods are offered to borrowers in addition to direct debit, on a volume basis the most important of which include paper check, online banking, Mercedes-Benz Financial online bill pay and phone pay.

DCFS USA measures delinquency by the number of days elapsed from the date a payment is due under the related Contract.  DCFS USA considers a payment to be delinquent when the obligor fails to remit more than 90% of a scheduled payment by the related due date.

Account delinquency data is directed to collection software that tracks and monitors delinquency status.  A risk-based collection system assigns a risk level and treatment plan to each account according to its behavioral score.  Factors considered in the assignment of the behavioral score include number of times delinquent, number of times late charges assessed and the number of checks returned for insufficient funds.  In July 2009, DCFS USA began supplementing the internal data used in determining the behavioral score with two scores obtained from TransUnion.

Telephone collection intervention can begin as early as three and as late as ten days after the due date for a delinquent payment.  Predictive dialers assist with this process for delinquent accounts generally up to 90 days past due. Assessment of risk with respect to delinquent obligors is ongoing throughout the collection process on each individual account.

Various technologies are used to promote both an efficient and effective collection process, including:

•	Skip Trace Technology – Provides access to databases that offer current address and telephone information on customers that have relocated;

•	Financial Agent Workbench – Provides account information required for collection agents to discuss and resolve delinquency;

•	Imaging System – Allows collection agents to view customer account documents online;

•	Multiple Payment Options – Enables on-the-spot phone pay transactions to cure delinquency at the time of telephone contact;

•	Mail Tracking System – Electronic notification from the US Post Office when a customer places a DCFS remittance in the U.S. mail; and

•	Quality Monitoring System – Facilitates coaching critical collection behaviors necessary to produce effective telephone contacts.

If satisfactory payment arrangements are not made by delinquent obligors, the vehicle is generally repossessed at 85 days delinquent, subject to compliance with applicable law.  All repossessions must be authorized by the collections manager and be in compliance with all applicable consumer protection laws and regulations.

Repossessions

Involuntary repossessions occur after all collection techniques have been unable to bring the account current, or the customer is a high risk to become a skip account (e.g., contact is lost with both the customer and the vehicle).  Voluntary repossessions occur when customers voluntarily surrender a vehicle due to the inability to continue making payments.

Prior to repossession, a customer service manager reviews the account in detail and approves the assignment.  Upon repossession of the vehicle, a legal notice containing redemption instructions is sent.  If the obligor foregoes the opportunity to redeem the vehicle, it is transported to an auction for disposal.  DCFS USA inspects the vehicle and performs any necessary reconditioning or repairs to prepare it for sale.  The majority of repossessed vehicles are sold at physical auctions; however, since May 2009, some repossessed vehicles are sold via virtual internet auctions.  Proceeds from the sale, net of auction fees and reconditioning and other costs, are applied to the account.

Charge-offs

DCFS USA’s policy generally requires that a retail account be charged-off under the following circumstances:

•	the resolution of a bankruptcy proceeding or the incurrence of an uninsured loss;

•	if the vehicle has been repossessed and has been sold; and

•	at least 10% of any monthly payment remains unpaid for at least 120 days after it was due and evidence does not exist that collection is imminent.

Any deficiencies remaining after repossession and sale of the related Financed Vehicle or after full charge-off of the related Contract are pursued by DCFS USA to the extent practicable and legally permitted.  Obligors are contacted, and when warranted by circumstances, DCFS USA (or an external agent acting on its behalf) establishes repayment schedules that are monitored until the deficiencies are either paid in full, a settlement agreement is reached or collection becomes impractical to pursue.

Physical Damage Insurance

Each Contract requires the obligor to maintain physical damage insurance that insures the obligor and DCFS USA against loss or damage to the vehicle during the Contract term.  While the obligor is required to maintain physical damage insurance on the related Financed Vehicle in an amount at least equal to that required by applicable State law, DCFS USA is not obligated to, and does not, monitor whether the obligor is maintaining that insurance.  Failure to maintain the required insurance is an event of default under the Contract.

The dealer agreements require the dealers to establish that the required insurance coverage is in effect at the time the related receivable is purchased by DCFS USA.  The dealer acknowledges in writing on the Contract that he has verified that insurance coverage is in force on the date of the Contract.

Extensions and Workouts

Consistent with its normal procedures, DCFS USA may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule.  Extensions may be granted, and an extension fee charged, to a current or delinquent obligor to cure a short-term cash flow problem.  Extensions are granted on an individual basis, and in the sole discretion of DCFS USA.  Key components of the extension policy include:

•	A maximum of five extensions over the life of the receivable;

•	A maximum of one extension every six payments;

•	The first four contract payments must be paid before any extension will be allowed; and

•	The extension must bring the account current.

Extensions are reported and monitored closely.  Upon such an extension or modification, the related Contract is no longer considered delinquent.  In addition, DCFS USA may permit a “promotional” extension, such as a holiday extension in December, for certain obligors.

In July 2009, a workout program was implemented whereby, in an attempt to prevent a default and align an obligor’s monthly payment with its ability to pay, DCFS USA, at its sole discretion, may agree with an obligor to terminate the related Contract and write a new Contract with a new account number.  This type of workout generally results in no reduction of principal, a new Contract with a lower monthly payment and a longer term than the remaining term of the original Contract.

Certified Pre-Owned Program

DCFS USA purchases motor vehicle installment contracts relating to new, Certified Pre-Owned and used vehicles.  A Certified Pre-Owned vehicle is a Mercedes-Benz vehicle that is fewer than six model years old, has fewer than 75,000 miles and has been inspected by a Mercedes-Benz dealer and passed a 155 point vehicle inspection.  Customer benefits from purchasing a Certified Pre-Owned vehicle include a Mercedes-Benz backed limited warranty up to 100,000 total miles, a seven day or 500 mile exchange privilege, roadside assistance and a Carfax vehicle history report.

Securitization Program

Prior to the offering of the securities under this prospectus, DCFS USA has not been involved in securitizing receivables of the type included under this registration statement.  The last securitization of such receivables sponsored by a predecessor of DCFS USA was a 1998 securitization of Mercedes-Benz installment sales contracts and installment loans.

DCFS USA’s Chrysler predecessors regularly securitized installment sales contracts and installment loans for Chrysler vehicles and Chrysler dealer floorplan loans through a well-established retail securitization program.

Prior to the Chrysler merger, from 1993 until 1998, MBCC sponsored six public securitizations of pools comprised of either Mercedes-Benz installment sale contracts or a combination of Mercedes-Benz retail and Freightliner commercial installment sale contracts.  The last of these transactions was paid in full in 2002, and MBCC did not sponsor any additional term securitizations.

DCFS USA’s began securitizing its lease assets in March 2009.  As of the date of this prospectus, DCFS USA has been involved in one passenger vehicle lease securitization in a private transaction.  This transaction has not experienced any events of default or servicer defaults and DCFS USA has never taken any action out of the ordinary to prevent such an occurrence.  Neither DCFS USA nor any issuing entity can guarantee that there will not be any events of default or servicer defaults in the future.

The Depositor

Daimler Retail Receivables LLC, a Delaware limited liability company organized on April 10, 2009, will be the depositor with respect to each series of securities.  The sole equity member of the depositor is DCFS USA.  The depositor maintains its principal executive offices at 36455 Corporate Drive, Farmington Hills, Michigan 48331.  Its telephone number is (248) 991-6700.

The depositor will acquire receivables to be included in each issuing entity from DCFS USA pursuant to a receivables purchase agreement.  The depositor will not retain any interest in the receivables and will have no ongoing servicing obligations or responsibilities with respect to any receivables and no administrative obligations with respect to any issuing entity.

The depositor was organized for the purposes of establishing issuing entities, selling beneficial interests therein and acquiring and selling assets to such issuing entities.  None of the depositor, its parent or any of the depositor’s affiliates will insure or guarantee the receivables or the securities of any series.  The depositor will be responsible for paying the costs of forming the issuing entity, legal fees for certain transaction parties, Rating Agency fees and certain other transaction costs.

The depositor does not have, is not required to have, and is not expected in the future to have, any significant assets.  The depositor is not a party to any legal proceeding that could reasonably be expected to have a material impact on any issuing entity or the interests of any securityholders.

The Issuing Entities

The depositor will create a separate issuing entity for each securitization.  Each issuing entity will be either a Delaware statutory trust or a common law trust established to issue the related series of notes and/or certificates.  Each issuing entity will be established for the transactions described in this prospectus and in the prospectus supplement.  After issuing the securities described in a prospectus supplement, each issuing entity may issue additional securities in exchange for its residual interest under the terms and conditions described under “Description of the Receivables Transfer and Servicing Agreements—Residual Interest; Issuance of Additional Securities”.  The principal offices of the issuing entity and the owner trustee will be specified in the prospectus supplement.

The operations of each issuing entity will be governed by the applicable trust agreement and indenture.  An issuing entity will not have the discretion under the applicable trust agreement to engage in activities other than those described below.  The trust agreement governing an issuing entity may be amended for ministerial purposes by the depositor and the owner trustee with prior written notice to any Rating Agencies, or for any purpose by the depositor and the owner trustee with prior written notice to any Rating Agencies and the consent of the holders of not less than 51% of the notes outstanding or, if the notes have been paid in full, the holders of not less than 51% of the certificates outstanding.  In addition, the indenture will contain restrictions on the issuing entity’s activities.  For information concerning these restrictions and the provisions governing the amendment of these restrictions, see “The Indenture—Issuing Entity Indenture Covenants” and “—Modification of Indenture”.

Each issuing entity will only engage in the following activities, and does not have the discretion to engage in activities other than the following activities:

•	entering into the applicable transaction documents;

•	acquiring, holding and managing its receivables, their proceeds, its credit or cash flow enhancement, if any, and other assets of the issuing entity;

•	issuing its securities;

•	making payments on the securities; and

•	other activities that are necessary, suitable or incidental to the above activities.

The Trustees

The owner trustee and the indenture trustee for each issuing entity will be identified in the prospectus supplement.  You will find the addresses of the principal offices of the issuing entity and each trustee, as well as a description of their experience as trustees, in the prospectus supplement.

The Owner Trustee

The owner trustee’s main duties will be:

•	creating the issuing entity by filing a certificate of trust with the Delaware Secretary of State or, in the case of a common law trust, by complying with applicable state law;

•
if so specified in the prospectus supplement, maintaining (or causing to be maintained) a certificate distribution account for the benefit of the certificateholders or the holders of the residual interest in the issuing entity; and

•	executing documents on behalf of the issuing entity.

The owner trustee’s liability in connection with the issuance and sale of the related securities is limited solely to its express obligations set forth in the trust agreement and the sale and servicing agreement.  The depositor and the Servicer will reimburse and indemnify the owner trustee for all liabilities, losses, damages and expenses that are incurred by the owner trustee or arise out of its actions in connection with the issuing entity, except where such liabilities, losses, damages or expenses arise from the owner trustee’s willful misconduct, bad faith or negligence.  The owner trustee will not be liable for any error in judgment made in good faith and will not be liable for any action taken at the direction of the administrator, the depositor or any certificateholder.  The owner trustee will not be required to expend its own funds or incur any financial liability in respect of any of its actions as owner trustee if the owner trustee has reasonable grounds to believe that reimbursement to it of such funds or for such liabilities is not reasonably assured.

The depositor and the Servicer will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the owner trustee or as a result of breaches of representation made by the owner trustee in the trust agreement.  The Servicer will indemnify the owner trustee for liabilities and damages caused by the Servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as Servicer.  The administrator will indemnify the trustees for all liabilities and damages arising out of the trustees’ performance of their duties unless caused by willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of their duties.

The issuing entity will pay the fees of the owner trustee, reimburse the owner trustee for expenses incurred in performing its duties, and pay any indemnities due to the owner trustee, to the extent such amounts have not been paid or reimbursed by the depositor or the administrator.  The issuing entity will pay these amounts to the owner trustee on each Distribution Date up to any limit specified in the prospectus supplement before the issuing entity makes any payment to securityholders.  Except following the occurrence of an Event of Default, the issuing entity will pay these amounts to the owner trustee in excess of the limit only after the servicing fee and all required interest and principal payments on that Distribution Date are paid in full.  Except as otherwise provided in the prospectus supplement, following the occurrence of an Event of Default, all owner trustee fees, expenses and indemnities will be paid first.

The owner trustee may resign at any time by notifying the depositor and the administrator.  The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.

The trust agreement will terminate when:

•	the last receivable is paid in full, settled, sold or charged off and all collections are applied; or

•	the issuing entity has paid all the notes in full and all other amounts payable by it under the transaction documents.

Upon termination of the trust agreement, any remaining issuing entity assets will be distributed to the certificateholders and the issuing entity will be terminated.

The Indenture Trustee

Duties of the Indenture Trustee.  Except upon the occurrence and during the continuation of an Event of Default, the indenture trustee:

•	will perform those duties and only those duties that are specifically set forth in the related indenture;

•
may, in the absence of bad faith, rely on certificates or opinions furnished to the indenture trustee which conform to the requirements of the indenture as to the truth of the statement and the correctness of the opinions expressed in those certificates or opinions; and

•
will examine any certificates and opinions which are specifically required to be furnished to the indenture trustee under the indenture to determine whether or not they conform to the requirements of the indenture.

If an Event of Default shall have occurred and be continuing, the indenture trustee will be required to exercise the rights and powers vested in it by the related indenture and to use the same degree of care and skill in the exercise of those rights and powers as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation, Indemnification.  The Servicer shall pay or cause to be paid to the indenture trustee from time to time reasonable compensation for its services, reimburse the indenture trustee for all expenses and disbursements reasonably incurred or made by it and indemnify the indenture trustee for, and hold it harmless against, any and all losses, liabilities or expenses, including attorneys’ fees, incurred by it in connection with the administration of the issuing entity and the performance of its duties under the related indenture.  The indenture trustee will not, however, be indemnified for, or held harmless against, any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith.  The indenture trustee will not be liable:

•	for any error of judgment made by it in good faith unless it is proved that it was negligent in ascertaining the pertinent facts;

•	for any action it takes or omits to take in good faith in accordance with directions received by it from the noteholders in accordance with the terms of the related indenture; or

•	for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

The indenture trustee will not be deemed to have knowledge of any Event of Default unless a responsible officer of the indenture trustee has actual knowledge of the default or has received written notice of the default in accordance with the related indenture.

Replacement of Indenture Trustee.  The holders of notes evidencing at least 51% of the aggregate principal amount of the notes may remove the indenture trustee without cause by notifying the trustees, the depositor and each Rating Agency of that removal and, following that removal, may appoint a successor indenture trustee.  Any successor indenture trustee must at all times satisfy the applicable requirements of the Trust Indenture Act and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade by each Rating Agency or must otherwise be acceptable to each Rating Agency.

The indenture trustee may resign at any time by notifying the issuing entity and the noteholders.  The issuing entity will be required to remove the indenture trustee if the indenture trustee:

•	ceases to be eligible to continue as the indenture trustee under the indenture;

•	is adjudged to be bankrupt or insolvent;

•	comes under the charge of a receiver or other public officer; or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the indenture trustee, or the failure of the noteholders to appoint a successor indenture trustee following the removal of the indenture trustee without cause, the administrator will be required promptly to appoint a successor indenture trustee under the indenture.  Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of such appointment by the successor indenture trustee.

Property of the Issuing Entity

The property of each issuing entity will consist of a pool of motor vehicle installment sales contracts and installment loans secured by security interests in Financed Vehicles financed by those loans or contracts, and the receivables with respect thereto and, except as otherwise set forth in the prospectus supplement, all payments received thereunder after the applicable Cutoff Date.  The receivables were or will be purchased by DCFS USA indirectly pursuant to agreements with dealers or lenders.

The receivables will be serviced by the Servicer or one or more subservicers.  On or prior to the Closing Date for an issuing entity, DCFS USA will sell the related receivables to the depositor and the depositor, in turn, will sell the receivables to the issuing entity.

To the extent provided in the prospectus supplement, DCFS USA will convey additional receivables known as Subsequent Receivables to the issuing entity as frequently as daily during the Pre-Funding Period specified in the prospectus supplement.  An issuing entity will purchase any Subsequent Receivables with amounts deposited in a pre-funding account or from principal collections on the receivables.  Up to 50% of the net proceeds from the sale of the securities issued by an issuing entity may be deposited into a pre-funding account for the purchase of Subsequent Receivables.  The Pre-Funding Period, if any, will not exceed the period of one year after the Closing Date.  If the eligibility criteria for an issuing entity’s acquisition of Subsequent Receivables are different from the eligibility criteria for the receivables acquired by the issuing entity on the Closing Date, the prospectus supplement will set forth those differences.

The property of each issuing entity will also include:

•	security interests in the Financed Vehicles;

•	the rights to proceeds, if any, from claims on certain theft, physical damage, credit life and credit disability insurance policies, if any, covering the Financed Vehicles or the obligors;

•	the rights of DCFS USA and the depositor to certain documents and instruments relating to the receivables;

•	amounts as from time to time may be held in one or more accounts maintained for the issuing entity;

•	any credit or cash flow enhancement described herein (including any interest rate swap or interest rate protection agreement) specified in the prospectus supplement;

•	certain payments and proceeds with respect to the receivables held by the Servicer;

•	any proceeds of recourse rights against the dealer that sold a receivable to DCFS USA;

•	certain rebates of premiums and other amounts relating to certain insurance policies and other items financed under the receivables; and

•	any and all proceeds of the above items.

The issuing entity’s rights and benefits with respect to the property of the issuing entity will be assigned to the indenture trustee for the benefit of the noteholders.

The Receivables Pools

The Receivables

Criteria for Selecting the Receivables.  The receivables to be held by each issuing entity have been or will be originated indirectly by a dealer or lender and purchased by DCFS USA under an agreement between DCFS USA and the dealer or lender, as applicable.  Receivables will be transferred by DCFS USA to the depositor under a receivables purchase agreement for sale by the depositor to the applicable issuing entity.

Subsequent Receivables may be originated indirectly by dealers or lenders at a later date using credit criteria different from those which were applied to the receivables transferred to an issuing entity on the applicable Closing Date and may be of a different credit quality and seasoning.  In addition, following the transfer of Subsequent Receivables to the applicable issuing entity, the characteristics of the entire pool of receivables included in the issuing entity may vary significantly from those of the receivables transferred to the issuing entity on the Closing Date.

The receivables to be held by each issuing entity will be purchased by the depositor from DCFS USA in accordance with several criteria, including that each receivable:

•	is secured by a Financed Vehicle that, as of the Cutoff Date, has not been repossessed without reinstatement;

•	was not more than 30 days (or such other number of days specified in the related prospectus supplement) past due, as of the Cutoff Date;

•	was originated in the United States;

•	has a fixed or variable interest rate;

•
except as otherwise provided in the related prospectus supplement, is fully amortizing and provides for level payments over its term with the portion of principal and interest of each level payment determined on a simple interest basis; and

•	satisfies the other criteria, if any, set forth in the prospectus supplement.

Terms of the receivables included in each issuing entity which are material to investors will be described in the prospectus supplement.

Underwriting of Receivables.  The receivables will have been underwritten as described under “The Sponsor and Servicer—Underwriting”.

Simple Interest Receivables.  The receivables will provide for the application of payments on the simple interest method that provides for the amortization of the receivable over a series of fixed level payment monthly installments.  Each monthly installment under a receivable consists of an amount of interest which is calculated on the basis of the aggregate principal balance multiplied by the Contract Rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the last payment of interest was made.  Except as otherwise provided in the prospectus supplement, as payments are received under a receivable, the amount received is applied, first, to interest accrued to the date of payment, second, to reduce the unpaid principal balance, and third, to late fees and other fees and charges, if any.  Accordingly, if an obligor on a receivable pays a fixed monthly installment before its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.

Conversely, if an obligor pays a fixed monthly installment after its scheduled due date:

•	the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled; and

•	the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less.

In either case, the obligor pays fixed monthly installments until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.  If a receivable is prepaid, the obligor is required to pay interest only to the date of prepayment.

Specific Information About the Receivables.  Information with respect to each pool of receivables of an issuing entity will be set forth in the prospectus supplement, including, to the extent appropriate:

•	the portion of the receivables pool secured by new Financed Vehicles and by used Financed Vehicles;

•	the aggregate principal balance of all of the receivables;

•	the average principal balance of the receivables and the range of principal balances;

•	the number of receivables in the receivables pool;

•	the geographic distribution of receivables in the receivables pool;

•	the weighted average Contract Rate and the distribution by Contract Rate;

•	the weighted average original term and the range of original terms;

•	the weighted average remaining term and the range of remaining terms; and

•	the scheduled weighted average life.

Static Pool Data

Static pool data consisting of delinquency, cumulative loss and prepayment data for securitized pools of retail motor vehicle receivables purchased by DCFS USA from dealers or lenders will be made available either through a website specified in the related prospectus supplement or in an appendix to the prospectus supplement.  Except as stated below, any static pool data provided through the website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.  We cannot assure you that the prepayment, loss or delinquency experience of the receivables sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the securitized pools sponsored by DCFS USA.  In this regard, you should note how the characteristics of the receivables in those securitized pools differ from the characteristics of the receivables to be purchased by the issuing entity set forth in the prospectus supplement.  Such differences, along with the varying economic conditions applicable to those securitized pools, may make it unlikely that the receivables described in any prospectus supplement will perform in the same way that any of those securitized pools has performed.

Notwithstanding the foregoing, the following information shall not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	with respect to information regarding pools that do not include the currently offered pool, information regarding pools that were established before January 1, 2006;

•	with respect to information regarding the pool described in the prospectus supplement, information about the pool for periods before January 1, 2006;

Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement.  The related prospectus supplement will specify how static pool data will be presented.

Maturity and Prepayment Considerations

The weighted average lives of the securities of any issuing entity will generally be influenced by the rate at which the principal balances of its receivables are paid, which payment may be in the form of scheduled amortization or prepayments.  “Prepayments” for these purposes includes the following circumstances:

•	prepayments in full by obligors, who may repay at any time without penalty;

•
DCFS USA may be required to repurchase a receivable sold to the issuing entity if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach;

•
the Servicer may be obligated to purchase a receivable from the issuing entity if certain breaches of covenants occur or if the Servicer extends or modifies the terms of a receivable beyond the Collection Period preceding the final scheduled Distribution Date for the securities with the latest maturity specified in the prospectus supplement;

•	partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums;

•	liquidations of the receivables due to default; and

•	partial prepayments from proceeds from physical damage, credit life and disability insurance policies.

In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of an issuing entity on each Distribution Date since that amount will depend, in part, on the amount of principal collected on the issuing entity’s receivables during the related Collection Period.  Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders.  The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the issuing entity.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer its Financed Vehicle without the depositor’s consent.  These factors may also include unemployment, servicing decisions, seasoning of receivables, destruction of vehicles by accident, sales of vehicles and market interest rates.  An important factor affecting the prepayment of a large group of receivables is the difference between the interest rates on the receivables and prevailing market interest rates.  If the prevailing market interest rates were to fall significantly below the interest rates borne by the receivables, the rate of prepayment and refinancings would be expected to increase.  Conversely, if prevailing market interest rates were to increase significantly above those interest rates, the rate of prepayments and refinancings would be expected to decrease.

The prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the receivables and the securities of the issuing entity.

Note Factors and Trading Information

The Servicer will provide to you in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes or on certificates that have been issued with a principal balance.

General

Calculation of the Factor for Your Class of Securities.  The Servicer will compute a separate factor for (i) each class of notes issued and (ii) certificates issued with a principal balance.  The factor for each class of securities will be computed by the Servicer prior to each distribution with respect to the related class of notes or certificates indicating the remaining outstanding principal amount of that class of securities, as of the applicable Distribution Date.  The Servicer will compute the factor after giving effect to payments to be made on such Distribution Date, as a fraction of the initial outstanding principal amount of the related class of notes or certificates.

Your Portion of the Outstanding Amount of the Securities.  For each security you own, your portion of that class of notes or certificates, as applicable, will be the product of:

•	the original denomination of your security; and

•	the factor relating to your class of securities computed by the Servicer in the manner described above.

The Note Factors Will Decline as the Issuing Entity Makes Payments on the Securities

The factor for each class of notes and certificates with a principal balance, if any, will initially be 1.000000.  The factors will then decline to reflect reductions, as applicable, in:

•	the aggregate principal balance of the applicable class of notes; or

•	the aggregate principal balance of the applicable class of certificates.

These amounts will be reduced over time as a result of scheduled payments, prepayments, purchases of the receivables by DCFS USA or the Servicer and liquidations of the receivables.

Additional Information

The noteholders and the certificateholders, as applicable, will receive reports generated by the Servicer on or about each Distribution Date concerning, with respect to the:

•
related Collection Period, payments received on the receivables, the aggregate principal balance of the receivables, note factors for each class of notes and certificates described above, as applicable, and various other items of information; and

•
preceding Distribution Date, as applicable, the aggregate principal balance of the receivables on the last day of the related Collection Period and any reconciliation of such aggregate principal balance with information provided by the Servicer.

In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.  See “Certain Information Regarding the Securities—Reports to Securityholders”.

Use of Proceeds

As further described in the prospectus supplement, the net proceeds from the sale of the securities of an issuing entity will be applied:

•	by the depositor to the purchase of the receivables from DCFS USA;

•	if the issuing entity has a pre-funding account, by the depositor to make the deposit into that account;

•	if the issuing entity has a yield supplement account, by the depositor to make the deposit into that account;

•
if the issuing entity has a reserve fund or any other account established for the issuing entity as specified in the prospectus supplement, by the depositor to make the initial deposit into each such account;

•	by the depositor to pay for certain expenses incurred in connection with the purchase of the receivables and sale of the securities;

•	and if so specified in the prospectus supplement, to pay expenses incurred in connection with the selection and acquisition of the receivables.

Principal Documents

In general, the operations of an issuing entity will be governed by the following documents:

Document	Parties	Primary Purposes
Trust Agreement	The owner trustee and the depositor	Creates the issuing entity Provides for issuance of certificates and payments to certificateholders Establishes rights and duties of the owner trustee Establishes rights of certificateholders
Indenture	The issuing entity, as issuer of the notes, and the indenture trustee
Provides for issuance of the notes, the terms of the notes and payments to noteholders

Secures the notes with a lien on the property of the issuing entity

Establishes rights and duties of the indenture trustee

Establishes rights of noteholders

Receivables Purchase Agreement	DCFS USA, as seller, and the depositor, as purchaser	Effects sale of receivables to the depositor Contains representations and warranties of DCFS USA concerning the receivables
Sale and Servicing Agreement	The depositor, the Servicer and the issuing entity as purchaser
Effects sale of receivables to the issuing entity

Contains representations and warranties of the depositor concerning the receivables

Contains servicing obligations of the Servicer

Provides for compensation to the Servicer

Directs how proceeds of the receivables will be applied to expenses of the issuing entity and payments on its securities

Various provisions of these documents are described throughout this prospectus and in the prospectus supplement.  The prospectus supplement for a series will describe the material provisions of these documents that are applicable to the related series and that are not described or are described in general terms in this prospectus.

A form of each of these principal documents has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.  The summaries of the principal documents in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of those principal documents.

Certain Information Regarding the Securities

General

The prospectus supplement will describe:

•	the timing, amount and priority of payments of principal and interest on each class of the securities;

•	the interest rates or the formula for determining the interest rates;

•	the method of determining the amount of the principal payments;

•	the priority of the application of the issuing entity’s available funds to its expenses and payments on its securities; and

•	the allocation of losses on the receivables among the classes of securities.

The rights of any class of securities to receive payments may be senior or subordinate to other classes of securities.  A security may be entitled to:

•	principal payments with disproportionate, nominal or no interest payments;

•	interest payments with disproportionate, nominal or no principal payments; or

•	residual cash flow remaining after all other classes have been paid.

Each class of securities entitled to receive interest payments may bear interest at a fixed rate of interest or a floating rate of interest as more fully described in this prospectus and in the prospectus supplement.  If a class of securities is redeemable, the prospectus supplement will describe when they may be redeemed and at what price.  If so specified in the prospectus supplement, securities may be subject to redemption at the end of the Pre-Funding Period, if any, to the extent of any amounts remaining on deposit in the pre-funding account or as a result of the Servicer exercising its option to purchase the receivables as described under “—Optional Redemption”.  If so specified in the prospectus supplement, redeemable securities may also be redeemable at the option of the issuing entity, but not at the option of any securityholder or holders.  The aggregate initial principal amount of the securities issued by an issuing entity may be greater than, equal to or less than the aggregate initial principal balance of the receivables held by that issuing entity.

Payments of principal and interest on any class of securities will be made on a pro rata basis among all the securityholders of each class.  If the amount of funds available to make a payment on a class is less than the required payment, the holders of the securities of that class will receive their pro rata share of the amount available for the class.  A series may provide for a liquidity or credit facility that permits one or more classes of securities to be paid in planned amounts on specified Distribution Dates, which will be described in the prospectus supplement.

Fixed Rate Securities

Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass-through rate, as the case may be, specified in the prospectus supplement.  Interest on each class of fixed rate securities may be computed on the basis of a 360-day year of twelve 30-day months or on such other day count basis as is specified in the prospectus supplement.

Floating Rate Securities

Each class of floating rate securities will bear interest for each applicable interest accrual period described in the prospectus supplement at a rate determined by reference to a base rate of interest, plus or minus the number of basis points specified in the prospectus supplement, if any, or multiplied by the percentage specified in the prospectus supplement, if any.

The base rate of interest for any floating rate securities will be based on a London interbank offered rate, commercial paper rates, Federal funds rates, United States government treasury securities rates or negotiable certificates of deposit rates.

A class of floating rate securities may also have either or both of the following (in each case expressed as a rate per annum):

•
a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period; provided, that the interest rate applicable to any class of floating rate securities will in no event be higher than the maximum rate permitted by applicable law; and

•	a minimum limitation, or floor, on the rate at which interest may accrue during any interest accrual period.

Each issuing entity issuing floating rate securities may appoint a calculation agent to calculate interest rates on each class of its floating rate securities.  The prospectus supplement will identify the calculation agent, if any, for each class of floating rate securities, which may be either the owner trustee or the indenture trustee.  All determinations of interest by a calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the floating rate securities.  All percentages resulting from any calculation of the rate of interest on a floating rate security will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

If an issuing entity issues floating rate notes, it may enter into interest rate swaps or interest rate caps with counterparties to hedge the potential mismatch between the fixed interest rates on the receivables and the floating interest rates on the floating rate notes. The material terms of these arrangements and information about the counterparties will be described in the related prospectus supplement.

Optional Redemption

In order to avoid excessive administrative expense, the Servicer will have the option to purchase the receivables on any Distribution Date following the last day of a Collection Period as of which the aggregate principal balance of the receivables is 10% (or such other percentage set forth in the prospectus supplement) or less of the sum of (1) the aggregate principal balance of the receivables transferred to the issuing entity as of the Closing Date, calculated as of the Cutoff Date, plus (2) if an issuing entity may acquire Subsequent Receivables during the Pre-Funding Period, the aggregate principal balance of such Subsequent Receivables as of the related Subsequent Cutoff Date or Dates.  The purchase price for the receivables will equal the aggregate Purchase Amounts thereof as of the end of the related Collection Period; provided, however, that the purchase price must equal or exceed the aggregate principal amount of the securities, accrued and unpaid interest thereon through the related interest period, plus all amounts due to the Servicer in respect of its servicing compensation, any unreimbursed Advances[,] and all amounts owed to the trustees [and all amounts due to the swap counterparty under the Interest Rate Swap Agreement].  The Servicer will notify the trustees, the depositor and the Rating Agencies of its intent to exercise this optional purchase right not less than ten days prior to the related Distribution Date.  The exercise of this right will effect early retirement of the securities of the related issuing entity.

Book-Entry Registration

The Issuing Entities May Use Book-Entry Registration Instead of Issuing Definitive Securities.  Except for the securities, if any, of an issuing entity retained by the depositor or an affiliate thereof, each class of securities offered through this prospectus and a prospectus supplement may initially be represented by one or more certificates registered in the name of Cede & Co., DTC’s nominee, except as set forth below.  The securities will be available for purchase in the denominations specified in the prospectus supplement and may be available for purchase in book-entry form only.  Accordingly, the nominee is expected to be the holder of record of any class of securities issued in book-entry form.  If a class of securities is issued in book-entry form, unless and until Definitive Securities are issued under the limited circumstances described in this prospectus or in the prospectus supplement, you, as an owner of securities will not be entitled to receive a physical certificate representing your interest in the securities of that class.  Beneficial owners will not be recognized by the indenture trustee as “holders”, as such term will be used in the indenture.  Beneficial owners will only be permitted to exercise the rights of holders indirectly through DTC and its participants, as further described below.

If a class of securities is issued in book-entry form, all references in this prospectus and in the prospectus supplement to actions by holders of that class of securities refer to actions taken by DTC upon instructions from its participating organizations and all references in this prospectus and in the prospectus supplement to distributions, notices, reports and statements to securityholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the related securities for distribution to the related securityholders in accordance with DTC’s procedures with respect thereto.  The rules applicable to DTC and its participants are on file with the SEC.

The prospectus supplement will specify whether the holders of the notes or certificates of the issuing entity may hold their respective securities as book-entry securities.

To facilitate subsequent transfers, all securities deposited by participants with DTC will be registered in the name of Cede & Co., as nominee of DTC.  The deposit of securities with DTC and their registration in the name of Cede & Co. will not change beneficial ownership.  DTC will have no knowledge of the actual beneficial owners and its records will reflect only the identity of the participants to whose accounts such securities are credited, which may or may not be the ultimate owners.  Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

You may hold your securities through DTC in the United States, Clearstream or Euroclear in Europe or in any manner described in the prospectus supplement.  The global securities will be tradable as home market instruments in both the European and United States domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Initial Settlement of the Global Securities.  Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  As a result, Clearstream and Euroclear will hold positions on behalf of their customers or participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC will follow the settlement practices that apply to United States corporate debt obligations.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures that apply to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Except as required by law, none of the administrator, the depositor, DCFS USA, the issuing entity, the Servicer, any underwriter, the owner trustee or the indenture trustee will have any liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the securities of any issuing entity held by DTC’s nominee, DTC, Clearstream or Euroclear or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Secondary Market Trading of the Global Securities.  Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt obligations in same-day funds.

Trading Between Clearstream Customers and/or Euroclear Participants.  Secondary market trading between Clearstream Customers or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser.  When global securities are to be transferred from the account of a DTC participant to the account of a Clearstream Customer or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement.  Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities against payment.  Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date.  Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the global securities.  After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Customer’s or Euroclear participant’s account.  The global securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (that is, the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream Customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing this is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream Customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts.  However, interest on the global securities would accrue from the value date.  Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of any overdraft charges, although this result will depend on each Clearstream Customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective depositary for the benefit of Clearstream Customers or Euroclear participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective depositaries, to a DTC participant.  The seller will send instructions to Clearstream or Euroclear through a Clearstream Customer or Euroclear participant at least one business day prior to settlement.  In these cases, Clearstream or Euroclear will instruct the respective depositaries, as appropriate, to deliver the global securities to the DTC participant’s account against payment.  Payment will include interest accrued on the global securities from and including the last Distribution Date to and excluding the settlement date.  The payment will then be reflected in the account of the Clearstream Customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York.  Should the Clearstream Customer or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period.  If settlement is not completed on the intended value date, that is, the trade fails, receipt of the cash proceeds in the Clearstream Customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream Customers or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

•
borrowing the global securities in the United States from a DTC participant no later than one day prior to settlement, which would give the global securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream Customer or Euroclear participant.

Securityholders who are not participants, either directly or indirectly, but who desire to purchase, sell or otherwise transfer ownership of, or other interest in, securities may do so only through direct or indirect participants.  In addition, securityholders will receive all distributions of principal and interest from the indenture trustee or the applicable trustee through the participants who in turn will receive them from DTC.  Under a book-entry format, securityholders may experience some delay in their receipt of payments, since the payments will be forwarded by the applicable trustee to DTC’s nominee.  DTC will forward the payments to its participants which thereafter will forward them to indirect participants or securityholders.  To the extent the prospectus supplement provides that Book-Entry Securities will be issued, the only “noteholder” or “certificateholder”, as applicable, will be DTC’s nominee.  Securityholders will not be recognized by the applicable trustee as “noteholders” or “certificateholders” and securityholders will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to these securities, may be limited due to the lack of a physical certificate for these securities.

Neither DTC nor Cede & Co. will consent or vote with respect to the securities.  Under its usual procedures, DTC will mail an omnibus proxy to the indenture trustee or the owner trustee, as the case may be, as soon as possible after each applicable record date for such a consent or vote.  The omnibus proxy will assign Cede & Co.’s consenting or voting rights to those participants to whose accounts the related securities will be credited on that record date, identified in a listing attached to the omnibus proxy.

DTC will advise the administrator of each issuing entity that it will take any action permitted to be taken by a securityholder under the related indenture or trust agreement only at the direction of one or more participants to whose accounts with DTC the securities are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of participants whose holdings include these undivided interests.

Non-United States holders of global securities will be subject to United States withholding taxes unless these holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants.

The Depositories.  DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  Participants include securities brokers and dealers (who may include any of the underwriters of securities of the issuing entity), banks, trust companies and clearing corporations and may include certain other organizations.  Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry changes in accounts of Clearstream Customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars.  Clearstream provides to its Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.  Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any of the underwriters of any issuing entity securities.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from transfers of securities and cash that are not simultaneous.

The Euroclear system has subsequently been extended to clear and settle transactions between Euroclear participants and counterparties both in Clearstream and in many domestic securities markets.  Transactions may be settled in any of 34 currencies.  In addition to safekeeping and securities clearance and settlement, the Euroclear system includes securities lending and borrowing and money transfer services.  The Euroclear system is operated by Euroclear Bank, S.A./N.V., acting as the Euroclear operator.  The Euroclear operator has a banking license from the Belgian Banking and Finance Commission.  As such, it is regulated and examined by the Belgian Banking and Finance Commission.

All operations are conducted by the Euroclear operator and all Euroclear securities clearance accounts and cash accounts are accounts with the Euroclear operator.  They are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law.  These govern all transfers of securities and cash, both within the Euroclear system, and receipts and withdrawals of securities and cash.  All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include any of the underwriters of any issuing entity securities.  Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.  The Euroclear operator acts under the Terms and Conditions, the Operating Procedures of the Euroclear system and Belgian law only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the securities among DTC, Clearstream and Euroclear participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Securities

With respect to any class of notes and any class of certificates issued in book-entry form, such notes or certificates will be issued as Definitive Notes and Definitive Certificates, respectively, to noteholders or certificateholders or their respective nominees, rather than to DTC or its nominee, only if (1) the administrator or the Servicer advises the indenture trustee or the owner trustee, as applicable, in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the securities and neither the administrator nor the indenture trustee, in the case of notes, is able to locate a qualified successor or (2) after the occurrence of an Event of Default or an Event of Servicing Termination under the related indenture or trust agreement, as applicable, with respect to the securities, holders representing not less than 51% of the outstanding principal amount of the notes or the certificates, as the case may be, of such class advise the indenture trustee or the owner trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, with respect to the notes or certificates is no longer in the best interest of the holders of the securities.

Upon the occurrence of any event described in the immediately preceding paragraph, the indenture trustee or the owner trustee will be required to notify all applicable securityholders of a given class through participants of the availability of Definitive Securities.  Upon surrender by DTC of the Definitive Securities representing the corresponding securities and receipt of instructions for re-registration, the indenture trustee or the owner trustee will reissue the securities as Definitive Securities to the securityholders.

Distributions of principal of, and interest on, the Definitive Securities will thereafter be made by the indenture trustee or the owner trustee in accordance with the procedures set forth in the related indenture or the related trust agreement directly to holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the Record Date specified for such securities in the prospectus supplement.  Unless otherwise specified in the prospectus supplement, the distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee or owner trustee.  The final payment on any Definitive Security, however, will be made only upon presentation and surrender of the Definitive Security at the office or agency specified in the notice of final distribution to the applicable securityholders.

Definitive Securities will be transferable and exchangeable at the offices of the indenture trustee or the owner trustee or of a registrar named in a notice delivered to holders of Definitive Securities.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee or the owner trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports to Securityholders

On or prior to each Distribution Date, the Servicer or administrator will prepare and provide to the indenture trustee and/or owner trustee a statement to be delivered to the securityholders on such Distribution Date.  Each statement to be delivered to securityholders will include, among other things, to the extent applicable to those securityholders, the following information, and any other information so specified in the prospectus supplement, with respect to the Distribution Date or the related Collection Period, as applicable:

(1)	the aggregate principal balance of the related receivables as of the beginning of such Collection Period;

(2)	delinquencies during such Collection Period;

(3)	the amount of the distribution allocable to principal of each class of securities;

(4)	the amount of the distribution allocable to interest on or with respect to each class of securities;

(5)	the amount of the distribution allocable to draws from any reserve fund or payments in respect of any other credit or cash flow enhancement arrangement;

(6)	the aggregate principal balance of the related receivables as of the close of business on the last day of such Collection Period;

(7)	any credit enhancement amount;

(8)
the aggregate principal balance and the appropriate factor for each class of notes, and the aggregate principal balance and the appropriate factor for each class of certificates, if any, each after giving effect to all payments reported under clause (3) above on that date;

(9)	the amount of the servicing fee paid to the Servicer and the amount of any unpaid servicing fee with respect to such Collection Period or Collection Periods, as the case may be;

(10)	the amount of the aggregate losses realized on the receivables during the Collection Period;

(11)	previously due and unpaid interest payments on each class of securities, and the change in these amounts from the preceding statement;

(12)
previously due and unpaid principal payments, plus interest accrued on such unpaid principal to the extent permitted by law, if any, on each class of securities, and the change in these amounts from the preceding statement;

(13)	the aggregate amount to be paid in respect of receivables, if any, repurchased in respect of the Collection Period;

(14)	the balance of any reserve fund, if any, on that date, after giving effect to changes on that date;

(15)	the amount of advances to be made by the Servicer in respect of the Collection Period, if any;

(16)	for each Distribution Date during any Pre-Funding Period, the amount remaining in the pre-funding account;

(17)
for the first Distribution Date that is on or immediately following the end of any Pre-Funding Period, the amount remaining in the pre-funding account that has not been used to fund the purchase of Subsequent Receivables and is being distributed as payments of principal on the securities; and

(18)
the amount of any cumulative shortfall between payments due in respect of any credit or cash flow enhancement arrangement and payments received in respect of the credit or cash flow enhancement arrangement, and the change in any shortfall from the preceding statement.

Each amount set forth under clauses (1), (2), (7), (9) and (10) with respect to the notes or the certificates, if any, of any issuing entity will be expressed as a dollar amount per $1,000 of the initial principal amount of such securities.

Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of each issuing entity, the applicable trustee will mail to each person who at any time during such calendar year was a securityholder and received any payment with respect to the issuing entity a statement containing certain information for the purposes of the securityholder’s preparation of federal income tax returns.  See “Material Federal Income Tax Consequences”.

Reports to be Filed with the SEC

The depositor will, or will cause the administrator to, file for each issuing entity the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include but are not limited to:

•
Reports on Form 8-K (Current Report), following the issuance of the series of securities of the issuing entity, including as exhibits to the Form 8-K (i) the agreements or other documents specified in the prospectus supplement, if applicable and (ii) the opinions related to the tax consequences and the legality of the securities being issued that are required to be filed under applicable securities laws;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K for that type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the related payment date.  The content of a report on Form 10-D will be substantially similar to the information to be furnished under “Reports to Securityholders”; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.  The annual report will include the Servicer’s report on its assessment of compliance with servicing criteria and the accountants’ attestation report on such assessment described under “Description of the Receivables Transfer and Servicing Agreement—Evidence as to Compliance”.

The depositor does not intend to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to an issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act.  The reports and any information included in a report will neither be examined nor, except to the extent of the accountants’ attestation report referred to above, reported on by an independent public accountant.  Each issuing entity will have a separate file number assigned by the SEC, which is generally not available until filing of the final prospectus supplement for the issuing entity.  Reports filed with respect to an issuing entity with the SEC after the final prospectus supplement is filed will be available under the issuing entity’s specific number, which will be a series number assigned to the file number of the depositor, which is 333-159281.

Securities Owned by the Issuing Entity, the Depositor, the Servicer or their Affiliates

Except as otherwise described in the principal documents relating to a series of securities issued by an issuing entity, any securities owned by the issuing entity, the depositor, DCFS USA, the Servicer or any of their respective affiliates will be entitled to benefits under such documents equally and proportionately to the benefits afforded other owners of securities except that such securities will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of securityholders have given any request, demand, authorization, direction, notice, consent or waiver under such documents, unless all of the securities of the related class or classes are owned by the issuing entity, the depositor, DCFS USA, the Servicer or any of their respective affiliates.

Limitation on Right to Institute Bankruptcy Proceedings

Each trustee and each securityholder, by accepting the related securities or a beneficial interest therein, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The Indenture

Each issuing entity that issues notes will issue one or more classes of notes under an indenture between the issuing entity and the related indenture trustee.  A form of indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part.  This summary describes the material provisions common to the indenture and notes of each issuing entity that issues notes.  The prospectus supplement will give you additional information on the material provisions specific to the notes which you are purchasing.  This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Events of Default

With respect to the notes issued by an issuing entity, except as otherwise provided in the prospectus supplement, “Events of Default” under the related indenture will consist of:

•	a default in the payment of interest on any note of the Controlling Class for five days or such longer period as is specified in the prospectus supplement;

•	a default in the payment of the principal of any note on the related final scheduled Distribution Date;

•
a default in the observance or performance of any other material covenant or agreement of the issuing entity made in the indenture and such default not having been cured for a period of 60 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material adverse respect as of the time made and such incorrectness not having been cured for a period of 30 days after written notice thereof has been given to the issuing entity by the depositor or the indenture trustee or to the issuing entity, the depositor and the indenture trustee by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity or its property as specified in the indenture; and

•	other events, if any, set forth in the indenture or the prospectus supplement.

The amount of principal due and payable to noteholders of an issuing entity under the related indenture until the final payment generally will be limited to amounts available to pay principal.  Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled Distribution Date for that class of notes.

If the indenture trustee has knowledge of an event of default or an event that would become an event of default with the passage of time, the indenture trustee will be obligated to mail notice of such default to each noteholder within 30 days after it occurs.  Except in the case of a default in payment of principal of or interest on any note (including payments pursuant to the redemption provisions of such note), the indenture trustee may withhold notice of the default if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of the noteholders.

Rights Upon Event of Default

If an Event of Default should occur and be continuing with respect to the notes of any issuing entity, the related indenture trustee or holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes may declare the principal of such notes to be immediately due and payable.  That declaration may be rescinded by the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes at any time before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if both of the following occur:

•	the issuing entity has paid or deposited with the indenture trustee enough money to pay:

(1)	all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default giving rise to the declaration of acceleration had not occurred; and

(2)	all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

If the notes have been declared immediately due and payable by the indenture trustee or the noteholders following the occurrence of an Event of Default, the indenture trustee may, and at the direction of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class shall, institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the property of the issuing entity, or elect to maintain the property of the issuing entity and continue to apply proceeds from the property of the issuing entity as if there had been no declaration of acceleration.  The indenture trustee may not, however, sell the property of the issuing entity following the occurrence of an Event of Default, other than a default for five or more days in the payment of interest on the notes of the Controlling Class or a default in the payment of principal on the notes on the final scheduled Distribution Date, unless:

•	the holders of 100% of the notes issued by the issuing entity consent to the sale, excluding notes held by DCFS USA, the Servicer or any of their respective affiliates;

•	the proceeds of the sale will be sufficient to pay in full the principal amount of and accrued but unpaid interest on the notes and certificates issued by the entity that have a principal balance; or

•
the indenture trustee determines that the property of the issuing entity would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due had the notes not been declared due and payable and the holders of notes evidencing not less than 66 2/3% of the aggregate principal amount of the Controlling Class consent to the sale.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the property of the issuing entity to pay principal of and interest on the notes on an ongoing basis.

If the property of the issuing entity is sold following the occurrence of an Event of Default, the indenture trustee will apply or cause to be applied the proceeds of that sale first to pay all amounts due to the indenture trustee as compensation under the indenture and then as available funds as described in the prospectus supplement under “Description of the Notes—Priority of Distributions Will Change if the Notes are Accelerated Following an Event of Default”.

If the property of the issuing entity is sold following the occurrence of an Event of Default and the proceeds of that sale are insufficient to pay in full the principal amount of and all accrued but unpaid interest on the notes, the indenture trustee will withdraw available amounts from the reserve fund, if any, in respect of that shortfall.

Subject to the provisions of the indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to the notes of the issuing entity, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request.  Subject to the provisions for indemnification and certain limitations contained in the related indenture, the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee.  Prior to acceleration of the maturity of the notes, the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the related issuing entity.  No such waiver will impair the right of any noteholder with respect to any subsequent or other default or Event of Default.

No holder of a note of any issuing entity will have the right to institute any proceeding with respect to the related indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•
the holders of not less than 25% in principal amount of the Controlling Class of notes have made written request to such indenture trustee to institute such proceeding in its own name as indenture trustee;

•	the holder or holders have offered such indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

•	the indenture trustee has for 60 days after the notice, request and offer of indemnity failed to institute the proceeding; and

•
no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of not less than 51% of the aggregate principal amount of the Controlling Class of notes.

If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders, each holding notes evidencing less than 51% of the aggregate principal amount of the Controlling Class, the indenture trustee in its sole discretion will determine what action, if any, will be taken with respect to such requests.

With respect to any issuing entity, neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate, if any, representing an ownership interest in the issuing entity nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the issuing entity contained in the applicable indenture.  The indenture trustee will covenant that it will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder’s consent.

Issuing Entity Indenture Covenants

Each indenture will subject the related issuing entity to the following covenants.

Restrictions on Merger and Consolidation.  Each issuing entity may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•
the entity expressly assumes the issuing entity’s obligation to make due and punctual payments upon the notes of the related issuing entity and the performance or observance of every agreement and covenant of the issuing entity under the indenture;

•	no event that is, or with notice or lapse of time or both would become, an Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•
the issuing entity has been advised in writing that the ratings of the notes and the certificates, if any, of the issuing entity then in effect would not be qualified, reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;

•
the issuing entity has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuing entity or to any related noteholder or certificateholder, if any;

•	any action as is necessary to maintain the lien and security interest created by the related indenture shall have been taken; and

•	the issuing entity has received an opinion of counsel and officer’s certificate each stating that such consolidation or merger satisfies all requirements under the related indenture.

Other Negative Covenants.  Each issuing entity will not, among other things—except as expressly permitted by the applicable agreements:

•	sell, transfer, exchange or otherwise dispose of any of its assets;

•
claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related issuing entity, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the issuing entity or its property;

•	dissolve or liquidate in whole or in part;

•	permit the lien of the related indenture to be subordinated or otherwise impaired, except as may be expressly permitted by the indenture;

•
permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under the indenture except as may be expressly permitted thereby;

•
permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuing entity or any part thereof, or any interest therein or the proceeds thereof, except for tax, mechanics’ or certain other liens on the Financed Vehicles and except as may be created by the terms of the related indenture; or

•
permit the lien of the related indenture not to constitute a valid and perfected first priority security interest in the assets of the issuing entity, other than with respect to any such tax, mechanics’ or other lien on the Financed Vehicles.

No issuing entity may engage in any activity other than as described under “The Issuing Entities”.  No issuing entity will incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates, if any, and as a result of any advances made to it by the Servicer or otherwise in accordance with the related sale and servicing agreement or other documents relating to the issuing entity.

List of Noteholders

Any three or more holders of the notes of any issuing entity may, by written request to the related indenture trustee accompanied by a copy of the communication that the requesting noteholders propose to send, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under such notes.  The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the issuing entity.

Annual Compliance Statement

Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the related indenture.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act, the indenture trustee for each issuing entity will be required to mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the related notes and that has not been previously reported.

Modification of Indenture

Except as otherwise provided in the prospectus supplement, any issuing entity, together with the related indenture trustee, may, without the consent of the noteholders of the issuing entity, but with prior written notice to each Rating Agency, execute a supplemental indenture for the purpose of, among other things, adding to the covenants of the issuing entity for the benefit of noteholders, curing any ambiguity, correcting or supplementing any provision of the indenture which may be inconsistent with any other provision of the indenture, any other transaction document or of this prospectus or a prospectus supplement or adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture which will not be inconsistent with other provisions of the indenture; provided, however, that no such supplemental indenture may materially adversely affect the interests of any noteholder.

The issuing entity and the applicable indenture trustee, may with the consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class of notes and with prior written notice to each Rating Agency, enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or modifying in any manner the rights of the noteholders; provided, however, that no such supplemental indenture may (i) materially and adversely affect the interests of any noteholders or (ii) without the consent of all noteholders affected by such supplemental indenture:

•
change the final scheduled distribution date or the due date of any installment of principal of or interest on any note or reduce the principal amount, the interest rate or the redemption price with respect to any note, change the application of collections on or the proceeds of a sale of the property of the issuing entity to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payments;

•
reduce the percentage of the aggregate principal amount of the Controlling Class the consent of the holders of notes of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;

•
modify or alter the provisions of the indenture regarding the voting of notes held by the issuing entity, any other obligor on the notes, DCFS USA, the depositor, the Servicer or any of their respective affiliates or modify or alter the definition of note balance or the definition of Controlling Class;

•
reduce the percentage of the note balance the consent of the holders of notes of which is required to direct the indenture trustee to sell or liquidate the property of the issuing entity after an Event of Default if the proceeds of the sale or liquidation would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding notes;

•
reduce the percentage of the aggregate principal amount of the notes of the Controlling Class the consent of the holders of notes of which is required to amend the sections of the indenture which specify the applicable percentage of aggregate principal amount of the notes of the Controlling Class necessary to amend the indenture or any other documents relating to the issuing entity;

•	affect the calculation of the amount of interest or principal payable on any note on any Distribution Date, including the calculation of any of the individual components of such calculation;

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the indenture; or

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

A supplemental indenture will be deemed not to materially adversely affect the interests of any noteholder if the person requesting the supplemental indenture:

•	has delivered prior written notice of such supplemental indenture to each Rating Agency; and

•	obtains and delivers to the indenture trustee an opinion of counsel to the effect that such supplemental indenture would not materially and adversely affect the interests of any noteholder.

No supplemental indenture will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the supplemental indenture will not materially adversely affect the taxation of any note or any noteholder, or adversely affect the tax status of the issuing entity.

Resignation of Indenture Trustee Due to Conflict of Interest

If an issuing entity issues a class of notes that is subordinated to one or more other classes of notes and an Event of Default occurs under the related indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act and may be required to resign as trustee for one or more of classes of notes.  In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes.  Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the related notes upon:

•
delivery to the indenture trustee for cancellation of all the notes or, if all notes not delivered to the indenture trustee for cancellation have become due and payable, upon the irrevocable deposit with the indenture trustee of funds sufficient for the payment in full of the principal amount of and all accrued but unpaid interest on the notes;

•	payment by the issuing entity of all amounts due under the indenture and the other transaction documents;

•
delivery to the indenture trustee of an officer’s certificate and an opinion of counsel, which may be internal counsel to the depositor or the Servicer, stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been satisfied; and

•
delivery to the indenture trustee of an opinion of counsel to the effect that the satisfaction and discharge of the indenture will not cause any noteholder to be treated as having sold or exchanged its notes for purposes of Section 1001 of the Internal Revenue Code.

Description of the Receivables Transfer and Servicing Agreements

This summary describes the material provisions of the documents under which the depositor will purchase the receivables from DCFS USA, an issuing entity will purchase the receivables from the depositor and the Servicer will service the receivables on behalf of the issuing entity.  These documents are the receivables purchase agreement and the sale and servicing agreement.  See “Principal Documents”.  This summary also describes the material provisions of the trust agreement and the administration agreement.  Forms of these documents have been filed as exhibits to the Registration Statement of which this prospectus forms a part.  This summary describes the material provisions of these agreements common to the securities of each issuing entity; the prospectus supplement will give you additional information on the material provisions specific to the securities which you are purchasing.  This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of those documents.

Sale and Assignment of Receivables

When the issuing entity issues securities, DCFS USA will transfer and assign, without recourse, to the depositor its entire interest in the related receivables, together with its security interests in the related Financed Vehicles, under a receivables purchase agreement.  The depositor will then transfer and assign to the applicable trustee, without recourse, under a sale and servicing agreement its entire interest in those receivables, including its security interests in the related Financed Vehicles.  Each receivable will be identified in a schedule appearing as an exhibit to the sale and servicing agreement.

Sale and Assignment of Subsequent Receivables.  The prospectus supplement for the issuing entity will specify whether, and the terms, conditions and manner under which, Subsequent Receivables will be sold by DCFS USA to the depositor and by the depositor to the applicable issuing entity from time to time during any Pre-Funding Period on each Subsequent Transfer Date.

Receivables in Electronic Format.  Following the construction of an electronic vaulting system (including licensing the use of specific software) designed to meet all UCC Article 9 and American National Standards Institute standards to permit the perfection of a security interest in receivables evidenced by electronic installment sales contracts and installment loans through control and to transfer the security interest in that form of receivable to an issuing entity, certain of the receivables of an issuing entity may be maintained in electronic form.  For a discussion of certain risks associated with installment sales contracts and installment loans maintained in electronic format, see “Risk Factors—Interests of other persons in the receivables could reduce the funds available to make payments on your securities” and “Material Legal Issues Relating to the Receivables—General”.

Representations and Warranties.  In each receivables purchase agreement, DCFS USA will represent and warrant to the depositor, who will in turn assign its rights under the agreement to the applicable issuing entity under the related sale and servicing agreement, among other things, that at the date of issuance of the related notes and/or certificates, if any, or at the applicable Subsequent Transfer Date:

•
each receivable has been originated by a dealer or a lender pursuant to an agreement between DCFS USA and such dealer or lender for the retail financing of a motor vehicle by an obligor located in one of the states of the United States or the District of Columbia and contains customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security;

•
each receivable and the sale of the related Financed Vehicle complies in all material respects with all requirements of applicable federal, state and, to the best of DCFS USA’s knowledge, local laws, rulings and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Rees-Levering Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, Federal Reserve Board Regulations B and Z, the Servicemembers Civil Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other consumer credit, equal opportunity and disclosure laws applicable to such receivable and sale;

•
each receivable represents the legal, valid and binding payment obligation in writing of the obligor, enforceable by the holder thereof in all material respects in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, liquidation and other similar laws and equitable principles relating to or affecting the enforcement of creditors’ rights;

•
immediately prior to the sale and assignment thereof to the issuing entity, each receivable was secured by a validly perfected first priority security interest in the Financed Vehicle in favor of DCFS USA as secured party or all necessary action with respect to such receivable has been taken to perfect a first priority security interest in the related Financed Vehicle in favor of DCFS USA as secured party, which security interest is assignable and has been so assigned by DCFS USA to the depositor and by the depositor to the issuing entity;

•
as of the Cutoff Date, there are no rights of rescission, setoff, counterclaim or defense, and DCFS USA has not received written notice of the same being asserted or threatened, with respect to any receivable;

•
as of the Cutoff Date, there are no liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes relating to a Financed Vehicle, that would be liens prior to, or equal or coordinate with, the lien granted by the receivable;

•
except for payment defaults continuing for a period of not more than 30 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any receivable exists, no continuing condition that with notice or lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable exists and DCFS USA has not waived any of the foregoing;

•	each receivable requires that the obligor thereunder obtain comprehensive and collision insurance covering the Financed Vehicle; and

•	any other representations and warranties that may be set forth in the prospectus supplement.

DCFS USA Must Repurchase Receivables Relating to a Breach of Representation or Warranty.  DCFS USA will agree in the receivables purchase agreement to repurchase from the issuing entity any receivable as to which DCFS USA has breached a representation or warranty (including by means of a subsequently discovered breach of any local law or ruling or regulation thereunder) if that breach materially and adversely affects the interest of the depositor, the issuing entity, any securityholder or any credit enhancer in that receivable and DCFS USA has not cured that breach on or before the last day of the Collection Period which includes the 30th day after the date on which DCFS USA becomes aware of, or receives written notice of, such breach.  DCFS USA will repurchase such receivable as of the last day of such Collection Period by depositing an amount equal to the Purchase Amount into the collection account on the related Deposit Date.  The depositor will assign to the issuing entity, pursuant to the sale and servicing agreement, all of its rights under the related receivables purchase agreement, including its right to cause DCFS USA to repurchase receivables as to which there has been a breach of a representation or warranty.  Alternatively, if so specified in the prospectus supplement, DCFS USA will be permitted, in a circumstance where it would otherwise be required to repurchase a receivable as described in the preceding sentence, to instead substitute a comparable receivable for the receivable otherwise requiring repurchase, subject to certain conditions and eligibility criteria for the substitute receivable to be summarized in the prospectus supplement.  The repurchase obligation of DCFS USA under the related receivables purchase agreement, as assigned to the issuing entity under the sale and servicing agreement, or, if applicable, the substitution alternative with respect thereto, constitutes the sole remedy available to the certificateholders, if any, the owner trustee, any noteholders or the indenture trustee for any such uncured breach.

Servicing of the Receivables.  Under each sale and servicing agreement, to assure uniform quality in servicing the receivables and to reduce administrative costs, the Servicer will service and administer the receivables held by the issuing entity and, as custodian on behalf of the issuing entity, maintain possession of the installment loan or installment sales contract agreements and any other documents relating to such receivables.  To assure uniform quality in servicing the receivables, as well as to facilitate servicing and save administrative costs, the installment loan or installment sales contract agreements and other documents relating thereto will not be physically segregated from other similar documents that are in the Servicer’s possession or otherwise stamped or marked to reflect the transfer to the issuing entity.  The obligors under the receivables will not be notified of the transfer.  However, UCC financing statements reflecting the sale and assignment of the receivables by the depositor to the issuing entity will be filed, and the Servicer’s accounting records and computer systems will be marked to reflect such sale and assignment.  Because the receivables will remain in the Servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the issuing entity if a subsequent purchaser were to obtain physical possession of one or more of the receivables without knowledge of the assignment, the issuing entity’s interest in the receivables could be defeated.  See “Material Legal Issues Relating to the Receivables—Security Interests in the Financed Vehicles”.

Accounts

The Servicer will establish and maintain for each issuing entity, in the name of the related indenture trustee on behalf of the related noteholders and such other persons specified in the indenture, one or more collection accounts into which all payments made on or with respect to the related receivables will be deposited.  The Servicer will establish and maintain with the related indenture trustee a note payment account in the name of such indenture trustee on behalf of the related noteholders and such other persons specified in the indenture, into which amounts released from the collection account and any other accounts of the issuing entity for payment to such noteholders will be deposited and from which all payments to such noteholders will be made.  In the case of an issuing entity that issues certificates, except as otherwise provided in the related prospectus supplement, amounts released from the collection account and any other accounts of the issuing entity for distribution to the certificateholders will be deposited into the note payment account from which all distributions to such certificateholders will be made.

Any other accounts to be established with respect to an issuing entity, including any pre-funding account, yield supplement account, negative carry account or reserve fund, will be described in the prospectus supplement.

All funds on deposit in the issuing entity accounts will be invested in Eligible Investments to the extent so provided in the sale and servicing agreement.  Eligible Investments are generally limited to obligations or securities that mature on or before the Business Day preceding the Distribution Date following the Collection Period during which the investment is made (or, in the case of any reserve fund, on or before the Business Day preceding the Distribution Date following the date of such investment).  Thus, the amount of cash available in any reserve fund at any time may be less than the balance of the reserve fund.  If the amount required to be withdrawn from any reserve fund to cover shortfalls in collections on the related receivables, as provided in the prospectus supplement, exceeds the amount of cash in the reserve fund, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders, if any, could result, which could, in turn, increase the average lives of the notes or the certificates, if any, of the related issuing entity.  All net investment earnings on funds on deposit in the issuing entity accounts will be deposited in the related collection account or distributed as provided in the prospectus supplement.

The Servicer will make all calculations and decisions regarding the allocation, transfer and disbursement of funds and there will not otherwise be any independent verification of the activity in the issuing entity accounts, other than to the limited extent addressed in the annual officer’s certificate of the servicer and the accountants’ report described in “Description of the Receivables Transfer and Servicing Agreements—Evidence as to Compliance”.

The issuing entity accounts will be maintained as Eligible Deposit Accounts, which satisfy certain requirements of the Rating Agencies.

Servicing Procedures

The Servicer, pursuant to the sale and servicing agreement, will service, manage, maintain custody of and collect amounts due under the receivables.  The Servicer will make reasonable efforts to collect all payments due with respect to the receivables held by the related issuing entity and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to motor vehicle installment sales contracts, installment loans, purchase money notes or other notes that it services for itself or others and that are comparable to such receivables.  The Servicer may, consistent with its normal procedures, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule.  Some of such arrangements may require the Servicer to purchase the receivable while others may result in the Servicer making advances with respect to the receivable.  The Servicer may be obligated to purchase or make advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond the date set forth in the prospectus supplement, or, if set forth in the prospectus supplement, the Servicer changes the Contract Rate or the total amount or number of scheduled payments of such receivable.  If the Servicer determines that eventual payment in full of a receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the Financed Vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law.

Collections

With respect to each issuing entity, the Servicer will deposit all payments on the related receivables and all proceeds of such receivables collected during each Collection Period into the related collection account within two Business Days after receipt thereof.  However, at any time that and for so long as (1) DCFS USA, or its successor, is the Servicer, (2) there exists no Event of Servicing Termination and (3) each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the prospectus supplement is satisfied, the Servicer will not be required to deposit such amounts into the collection account until related Deposit Date.  Except as otherwise provided in the prospectus supplement, the Servicer will deposit collections received during a Collection Period into the collection account on the related Deposit Date.  Pending deposit into the collection account, collections may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.  If the Servicer were unable to remit such funds, securityholders might incur a loss.

To the extent set forth in the prospectus supplement, the Servicer may, in order to satisfy the requirements described above, obtain a letter of credit, guaranteed investment contract, demand note, surety bond, insurance policy or guarantee of its deposit obligations for the benefit of the related issuing entity to secure timely remittances of collections on the related receivables and payment of the aggregate Purchase Amount with respect to receivables purchased by the Servicer.

Collections on a receivable made during a Collection Period which are not late fees, prepayment charges or certain other similar fees or charges shall be applied first to any outstanding Advances made by the Servicer with respect to such receivable and then to the scheduled payment.

Advances

If so provided in the prospectus supplement, on or before the Business Day prior to each Distribution Date, the Servicer may at its option make an Advance by depositing into the collection account an amount equal to the amount of interest that would have been due on the related receivables at their respective Contract Rates for the related Collection Period, assuming that the receivables are paid on their respective due dates, minus the amount of interest actually received on the receivables during the Collection Period.  If the calculation results in a negative number, an amount equal to that amount shall be paid to the Servicer in reimbursement of outstanding Advances.  In addition, in the event that a receivable becomes a defaulted receivable, the amount of accrued and unpaid interest owing on that receivable, but not including interest for the Collection Period, shall be withdrawn from the collection account and paid to the Servicer in reimbursement of outstanding Advances.  No advances of principal will be made with respect to receivables.

The Servicer shall make an Advance only to the extent that the Servicer, in its sole discretion, shall determine that such Advance shall be recoverable and the Servicer shall not be obligated to make such Advance.  The Servicer will deposit all Advances into the applicable collection account on the related Deposit Date.

Servicing Compensation and Expenses

Unless otherwise specified in the prospectus supplement, the Servicer will be entitled to receive a servicing fee for each Collection Period in an amount equal to a specified percentage per annum of the aggregate principal balance of the related receivables as of the first day of that Collection Period.  The servicing fee percentage applicable to each issuing entity will be specified in the prospectus supplement.  If so specified in the prospectus supplement, the Servicer also may be entitled to receive as a supplemental servicing fee for each Collection Period any late, prepayment and other administrative fees and expenses collected during that Collection Period and, if so specified in the prospectus supplement, the net investment earnings on funds deposited in the issuing entity accounts and other accounts with respect to the issuing entity.  The Servicer will be paid the servicing fee and the supplemental servicing fee for each Collection Period on the related Distribution Date.

The servicing fee and the supplemental servicing fee are intended to compensate the Servicer for performing the functions of a third party servicer of the receivables as an agent for the related issuing entity, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections and policing the collateral.  The fees will also compensate the Servicer for administering the receivables, including making advances, accounting for collections, furnishing monthly and annual statements to the trustees with respect to distributions and generating federal income tax information for the related issuing entity.  The fees, if any, also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the receivables.

Distributions

All distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities entitled thereto will be made by the owner trustee or indenture trustee to the related noteholders or certificateholders beginning on the first Distribution Date.  The timing, calculation, allocation, order, source, priorities of and requirements for all payments to each class of securityholders of an issuing entity will be set forth in the prospectus supplement.  On or prior to each Deposit Date, the Servicer will determine the amount of available funds for distribution to securityholders on the related Distribution Date and will direct the indenture trustee and/or the owner trustee to make such distributions as described in the prospectus supplement.

Credit and Cash Flow Enhancement

Any Form of Credit Enhancement May be Limited and May only Apply to Certain Classes of Securities.  To the extent provided in the prospectus supplement, credit and cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series.  The amounts and types of credit and cash flow enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities of a given series, if any, will be described in the prospectus supplement and will be in the form of any one or more of the following:

•
subordination where one or more junior classes of securities absorb losses before more senior classes and “turbo” payments where interest as well as principal collections on the receivables are used to repay a class or classes of notes and “fast pay/slow pay” where no or only limited amounts in respect of principal are paid to the holders of the certificates and any junior classes of notes until the senior class or classes are paid;

•
one or more reserve accounts or other cash deposits available to cover servicing fees, interest payments on the securities and certain payments of principal of the securities if collections on the receivables are insufficient or to provide additional interest on low interest rate receivables;

•	overcollateralization, which is the amount by which the aggregate principal balance of the receivables exceeds the aggregate principal amount of the notes;

•	excess interest collections on the receivables available to cover servicing fees, interest payments on the notes and certain payments of principal of the securities;

•
third party payments, guarantees, surety bonds, insurance policies, liquidity facilities, letters of credit or loan agreements that pay amounts specified in the prospectus supplement if other assets of the issuing entity are insufficient to make required payments or if assets of the issuing entity are unavailable, such as collections held by the Servicer at the time of a bankruptcy proceeding;

•
guaranteed investment contracts or guaranteed rate agreements under which, in exchange for either a fixed one-time payment or a series of periodic payments, the issuing entity receives specified payments from a counterparty either in fixed amounts or in amounts sufficient to achieve the returns specified in the agreement and described in the prospectus supplement;

•
yield supplement discount arrangements for low interest rate receivables where the payments due under certain of these receivables are discounted both at the applicable Contract Rate and at a higher rate and the aggregate difference of the discounted payments in each Collection Period is subtracted from the pool balance in order to increase the amount of interest available to be paid on each Distribution Date;

•
interest rate swaps where the issuing entity makes fixed payments on a monthly basis to a swap counterparty and receives a floating payment based on an index of interest rates for debt specified in the prospectus supplement and interest rate caps where the issuing entity makes a fixed one-time payment to a cap counterparty and receives a payment on a monthly basis to the extent that an index of interest rates for debt specified in the prospectus supplement exceeds a stated, or capped, amount;

•
repurchase obligations where the issuing entity may have the benefit of one or more agreements from originators, servicers, the sponsor and/or the depositor to repurchase from the issuing entity receivables as to which there is a material breach of the representations and warranties made by that party as described under “Description of the Transfer and Servicing Agreements—Sale and Assignment of Receivables”;

•
demand notes or lines of credit where the issuing entity may have the benefit of a payment obligation issued by a bank or other entity identified in the prospectus supplement.  The trustee will be entitled to make a draw on the payment obligation under the circumstances described in the prospectus supplement; or

•	any combination of two or more of the foregoing.

The credit or cash flow enhancement for the benefit of any class or securities of an issuing entity will be intended to enhance the likelihood of receipt by the securityholders of that class of the full amount of principal and interest due on the securities and decrease the likelihood that the securityholders will experience losses.  The credit or cash flow enhancement for a class of securities may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount and interest due on the securities.  If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies, as described in the prospectus supplement.

Depositor May Replace Credit or Cash Flow Enhancement with Rating Confirmation.  If so provided in the prospectus supplement, the depositor may replace the credit enhancement for any class of securities with another form of credit enhancement described herein without the consent of securityholders, provided the Rating Agencies confirm in writing that substitution will not result in the qualification, reduction or withdrawal of the rating of any class of securities of the related issuing entity.

Statements to Trustees and Issuing Entities

Prior to each Distribution Date with respect to securities of each issuing entity, the Servicer will provide to the trustees as of the close of business on the last day of the related Collection Period the report that is required to be provided to securityholders described under “Certain Information Regarding the Securities—Reports to Securityholders”.

Evidence as to Compliance

Each sale and servicing agreement will provide that the Servicer and any subservicer, as applicable, will furnish annually to the depositor and each trustee a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12-month period ended December 31 (or, in the case of the first statement, the period from the applicable Closing Date to December 31).  The servicing criteria generally include four categories:

•	general servicing considerations;
•	cash collection and administration;
•	investor remittances and reporting; and
•	pool asset administration.

The report is required to disclose any material instance of noncompliance with the servicing criteria.

Each sale and servicing agreement will provide that a firm of independent public accountants will furnish annually to the indenture trustee and owner trustee an attestation as to whether the Servicer’s assessment of its compliance with the applicable servicing criteria referred to in the preceding paragraph is fairly stated in all material respects, or a statement that the firm cannot express that view.

Each sale and servicing agreement will also require the Servicer to deliver annually to the depositor, each trustee and each Rating Agency, substantially simultaneously with the delivery of the accountants’ statement referred to above, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under such agreement during the preceding 12-month period ended December 31 (or, in the case of the first certificate, the period from the applicable Closing Date to December 31).  If there has been a default in the fulfillment of any such obligation in any material respect, the certificate will describe each such default.  The Servicer will be required under each sale and servicing agreement to give each trustee notice of certain Events of Servicing Termination.

Copies of these statements and certificates may be obtained by securityholders by a request in writing addressed to the applicable trustee.

Certain Matters Regarding the Servicer

Each sale and servicing agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination that the Servicer’s performance of its duties is no longer permissible under applicable law.  No resignation will become effective until the related indenture trustee or owner trustee, as applicable, or a successor Servicer has assumed the servicing obligations and duties under the sale and servicing agreement.  The Servicer will also have the right to delegate any of its duties under those agreements to a third party without the consent of any securityholder or the confirmation of any rating agency.  The Servicer, however, will remain responsible and liable for its duties under those agreements as if it had made no delegations.

Each sale and servicing agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related issuing entity or the related noteholders or certificateholders, if any, for taking any action or for refraining from taking any action under the sale and servicing agreement or for errors in judgment; except that neither the Servicer nor any other person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the Servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder.  In addition, each sale and servicing agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.  The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of a particular sale and servicing agreement, the rights and duties of the parties thereto and the interests of the related securityholders thereunder.  In that event, the Servicer’s legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the issuing entity, and the Servicer will be entitled to be reimbursed therefor.

Under the circumstances specified in each sale and servicing agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the sale and servicing agreement.

Events of Servicing Termination

Events of Servicing Termination under each sale and servicing agreement will consist of:

•
the failure of the Servicer to make any required payment or deposit under the sale and servicing agreement and the continuance of such failure unremedied beyond the earlier of five Business Days following the date that payment or deposit was due or, in the case of a payment or deposit to be made no later than a Distribution Date or the related Deposit Date, such Distribution Date or Deposit Date, as applicable;

•
the failure of the Servicer to observe or perform in any material respect any other covenant or agreement in the sale and servicing agreement that materially and adversely affects the rights of the depositor, the noteholders or, in the event that certificates are sold to unaffiliated third parties, certificateholders, and the continuance of such failure unremedied for 60 days after written notice of that failure shall have been given to the Servicer by the depositor, the owner trustee or the indenture trustee or to the Servicer by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class or, after the notes have been paid in full, the holders of certificates evidencing not less than 25% of the Certificate Balance;

•
any representation or warranty of the Servicer made in the sale and servicing agreement or in any certificate delivered pursuant thereto or in connection therewith, other than any representation or warranty relating to a receivable that has been purchased by the Servicer, shall prove to have been incorrect in any material respect as of the time when made and that breach shall continue unremedied for 30 days after written notice of that breach shall have been given to the Servicer by the depositor, the owner trustee or the indenture trustee or to the Servicer by the holders of notes evidencing not less than 25% of the aggregate principal amount of the Controlling Class;

•	the occurrence of certain Insolvency Events with respect to the Servicer; and

•	any other events set forth in the prospectus supplement.

Rights Upon Event of Servicing Termination

As long as an Event of Servicing Termination under a sale and servicing agreement shall have occurred and be continuing, the related indenture trustee or holders of not less than 51% (or such larger amount as may be specified in the prospectus supplement) of the aggregate principal account of the Controlling Class of notes and, after the notes have been paid in full, the owner trustee or the holders of certificates evidencing not less than 51% (or such larger amount as may be specified in the prospectus supplement) of the Certificate Balance, if any, may terminate all the rights and obligations of the Servicer under the sale and servicing agreement, whereupon the indenture trustee, owner trustee or a successor Servicer appointed by the indenture trustee or owner trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements.

If, however, DCFS USA is the Servicer, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than that appointment has occurred and is continuing, the bankruptcy trustee or similar official may have the power to prevent the indenture trustee, the noteholders, the owner trustee or the certificateholders, if any, from effecting a transfer of servicing.  If the indenture trustee or, after the notes have been paid in full, the owner trustee, is unwilling or unable to act as successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor Servicer with a net worth of not less than $50,000,000 and whose regular business includes the servicing of motor vehicle installment sales contracts and installment loans.  The indenture trustee or, after the notes have been paid in full, the owner trustee, may arrange for compensation to be paid to the successor Servicer; provided, however, that the servicing compensation paid to the successor Servicer may not be greater than the servicing compensation paid to the Servicer under the sale and servicing agreement without the prior written consent of the holders of notes evidencing not less than 51% of the aggregate principal amount of the Controlling Class of notes or, after the notes have been paid in full, the holders of certificates evidencing not less than 51% of the Certificate Balance.  The predecessor Servicer will be obligated to pay the costs and expenses associated with the transfer of servicing to the successor Servicer.  Such amounts, if not paid by the predecessor Servicer, will be paid out of collections on the receivables.  In the event that the indenture trustee or owner trustee is legally unable to act as Servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer.  The indenture trustee or owner trustee may make such arrangements for compensation to be paid to the successor Servicer.

Waiver of Past Events of Servicing Termination

The holders of not less than 51% of the Controlling Class of notes and, after the notes have been paid in full, the owner trustee or the holders of certificates evidencing not less than 51% of the Certificate Balance, may, on behalf of all the noteholders and certificateholders, if any, waive any Event of Servicing Termination under a sale and servicing agreement and its consequences, except an Event of Servicing Termination consisting of a failure to make any required deposits to or payments from any of the issuing entity accounts or to the certificate payment account, if any, in accordance with the sale and servicing agreement.  No waiver of a default by the Servicer in the performance of its obligations under the sale and servicing agreement will impair the rights of securityholders with respect to any subsequent or other Event of Servicing Termination.

Amendment

The parties to each of the Receivables Transfer and Servicing Agreements may amend any of the agreements, with the consent of the indenture trustee but without the consent of the related securityholders, to cure any ambiguity, to correct or supplement any provision in any Receivables Transfer and Servicing Agreement that may be inconsistent with any other provision in such Receivables Transfer and Servicing Agreement or the prospectus supplement or to add, change or eliminate any other provisions with respect to matters or questions arising under such Receivables Transfer and Servicing Agreement that are not inconsistent with the provisions of such Receivables Transfer and Servicing Agreement; provided, however, that no such amendment may materially adversely affect the interests of any noteholder or, after the notes have been paid in full, any certificateholder.  An amendment will be deemed not to materially adversely affect the interests of any noteholder or certificateholder if the person requesting the amendment obtains and delivers to the indenture trustee or, in the case of certificateholders, the owner trustee:

•	an opinion of counsel to that effect; or

•	a letter from each Rating Agency to the effect that the amendment would not result in a qualification, downgrading or withdrawal of its then-current rating of any class of securities.

Each Receivables Transfer and Servicing Agreement may also be amended from time to time by the parties thereto, with the consent of the indenture trustee and the consent of the holders of notes evidencing at least 51% of the aggregate principal amount of the Controlling Class or, after the notes have been paid in full, the holders of certificates evidencing at least 51% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Receivables Transfer and Servicing Agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may:

•
increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on or in respect of the receivables or distributions that are required to be made for the benefit of the securityholders, change the interest rate applicable to any class of notes or the required reserve fund amount for any reserve fund, without the consent of all holders of notes then outstanding or change the certificate rate applicable to any class of certificates or, after the notes have been paid in full, the required reserve fund amount for any reserve fund, without the consent of all holders of certificates then outstanding; or

•
reduce the percentage of the aggregate principal amount of the notes of the Controlling Class the consent of the holders of which is required for any amendment to such Receivables Transfer and Servicing Agreement without the consent of all holders of notes then outstanding.

No amendment to any Receivables Transfer and Servicing Agreement will be permitted unless an opinion of counsel is delivered to the indenture trustee to the effect that the amendment will not adversely affect the tax status of the issuing entity, the notes or any noteholder or, after the notes have been paid in full, any certificateholder.

Payment of Notes

The indenture trustee will agree in the related indenture upon the payment in full of all outstanding notes of a given issuing entity and the satisfaction and discharge of the related indenture, to continue to carry out its obligations under the sale and servicing agreement.

Termination

With respect to each issuing entity, the obligations of the Servicer, DCFS USA, the depositor and the trustees under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any remaining receivables, (2) the payment to noteholders and certificateholders, if any, of the related issuing entity of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) the exercise by the Servicer of its optional right to purchase the receivables described under “Certain Information Regarding the Securities—Optional Redemption” or the occurrence of the event described below.

As more fully described in the prospectus supplement, any outstanding notes of the related issuing entity will be paid in full concurrently with either of the events specified above and the subsequent distribution to the related certificateholders, if any, of all amounts required to be distributed to them under the related trust agreement that will effect early retirement of the certificates of such issuing entity.

List of Certificateholders

Any three or more holders of the certificates of any issuing entity or one or more holders of the certificates of any issuing entity evidencing not less than 25% of the Certificate Balance may, by written request to the related certificate registrar accompanied by a copy of the communication that the requesting certificateholders propose to send, obtain access to the list of all certificateholders maintained by the owner trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or under such certificates.

Residual Interest; Issuance of Additional Securities

Unless otherwise provided in the related prospectus supplement, the depositor initially will hold the certificates or residual interest in each issuing entity and will be entitled to any amounts not needed on any payment date to make payments on the notes, or to make any other required payments or deposits in accordance with the priority of payments described in the related prospectus supplement.  The depositor may exchange all or a portion of the certificates or its residual interest for additional notes or certificates issued by the issuing entity only if the following conditions are satisfied:

•
the rights of the holders of such additional securities, when taken as a whole, are no greater than the rights of the holder of the residual interest immediately prior to the issuance of such additional securities (unless all noteholders of outstanding notes otherwise consent);

•
the Rating Agencies have provided written confirmation that the issuance of the additional notes or certificates will not adversely affect the ratings of any outstanding securities of the issuing entity; and

•
the depositor delivers an opinion to the trustees that the issuance of the additional notes or certificates will not (1) adversely affect in any material respect the interest of any noteholder, (2) cause any outstanding note to be deemed sold or exchanged, (3) cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes or (4) adversely affect the treatment of the outstanding notes as debt for federal income tax purposes.

The depositor may register the additional notes or certificates and sell them publicly or may sell them in one or more private placements.

The Administration Agreement

DCFS USA will be the administrator of the issuing entity under an administration agreement.  The administrator will provide notices on behalf of the issuing entity and perform all administrative obligations of the issuing entity under the transaction documents.  These obligations include obtaining and preserving the issuing entity’s qualification to do business where necessary, notifying the Rating Agencies and the indenture trustee of events of default, inspecting the indenture trustee’s books and records, monitoring the issuing entity’s obligations for the satisfaction and discharge of the indenture, causing the Servicer to comply with its duties and obligations under the sale and servicing agreement, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture.  The administrator will be entitled to receive a monthly administration fee as compensation for the performance of its obligations under the administration agreement, which fee will be paid by the Servicer.

Material Legal Issues Relating to the Receivables

General

The receivables are “tangible chattel paper” or, in the case of certain of the receivables if so specified in the prospectus supplement, are “electronic chattel paper”, in each case as defined in the UCC.  Under the UCC, for most purposes, a sale of chattel paper is treated in a manner similar to a transaction creating a security interest in chattel paper.  DCFS USA and the depositor will cause financing statements to be filed with the appropriate governmental authorities to perfect the interest of the depositor and the issuing entity in the related receivables.  The Servicer will hold the receivables transferred to each issuing entity, either directly or through subservicers, as custodian for the related indenture trustee or owner trustee, as applicable, and the issuing entity.  The depositor will take all action that is required to perfect the rights of the indenture trustee or the owner trustee, as applicable, and the issuing entity in the receivables.  However, the receivables will not be stamped, or otherwise marked, to indicate that they have been sold to the issuing entity.  If, through inadvertence or otherwise, another party purchases or takes a security interest in the receivables for new value in the ordinary course of business and takes possession of the receivables without actual knowledge of the issuing entity’s interest, the purchaser or secured party will acquire an interest in the receivables superior to the interest of the issuing entity.  The depositor and the Servicer will be obligated to take those actions which are necessary to protect and perfect the issuing entity’s interest in the receivables and their proceeds.

Some of the receivables may be evidenced by electronic installment sales contracts and installment loans, which are classified as “electronic chattel paper” under the UCC.  A security interest in electronic chattel paper is perfected through the secured party maintaining control of the electronic chattel paper.  Each sale and servicing agreement relating to an issuing entity that owns installment sales contracts or installment loans maintained in electronic format will obligate the Servicer to maintain control of any electronic chattel paper evidencing the issuing entity’s receivables.  The receivables of an issuing entity may not include electronic installment sales contracts or installment loans unless the Servicer has licensed the use of a specific software suite and constructed an electronic vaulting system to maintain such contracts and loans in electronic form that is designed to meet all UCC Article 9 and American National Standards Institute standards to permit the perfection of a security interest in receivables evidenced by electronic installment sales contracts and installment loans and to transfer the security interest in such receivables to the applicable issuing entity.  In the event that an issuing entity owns electronic installment sales contracts or loans, another person could acquire an interest in that form of receivable that is superior to an issuing entity’s interest in such a receivable if the issuing entity loses control over the authoritative copy of the related electronic installment sales contract or installment loan and another party purchases that receivable without knowledge of the issuing entity’s security interest.  The issuing entity could lose control over an electronic installment sales contract or installment loan if, through fraud, negligence, other misconduct or error, or as a result of a computer virus or a hacker’s actions, a person other than the issuing entity were able to modify or duplicate the authoritative copy of that contract or loan.  We cannot assure you that the system will maintain control over an issuing entity’s electronic installment sales contracts or installment loans.

The law governing the perfection of a security interest in electronic installment sales contracts by control was relatively recently enacted.  As a result, there is a risk that any systems employed by the Servicer to maintain control of the electronic installment sales contracts and installment loans may not be sufficient as a matter of law to create in favor of an issuing entity a perfected security interest in the receivables evidenced by such contracts and loans.

Security Interests in the Financed Vehicles

Motor vehicle installment sales contracts and installment loans such as the receivables evidence the credit sale of motor vehicles by dealers to obligors; the contracts and loans also constitute personal property security agreements and include grants of security interests in the related vehicles under the UCC.  Perfection of security interests in motor vehicles is generally governed by state certificate of title statutes or by the motor vehicle registration laws of the state in which each vehicle is located.  In most states, a security interest in a motor vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title.

DCFS USA will be obligated to have taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect its security interest in the Financed Vehicle securing the related receivable purchased by it from a dealer or lender, including, where applicable, by having a notation of its lien recorded on the vehicle’s certificate of title or, if appropriate, by perfecting its security interest in the related Financed Vehicles under the UCC.  Because the Servicer will continue to service the receivables, the obligors on the receivables will not be notified of the sales from DCFS USA to the depositor or from the depositor to the issuing entity, and no action will be taken to record the transfer of the security interest from DCFS USA to the depositor or from the depositor to the issuing entity by amendment of the certificates of title for the Financed Vehicles or otherwise.

Each receivables purchase agreement will provide that DCFS USA will assign to the depositor its interests in the Financed Vehicles securing the receivables assigned by DCFS USA to the depositor.  With respect to each issuing entity, the sale and servicing agreement will provide that the depositor will assign its interests in the Financed Vehicles securing the related receivables to the issuing entity.  However, because of the administrative burden and expense, none of DCFS USA, the depositor, the Servicer or either trustee will amend any certificate of title to identify either the depositor or the issuing entity as the new secured party on the certificate of title relating to a Financed Vehicle nor will any entity execute and file any transfer instrument.  In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificates of title and the new secured party succeeds to DCFS USA’s rights as the secured party as against creditors of the obligor.  In some states, in the absence of such endorsement and delivery, the depositor, the related issuing entity and the related indenture trustee may not have a perfected security interest in the Financed Vehicle.  In that event or if DCFS USA did not obtain a perfected first priority security interest in the Financed Vehicle, the only recourse of the issuing entity would be against the obligor on an unsecured basis or, if DCFS USA did not obtain a perfected security interest in the Financed Vehicle, against DCFS USA pursuant to its repurchase obligation.  If there are any Financed Vehicles as to which DCFS USA has failed to obtain a perfected first priority security interest, the security interest would be subordinate to, among others, holders of perfected security interests, and subsequent purchasers of the Financed Vehicles would take possession free and clear of that security interest.

In those states in which the assignments under the receivables purchase agreement and the sale and servicing agreement will be effective to convey the security interest of DCFS USA in a Financed Vehicle without amendment of any lien noted on a vehicle’s certificate of title, the issuing entity’s security interest could be defeated through fraud or negligence because the issuing entity will not be listed as legal owner on the related certificate of title.  Moreover, in other states, in the absence of an amendment and re-registration, a perfected security interest in the Financed Vehicles may not have been effectively conveyed to the issuing entity.  In most of those other states, however, in the absence of fraud, forgery or administrative error by state recording officials, the notation of DCFS USA’s lien on the certificate of title will be sufficient to protect the issuing entity against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle.  To avoid the administrative burden and costs, no action will be taken to record the transfer of the security interest in a Financed Vehicle from DCFS USA to the depositor or from the depositor to the issuing entity by amendment of the certificate of title for the Financed Vehicle or otherwise.

UCC financing statements with respect to the transfer of DCFS USA’s security interest in the Financed Vehicles to the depositor and with respect to the transfer of DCFS USA’s security interest in the Financed Vehicles to the issuing entity will be filed.  In the receivables purchase agreement, DCFS USA will represent and warrant to the depositor, who will in turn assign its rights under that agreement to the issuing entity under the related sale and servicing agreement, that DCFS USA obtained a perfected first priority security interest in each Financed Vehicle prior to its sale and assignment of the related receivable.  If there are any Financed Vehicles as to which DCFS USA failed to obtain a first priority perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of that Financed Vehicle or subsequent creditors who take a perfected security interest in that Financed Vehicle.  The failure, however, would constitute a breach of DCFS USA’s representations and warranties under the receivables purchase agreement.  Accordingly, unless the breach was cured, DCFS USA would be required to repurchase the related receivable from the issuing entity.

In most states, a perfected security interest in a vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and thereafter until the owner re-registers the vehicle in the new state.  A majority of states require surrender of the related certificate of title to re-register a vehicle.  In those states that require a secured party to hold possession of the certificate of title to maintain perfection of the security interest, the secured party would learn of the re-registration through the request from the obligor under the related installment sales contract or installment loan to surrender possession of the certificate of title.  In the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title.  Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation.  However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the obligor procures a new certificate of title that does not list the secured party’s lien.  Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection.  In the ordinary course of servicing the receivables, the Servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation.  Similarly, when an obligor sells a Financed Vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien.  Under each sale and servicing agreement, the Servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of the security interests in the Financed Vehicles.

In most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over a perfected security interest, even a first priority perfected security interest, in the vehicle.  The Internal Revenue Code also grants priority to certain federal tax liens over a perfected security interest in a motor vehicle.  The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated vehicle.  DCFS USA will represent and warrant to the depositor in the related receivables purchase agreement, and the depositor will in turn assign its rights under the receivables purchase agreement to the related issuing entity in each sale and servicing agreement that, as of the related Closing Date, it has no knowledge of any liens or claims that have been filed, including liens for work, labor, materials or unpaid taxes, relating to a Financed Vehicle that are prior to, or equal or coordinate with, DCFS USA’s security interest in such Financed Vehicle created by the related receivable.  If this representation and warranty is breached and not cured with respect to a Financed Vehicle, DCFS USA will be required to repurchase the related receivable from the issuing entity.  However, a prior or equal lien for repairs or taxes could arise at any time during the term of a receivable.  No notice will be given to the trustees or the securityholders in the event such a lien or confiscation arises, and any prior or equal lien arising after the Closing Date for an issuing entity would not give rise to a repurchase obligation.

Enforcement of Security Interests in Financed Vehicles

The Servicer on behalf of each issuing entity may take action to enforce its security interest by repossession and resale of the Financed Vehicles securing the issuing entity’s receivables.  The actual repossession may be contracted out to third party contractors.  Under the UCC and laws applicable in most states, a creditor can repossess a motor vehicle securing a loan or contract by voluntary surrender, “self-help” repossession that is “peaceful” or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process.  Following a default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which to cure the default prior to repossession.  Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related contract or loan.  In addition, the UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held.  The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or in some states, by payment of delinquent installments or the unpaid balance.

The proceeds of resale of the repossessed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness.  While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments.  In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”.  Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment.  In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC.  Also, prior to a sale, the UCC permits the debtor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.  However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession.  Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds.  In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor.

Certain Bankruptcy Considerations and Matters Relating to Bankruptcy

DCFS USA and the depositor each intend, and DCFS USA will represent and warrant to the depositor in each receivables purchase agreement, that each transfer of receivables from DCFS USA to the depositor constitutes a sale of the receivables rather than a pledge of the receivables to secure indebtedness of DCFS USA.  DCFS USA and the depositor will take steps in structuring the transactions contemplated hereby (i) so that the transfer of the receivables from DCFS USA to the depositor and from the depositor to the issuing entity constitutes a sale, rather than a pledge of the receivables to secure indebtedness of DCFS USA or the depositor, as the case may be, and (ii) to reduce the risk that a bankruptcy filing with respect to DCFS USA would adversely affect the securities or that the depositor would become a debtor in a voluntary or involuntary bankruptcy case, although there can be no assurance that payments on the securities will not be delayed or reduced as a result of a bankruptcy proceeding.  These steps include:

•
a reasoned opinion of counsel on the Closing Date delivered to the depositor, stating that, subject to various assumptions and qualification, in the event of a bankruptcy filing with respect to DCFS USA, the assets and liabilities of the depositor should not properly be substantively consolidated with the assets and liabilities of DCFS USA; and

•
specific provisions on the limited liability company agreement of the depositor restricting the activities of the depositor and requiring the depositor to follow specific operating procedures designed to support its treatment as an entity separate from DCFS USA.

However, if DCFS USA or the depositor were to become a debtor under the Bankruptcy Code or similar insolvency laws, it is possible that a creditor or trustee in bankruptcy of DCFS USA or the depositor, as the case may be, as debtor-in-possession, may argue that the sale of the receivables by DCFS USA or the depositor, as the case may be, was a pledge of the receivables rather than a sale.  This position, if presented to or accepted by a court, could result in a delay in or reduction of distributions to the noteholders or certificateholders, if any.  In addition, if a transfer of receivables from DCFS USA to the depositor is treated as a pledge rather than a sale, a tax or government lien on the property of DCFS USA arising before the transfer of a receivable to the depositor may have priority over the depositor’s interest in that receivable.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance.  These laws include the Truth-in-Lending Act, the Rees-Levering Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, the Military Families Relief Act, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle installment sale acts, retail installment sales acts and other similar laws.  Also, the laws of certain states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law.  These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions.  In some cases, this liability could affect the ability of an assignee such as the indenture trustee to enforce consumer finance contracts such as the receivables.

The so-called “Holder-in-Due-Course Rule” of the Federal Trade Commission has the effect of subjecting a seller, and certain related lenders and their assignees, in a consumer credit transaction to all claims and defenses which the obligor in the transaction could assert against the seller of the goods.  Liability under the Holder-in-Due-Course Rule is limited to the amounts paid by the obligor under the contract or loan, and the holder of the contract or loan may also be unable to collect any balance remaining due thereunder from the obligor.  The Holder-in-Due-Course Rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in certain states.

Most of the receivables will be subject to the requirements of the Holder-in-Due-Course Rule.  Accordingly, the issuing entity, as holder of the receivables, will be subject to any claims or defenses that the purchaser of a Financed Vehicle may assert against the seller of the Financed Vehicle.  Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

If an obligor were successful in asserting any such claim or defense as described in the two immediately preceding paragraphs, such claim or defense would constitute a breach of a representation and warranty under the receivables purchase agreement and the sale and servicing agreement, and would create an obligation of DCFS USA to repurchase the receivable unless the breach were cured.

Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances.  These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protection of the Fourteenth Amendment to the Constitution of the United States.  Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditor’s repossession and resale do not involve sufficient state action to afford constitutional protection to consumers.

Under each receivables purchase agreement, DCFS USA will warrant to the depositor, who will in turn assign its rights under the receivables purchase agreement to the applicable issuing entity under the related sale and servicing agreement, that each receivable complies with all requirements of law in all material respects.  Accordingly, if an obligor has a claim against the issuing entity for violation of any law and that claim materially and adversely affects the issuing entity’s interest in a receivable, the violation would constitute a breach of the warranties of DCFS USA under the receivables purchase agreement and would create an obligation of DCFS USA to repurchase the receivable unless the breach is cured.

Other Matters

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment.  For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness.  A bankruptcy court may also reduce the monthly payments due under the related contract or loan or change the rate of interest and time of repayment of the indebtedness.

Under the terms of the Servicemembers Civil Relief Act, an obligor who enters the military service after the origination of that obligor’s receivable (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor’s receivable and is later called to active duty) (i) is entitled to have the interest rate reduced and capped at 6% per annum for the duration of the military service, (ii) may be entitled to a stay of proceedings on foreclosures and similar actions and (iii) may have the maturity of the receivable extended, or the payments lowered and the payment schedule adjusted.  In addition, pursuant to California law, under certain circumstances California residents called into active duty with the National Guard or the reserves can defer payments on motor vehicle installment sales contracts and installment loans, including the receivables.  Application of either of the two foregoing acts or similar acts under state law would adversely affect, for an indeterminate period of time, the ability of the Servicer to foreclose on an affected receivable during the obligor’s period of active duty status.  Thus, if that receivable goes into default, there may be delays and losses occasioned by the inability to exercise the related issuing entity’s rights with respect to the receivable and the related Financed Vehicle in a timely fashion.

Furthermore, Subtitle F of Section 670 of the John Warner National Defense Authorization Act for Fiscal 2007 (codified at 10 U.S.C. § 49), subject to certain exemptions for the financing of the purchase of vehicles, (i) places a cap on annual interest rates of 36% on loans made to U.S. military personnel, (ii) creates restrictive conditions under which a member of the U.S. military or such person’s dependents may be extended credit and (iii) prohibits restrictions on prepaying loans made to members of the U.S. military.

Material Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the purchase, ownership and disposition of securities to investors who purchase the securities in the initial distribution and who hold the securities as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.  The summary does not purport to deal with all federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules.  For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies, dealers in securities, holders that hold the notes or certificates, if any, as part of a hedge, straddle, “synthetic security” or other integrated transaction for United States federal income tax purposes and holders whose functional currency is not the United States dollar.

The following summary is based upon current provisions of the Internal Revenue Code, Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  Each issuing entity will be provided with an opinion of Sidley Austin llp, as federal tax counsel to each issuing entity, regarding certain federal income tax matters discussed below.  A legal opinion, however, is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  For purposes of the following summary, references to the issuing entity, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to each issuing entity and the notes, certificates, if any, and related terms, parties and documents applicable to the issuing entity.  Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by an issuing entity with terms similar to those of the notes and the certificates, if any.  As a result, the IRS may disagree with all or a part of the discussion below.  We suggest that prospective investors consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes and the certificates, if any.

Unless otherwise specified, the following summary relates only to holders of the notes or certificates that are United States Persons.  If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of notes or certificates, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A holder of notes or certificates that is a partnership and partners in such partnership are encouraged to consult their tax advisors about the United States federal income tax consequences of holding and disposing of notes or certificates, as the case may be.

Sidley Austin llp, as federal tax counsel to each issuing entity, is of the opinion that:

•	Unless otherwise specified in the prospectus supplement, assuming compliance with all of the provisions of the applicable agreement, for federal income tax purposes:

(1)	the notes will be characterized as debt; and

(2)	the issuing entity will not be characterized as an association, or a publicly traded partnership, taxable as a corporation.

•	Therefore the issuing entity will not be subject to an entity level tax for federal income tax purposes.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the IRS or any third party.

Trusts Treated as Partnerships

Tax Characterization of the Issuing Entity as a Partnership

General.  In the opinion of Sidley Austin llp, federal tax counsel to each issuing entity, an issuing entity that is treated as a partnership for federal income tax purposes will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  Therefore, the issuing entity itself will not be subject to tax for federal income tax purposes.  This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the issuing entity will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

If an issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income.  The issuing entity’s taxable income would include all its income on the receivables and may possibly be reduced by its interest expense on the notes.  Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, if any, and the related certificateholders could be liable for any tax that is unpaid by the issuing entity.

Disclosure Requirements.  Treasury regulations require taxpayers to disclose their participation in tax shelters that meet the definition of a “reportable transaction” set forth in such Treasury regulations.  Under the Treasury regulations, certain transactions may be characterized as reportable transactions including, in certain circumstances, a sale, exchange, retirement or other taxable disposition of certificates that results in a loss greater than a threshold amount.  You are encouraged to consult with your own tax advisor to determine whether or not your purchase of the certificates will subject you to this disclosure obligation.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness.  The depositor will agree, and the noteholders and beneficial owners of notes will agree by their purchase of notes or beneficial interests therein, as the case may be, to treat the notes as debt for federal income tax purposes.  In the opinion of Sidley Austin llp, except as otherwise provided in the prospectus supplement, the notes will be classified as debt for federal income tax purposes.  The discussion below assumes that this characterization is correct.

Original Issue Discount, etc.  The discussion below assumes that all payments on the notes are denominated in United States dollars, that principal and interest is payable on the notes and that the notes are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments.  Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated

interest” under the Treasury regulations relating to original issue discount (or, the original issue discount regulations), that any original issue discount on the notes (i.e., any excess of the principal amount of the notes over their issue price) is less than a de minimis amount (i.e., 1/4% of their principal amount multiplied by their weighted average maturities included in their term) and that the noteholder does not make an election to accrue all income from the notes, all within the meaning of the original issue discount regulations.  The determination of full years to maturity and the accrual of original issue discount, if any, should be made using a reasonable prepayment assumption pursuant to Section 1272(a)(6) of the Internal Revenue Code.  To date, the IRS has not issued any guidance under Section 1272(a)(6) of the Internal Revenue Code.  We suggest that you consult your tax advisor as to the operation of these rules.  If these conditions are not satisfied with respect to the notes, additional tax considerations with respect to the notes will be provided in the applicable prospectus supplement.

Interest Income on the Notes.  Based on the foregoing assumptions, except as discussed in the following paragraph, the notes will not be considered to have been issued with original issue discount.  The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting.  Under the original issue discount regulations, a holder of a note issued with a de minimis amount of original issue discount must include any original issue discount in income, as capital gain, on a pro rata basis, as principal payments are made on the note.  A subsequent purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a note having a fixed maturity of one year or less, known as a “Short-Term Note”, may be subject to special rules.  An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Internal Revenue Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period.  Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note.  However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note.  A cash basis taxpayer may elect under Section 1282 of the Internal Revenue Code to accrue interest income on all non-government debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence.  Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Sale or Other Disposition.  If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note.  The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount and original issue discount previously included by the noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note.  Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Any capital gain recognized upon a sale, exchange or other disposition of a note will be long-term capital gain if the seller’s holding period is more than one year and will be short-term capital gain if the seller’s holding period is one year or less.  The deductibility of capital losses is subject to certain limitations.  We suggest that prospective investors consult with their own tax advisors concerning the United States federal tax consequences of the sale, exchange or other disposition of a note.

Foreign Holders.  Interest payments made, or accrued, to a noteholder who is a Foreign Person that is an individual or corporation for federal income tax purposes generally will be considered “portfolio interest”, and generally will not be subject to United States federal income tax and withholding if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a “10 percent shareholder” of the issuing entity or the depositor (including a holder of 10% of the outstanding certificates, if any), a “controlled foreign corporation” with respect to which the issuing entity or the depositor is a “related person” within the meaning of the Internal Revenue Code or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (ii) provides the indenture trustee or other person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement, on IRS Form W-8BEN or a similar form, signed under penalty of perjury, certifying that the beneficial owner of the note is a Foreign Person and providing the Foreign Person’s name and address.  In the case of a Foreign Person that is an individual or a corporation (or an entity treated as such for federal income tax purposes), if a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a copy of the IRS Form W-8BEN or substitute form provided by the Foreign Person that owns the note.  If such interest is not portfolio interest, then it will be subject to withholding tax unless the Foreign Person provides a properly executed (i) IRS Form W-8BEN claiming an exemption from or reduction in withholding under the benefit of a tax treaty or (ii) IRS Form W-8ECI stating that interest paid is not subject to withholding tax because it is effectively connected with the Foreign Person’s conduct of a trade or business in the United States.  In addition, if the Foreign Person is a foreign corporation, it is subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.  If the interest is effectively connected income, the Foreign Person, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on that interest at graduated rates.  A Foreign Person other than an individual or corporation (or an entity treated as such for federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements.  In particular, in case of notes held by a foreign partnership or foreign trust, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and does not otherwise have a “tax home” within the United States.

Backup Withholding.  Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalty of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to backup withhold a certain portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatments of the Notes.  If, contrary to the opinion of Sidley Austin llp, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the issuing entity.  If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, and most likely in the view of Sidley Austin llp, the issuing entity would be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.  Payments on the notes treated as equity interests in such a partnership would probably be treated as guaranteed payments, which could result in adverse tax consequences to certain holders.  For example, income to certain tax-exempt entities, including pension funds, would be “unrelated business taxable income”, income to foreign holders generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses.  For a discussion of the tax treatment of an equity interest in the issuing entity, see “—Tax Consequences to Holders of the Certificates”.

Tax Consequences to Holders of the Certificates

Treatment of the Issuing Entity as a Partnership.  Unless otherwise provided in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of certificates, to treat the issuing entity as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the issuing entity, the partners of the partnership being the certificateholders, including the depositor in its capacity as recipient of distributions from any reserve fund, and the notes being debt of the related partnership.  However, the proper characterization of the arrangement involving the issuing entity, the certificates, the notes, the depositor and DCFS USA is not clear because there is no authority on transactions closely comparable to that contemplated herein.

A Variety of Alternative Characterizations are Possible.  Because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the issuing entity.  That characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below.  See “—Tax Consequences to Holders of the Notes”.  The following discussion assumes that the certificates represent equity interests in a partnership.

Indexed Securities, etc.  The following discussion assumes that all payments on the certificates are denominated in United States dollars, principal and interest are distributed on the certificates, a series of securities includes a single class of certificates and that the certificates are not indexed securities or entitled to principal or interest payments with disproportionate, nominal or no payments.  If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation.  As a partnership, the issuing entity will not be subject to federal income tax.  Rather, each certificateholder will be required to separately take into account, whether or not distributed, the holder’s allocated share of income, gains, losses, deductions and credits of the issuing entity.  The issuing entity’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, original issue discount and bond premium, and any gain upon collection or disposition of receivables.  The issuing entity’s deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees and losses or deductions upon collection or disposition of receivables.

Guaranteed Payments.  Under the trust agreement, payments on certificates at a pass-through certificate rate (including accruals on amounts previously due on the certificates but not yet distributed) will be treated as “guaranteed payments” under Section 707(c) of the Internal Revenue Code.  Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the issuing entity and ordinary income to the certificateholders.  The issuing entity will have a taxable year based on the taxable year of the owners of its equity and will deduct the guaranteed payments under the accrual method of accounting.  Certificateholders are required to include the payments in income in their taxable year that ends with or includes the last day of the issuing entity’s taxable year in which the issuing entity deducts the payments.

Allocation of Tax Items.  The rules applicable to debt instruments related to original issue discount, market discount and bond premium do not apply to partnership interests.  The treatment of premium or discount at original purchase is unclear.  If the certificateholder is considered to receive the certificate in exchange for a contribution to the issuing entity, a discount could result in immediate income (as a capital shift in favor of the certificateholder treated as a guaranteed payment) and a premium could result in an amortizable deduction (as a capital shift treated as a guaranteed payment that is only deductible over time).  If the certificateholder is considered to purchase an outstanding interest, then any discount generally would result in gain only once the certificateholder received distributions in excess of such certificateholder’s tax basis (or upon sale) and any discount would result in a loss upon the liquidation of the issuing entity (or upon sale).  The character of the loss generally would be capital upon sale, but could be ordinary at liquidation if all notes had been retired (which generally would be a miscellaneous itemized deduction for individuals subject to limitations on deduction for regular tax purposes and non-deductible for alternative minimum tax purposes).  Losses and deductions generally will be allocated to the certificateholders only to the extent the certificateholders are reasonably expected to bear the economic burden of those losses or deductions.  Any losses allocated to certificateholders could be characterized as capital losses, and the certificateholders generally would only be able to deduct those losses against capital gain income, and the deductions would only be able to be characterized as capital losses, and the certificateholders generally would only be able to deduct those losses against capital gain income, and the deductions would be subject to the limitations set forth below.  Accordingly, a certificateholder’s taxable income from the issuing entity could exceed the cash it is entitled to receive from the issuing entity.

That allocation will be reduced by any amortization by the issuing entity of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount.  All remaining taxable income of the issuing entity will be allocated to the depositor.  Based on the economic arrangement of the parties, this approach for allocating issuing entity income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders.  Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through or certificate rate plus the other items described above even though the issuing entity might not have sufficient cash to make current cash distributions of these amounts.  Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on issuing entity income even if they have not received cash from the issuing entity to pay these taxes.  In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the issuing entity.

All of the taxable income allocated to a certificateholder that is a pension, profit sharing plan, Plan or other tax-exempt entity (including an individual retirement account) will constitute “unrelated business taxable income” generally taxable to the holder under the Internal Revenue Code.

An individual taxpayer’s share of expenses of the issuing entity (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions.  Those deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the issuing entity.

The issuing entity intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis.  If the IRS were to require that these calculations be made separately for each receivable, the issuing entity might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium.  Unless otherwise indicated in the prospectus supplement, the depositor will represent that the receivables were not issued with original issue discount, and, therefore, the issuing entity should not have original issue discount income.  However, the purchase price paid by the issuing entity for the receivables may be greater or less than the aggregate principal balance of the receivables at the time of purchase.  If so, the receivables will have been acquired at a premium or discount, as the case may be.  As indicated above, the issuing entity will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

If the issuing entity acquires the receivables at a market discount or premium, the issuing entity will elect to include that discount in income currently as it accrues over the life of the receivables or to offset that premium against interest income on the receivables.  As indicated above, a portion of that market discount income or premium deduction may be allocated to certificateholders.

Section 708 Termination.  Under Section 708 of the Internal Revenue Code, the issuing entity will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the issuing entity are sold or exchanged within a 12-month period.  If such a termination occurs, the issuing entity will be considered to have contributed the assets consisting of the old partnership to a new partnership in exchange for interests in the partnership.  The interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a taxable sale or exchange.

The issuing entity may not comply with certain technical requirements that apply if a constructive termination were to occur.  Furthermore, the issuing entity might not be able to comply due to a lack of data.  As a result, the issuing entity may be subject to certain tax penalties and may incur additional expenses if a constructive termination occurs and it fails to comply with the necessary requirements.

Disposition of Certificates.  Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller’s tax basis in the certificates sold.  A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of issuing entity income (includable in income) and decreased by any distributions received with respect to the certificate and any losses allocated to the holder.  In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the principal amount of the notes and other liabilities of the issuing entity.  A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements.  The issuing entity does not expect to have any other assets that would give rise to these special reporting requirements.  Thus, to avoid those special reporting requirements, the issuing entity will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees.  In general, the issuing entity’s taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month.  As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations.  If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses of the issuing entity might be reallocated among the certificateholders.  The depositor is authorized to revise the issuing entity’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 754 Election.  In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had.  The adjusted tax basis of the issuing entity’s assets will not be adjusted to reflect that higher (or lower) basis unless (i) there is a “substantial basis reduction” within the meaning of the Internal Revenue Code and the issuing entity does not qualify as a “securitization partnership” for this purpose or (ii) the issuing entity were to file an election under Section 754 of the Internal Revenue Code.  Absent guidance to the contrary, the issuing entity intends to take the position that it will qualify as a securitization partnership for this purpose.  In order to avoid the administrative complexities that would be involved in keeping special accounting records, as well as potentially onerous information reporting requirements, the issuing entity will not make that election.  As a result, certificateholders might be allocated a greater or lesser amount of issuing entity income than would be appropriate based on their own purchase price for the certificates.

Administrative Matters.  The owner trustee is required to keep or have kept complete and accurate books of the issuing entity.  The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the issuing entity will be the calendar year.  The owner trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the issuing entity and will report each certificateholder’s allocable share of items of issuing entity income and expense to holders and the IRS on Schedule K-1.  The issuing entity will provide the Schedule K-1 information to nominees that fail to provide the issuing entity with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates.  Generally, certificateholders must file tax returns that are consistent with the information return filed by the issuing entity or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the issuing entity with a statement containing certain information on the nominee, the beneficial owners and the certificates so held.  The information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of the person, (b) whether the person is a United States Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing and (c) certain information on certificates that were held, bought or sold on behalf of the person throughout the year.  In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the issuing entity information as to themselves and their ownership of certificates.  A clearing agency registered under Section 17A of the Exchange Act is not required to furnish this information statement to the issuing entity.  The information referred to above for any calendar year must be furnished to the issuing entity on or before the following January 31.  Nominees, brokers and financial institutions that fail to provide the issuing entity with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the related trust agreement or sale and servicing agreement and, therefore, will be responsible for representing the certificateholders in any dispute with the IRS.  The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the issuing entity by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the issuing entity.  An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the issuing entity.

Tax Consequences to Foreign Certificateholders.  It is not clear whether the issuing entity would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein.  Although it is not expected that the issuing entity would be engaged in a trade or business in the United States for these purposes, the issuing entity may withhold as if it were so engaged in order to protect the issuing entity from possible adverse consequences of a failure to withhold.  The issuing entity expects to withhold on the portion of its taxable income that is allocable to a Foreign Certificateholder pursuant to Section 1446 of the Internal Revenue Code, as if the income were effectively connected to a United States trade or business, at the highest rate of tax applicable to their United States domestic counterparts in the case of foreign corporations, partnerships, trusts and estates and individual nonresident aliens, respectively.  Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the issuing entity to change its withholding procedures.  In determining a Foreign Certificateholder’s withholding status, the issuing entity may rely on IRS Form W-8BEN, IRS Form W-9 or the Foreign Certificateholder’s certification of non-foreign status signed under penalty of perjury.

Each Foreign Certificateholder might be required to file a United States individual or corporate income tax return on its share of the issuing entity’s income, and in the case of a corporation, may be subject to the branch profits tax.  Each Foreign Certificateholder must obtain a taxpayer identification number from the IRS and submit that number to the issuing entity on IRS Form W-8BEN, or substantially identical form, in order to assure appropriate crediting of the taxes withheld.  A Foreign Certificateholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the issuing entity, taking the position that no taxes were due because the issuing entity was not engaged in a United States trade or business.  However, interest payments made, or accrued, to a Foreign Certificateholder generally will be considered guaranteed payments to the extent the payments are determined without regard to the income of the issuing entity.  If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered “portfolio interest”.  As a result, Foreign Certificateholders will be subject to United States federal income tax and withholding tax unless eliminated pursuant to an applicable treaty.  In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

A Foreign Certificateholder that is not an individual or corporation (or an entity treated as such for federal income tax purposes) may be subject to more complex rules.  In particular, in the case of a Foreign Certificateholder that is a partnership or issuing entity, the partners or beneficiaries, as the case may be, may be required to provide certain additional information.

Backup Withholding.  Distributions made on the certificates and proceeds from the sale of the certificates will be subject to “backup” withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the certificateholder is an exempt recipient under applicable provisions of the Internal Revenue Code.

Trusts in Which all Certificates are Retained by the Depositor or an Affiliate of the Depositor

Tax Characterization of the Issuing Entity.  In the opinion of Sidley Austin llp, federal tax counsel to each issuing entity, an issuing entity which issues one or more classes of notes to investors and all the certificates of which are retained by the depositor or an affiliate thereof will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes.  Therefore, the issuing entity itself will not be subject to tax for federal income tax purposes.  This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that the issuing entity will constitute a mere security arrangement for the issuance of debt by the single certificateholder.

Treatment of the Notes as Indebtedness.  The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes.  In the opinion of Sidley Austin llp, except as otherwise provided in the prospectus supplement, the notes will be classified as debt for federal income tax purposes.  Assuming this characterization of the notes is correct, the federal income tax consequences to noteholders described under “—Trusts Treated as Partnerships—Tax Consequences to Holders of the Notes” would apply to the noteholders.

If, contrary to the opinion of Sidley Austin llp, the IRS successfully asserted that one or more classes of notes did not represent debt for federal income tax purposes, this class or classes of notes might be treated as equity interests in the issuing entity.  If so treated, the issuing entity might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, and the publicly traded partnership taxable as a corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity.  Alternatively, and more likely in the view of Sidley Austin llp, the issuing entity would most likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests.  Nonetheless, treatment of notes as equity interests in a partnership could have adverse tax consequences to certain holders of the notes.  For example, income to certain tax-exempt entities, including pension funds, might be treated as “unrelated business taxable income”, income to foreign holders may be subject to United States withholding tax and United States tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of issuing entity expenses.  In the event one or more classes of notes were treated as interests in a partnership, the consequences governing the certificates as equity interests in a partnership described under “—Trusts Treated as Partnerships—Tax Consequences to Holders of the Certificates” would apply to the holders of the notes.

Certain State Tax Consequences

The activities of servicing and collecting the receivables will be undertaken by the Servicer.  Because of the variation in each state’s tax laws based in whole or in part upon income, it is impossible to predict tax consequences to holders of securities in all of the state taxing jurisdictions in which they are already subject to tax.  We suggest that securityholders consult their own tax advisors with respect to state tax consequences arising out of the purchase, ownership and disposition of notes and certificates, if any.

The federal and state tax discussions set forth above are included for information only and may not be applicable depending upon a securityholder’s particular tax situation.  We suggest that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA Considerations

Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a pension, profit sharing or other employee benefit or other plan (such as an individual retirement account and certain types of Keogh plans) that is subject to Title I of ERISA or to Section 4975 of the Internal Revenue Code from engaging in certain transactions involving plan assets with persons that are “parties in interest” under ERISA or a “disqualified person” under the Internal Revenue Code with respect to the Plan.  Certain governmental plans, although not subject to ERISA or the Internal Revenue Code, are subject to a Similar Law that imposes similar requirements.  A violation of these “prohibited transaction” rules may generate excise tax and other liabilities under ERISA and the Internal Revenue Code or under Similar Law for these persons.

Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase and holding of the securities—for example:

•	PTCE 96-23, which exempts certain transactions effected by an “in-house asset manager”;

•	PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

•	PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

•	PTCE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; and

•	PTCE 84-14, which exempts certain transactions effected by a “qualified professional asset manager”.

In addition, the service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code may apply to the purchase and holding of the securities.

There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in the securities, or that an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment.  Furthermore, these exemptions may not apply to transactions involved in the operation of an issuing entity if, as described below, the assets of the issuing entity are considered to include plan assets.

ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan.  Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the issuing entity would result in prohibited transactions if Plans that purchase the securities were deemed to own an interest in the underlying assets of the issuing entity under the rules discussed below.  There may also be an improper delegation of the responsibility to manage plan assets if Plans that purchase the securities are deemed to own an interest in the underlying assets of the issuing entity.

Pursuant to the Plan Assets Regulation, in general when a Plan acquires an equity interest in an entity such as the issuing entity and the interest does not represent a “publicly offered security” or a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an “operating company” or that equity participation in the entity by Benefit Plan Investors is not “significant”.  In general, an “equity interest” is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  A “publicly-offered security” is a security that is (1) freely transferable, (2) part of a class of securities that is owned at the close of the initial offering by 100 or more investors independent of the issuing entity and of each other, and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold to the Plan as part of an offering pursuant to an effective registration statement under the Securities Act, and the class of securities is registered under the Exchange Act within 120 days after the end of the issuing entity’s fiscal year in which the offering occurred.  Equity participation by Benefit Plan Investors in an entity is significant if immediately after the most recent acquisition of an equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by Benefit Plan Investors.  In calculating this percentage, the value of any equity interest held by a person, other than a Benefit Plan Investor, who has discretionary authority or provides investment advice for a fee with respect to the assets of the entity, or by an affiliate of any such person, is disregarded.  The likely treatment in this context of notes and certificates of an issuing entity will be discussed in the prospectus supplement.  However, it is anticipated that any certificates will be considered equity interests in the issuing entity for purposes of the Plan Assets Regulation, and that the assets of the issuing entity may therefore constitute plan assets if such certificates are acquired by Plans.  In that event, the fiduciary and prohibited transaction restrictions of ERISA and Section 4975 of the Internal Revenue Code would apply to transactions involving the assets of the issuing entity.

As a result, except in the case of certificates, if any, which are “publicly-offered securities” or in which there will be no significant investment by Benefit Plan Investors, any certificates generally shall not be transferred and the owner trustee shall not register any proposed transfer of certificates unless it receives:

•
a representation substantially to the effect that the proposed transferee is not a Plan and is not acquiring the certificates on behalf of or with the assets of a Plan, including assets that may be held in an insurance company’s separate or general accounts where assets in the accounts may be deemed “plan assets” for purposes of ERISA;

•	a representation substantially to the effect that the Exemption (as described in an applicable prospectus supplement) is available with respect to the acquisition and holding of the certificates; or

•
an opinion of counsel in form and substance satisfactory to the owner trustee and the depositor that the purchase and holding of the certificates by or on behalf of a Plan will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a violation of any Similar Law and will not subject either trustee or the depositor to any obligation in addition to those undertaken in the trust agreement or the sale and servicing agreement, as applicable.

Transfers of certificates that would be eligible for coverage under the Exemption if they met the rating requirements of the Exemption may also be registered if the transferee is an “insurance company general account” that is investing assets of a Plan and that represents that its acquisition and holding of the certificates satisfy the requirements for exemptive relief under Parts I and III of PTCE 95-60.

Unless otherwise specified in the prospectus supplement, the notes may be purchased by or with assets of a Plan.  A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA, will be based on the particular investment needs of the Plan and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.  Moreover, any person considering an investment in the notes on behalf of or with assets of a Plan should consult with counsel if the depositor, DCFS USA, the Servicer, an underwriter, the indenture trustee, the owner trustee, a provider of credit support or any of their respective affiliates:

•	has investment or administrative discretion with respect to the Plan’s assets;

•	has authority or responsibility to give, or regularly gives, investment advice with respect to the Plan’s assets for a fee and pursuant to an agreement or understanding that the advice: or

•	is an employer maintaining or contributing to the Plan.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements but may be subject to a

Similar Law.  A governmental or church plan which is qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  A fiduciary of a governmental or church plan considering a purchase of securities should consult its legal advisors to confirm that the acquisition and holding of the security will not result in a non-exempt violation of any applicable Similar Law.

A fiduciary of a Plan considering the purchase of securities of a given series should consult its tax and/or legal advisors regarding whether the assets of the related issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.  Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Special Considerations Applicable to Insurance Company General Accounts

The Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code.  Under Section 401(c), the Department of Labor published general account regulations providing guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code.  The general account regulations do not exempt from treatment as “plan assets” assets in an insurance company’s general account that support insurance policies issued to Plans after December 31, 1998.  The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account.  Plan investors considering the purchase of securities on behalf of an insurance company general account should consult their legal advisors regarding the effect of the general account regulations on the purchase.  The general account regulations should not, however, adversely affect the applicability of PTCE 95-60.

Plan of Distribution

The securities of each series that are offered by this prospectus and a prospectus supplement will be offered through one or more of the following methods.  The prospectus supplement will provide specific details as to the method of distribution for the offering.

Sales Through Underwriters

If specified in the prospectus supplement, on the terms and conditions set forth in an underwriting agreement, the depositor will agree to sell, or cause the related issuing entity to sell, to the underwriters named in the prospectus supplement the notes and certificates of the issuing entity specified in the underwriting agreement.  Each of the underwriters will severally agree to purchase the principal amount of each class of notes and certificates of the related issuing entity set forth in the prospectus supplement and the underwriting agreement.

Each prospectus supplement will either:

•
set forth the price at which each class of notes and certificates, as the case may be, being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of the notes and certificates; or

•	specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of the sale.

After the initial public offering of the notes and certificates, the public offering prices and the concessions may be changed.

Each underwriting agreement will provide that the depositor and DCFS USA will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each issuing entity may, from time to time, invest the funds in its issuing entity accounts in investments acquired from the underwriters.

Under each underwriting agreement with respect to a given issuing entity, the closing of the sale of any class of securities subject to the underwriting agreement will be conditioned on the closing of the sale of all other classes of securities of that issuing entity, some of which may not be registered or may not be publicly offered.  The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the prospectus supplement.

The underwriters may make a market in the securities, but they are not obligated to do so.  In addition, any market-making may be discontinued at any time at their sole discretion.

If you initially receive an electronic copy of the prospectus and prospectus supplement from an underwriter, you will receive a paper copy of the prospectus and prospectus supplement upon request to the underwriter.  Upon receipt of a qualifying request, the underwriter will promptly deliver a paper copy of the prospectus and prospectus supplement to you free of charge.

Foreign Sales

United Kingdom.  If any securities of a series are offered in the United Kingdom, each underwriter will represent and agree that:

•
in relation to any securities which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by the issuing entity;

•
it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any of the offered securities in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to those securities in, from or otherwise involving the United Kingdom.

European Economic Area.  In relation to each Relevant Member State, each underwriter has represented and agreed, and each further underwriter appointed in connection with an offering will be required to represent and agree, that with effect from and including the Relevant Implementation Date it has not made and will not make an offer of securities which are the subject of the offering contemplated by this prospectus as completed by the final terms in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of such securities to the public in that Relevant Member State:

•
if the final terms in relation to the securities specify that an offer of those securities may be made other than pursuant to Article 3(2) of the Prospectus Directive in that Relevant Member State (a “Non-exempt Offer”),  following the date of publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, provided that any such prospectus has subsequently been completed by the final terms contemplating such Non-exempt Offer, in accordance with the Prospectus Directive, in the period beginning and ending on the dates specified in such prospectus or final terms, as applicable;

•	at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•
at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•
at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Issuing entity for any such offer; or

•	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of securities referred to in the second through fifth bullet points above shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

Ireland.  Each underwriter has severally represented to and agreed with the depositor that: (i) in respect of a local offer (within the meaning of Section 38(l) of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland) of securities in Ireland, it has complied and will comply with Section 49 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland; and (ii) at all times:

•
it has complied and will comply with all applicable provisions of the Investment Intermediaries Acts, 1995 to 2000 of Ireland (as amended) with respect to anything done by it in relation to the securities or operating in, or otherwise involving, Ireland and, in the case of an underwriter acting under and within the terms of an authorization to do so for the purposes of European Union Council Directive 93/22/EEC of 10 May 1993 (as amended or extended), it has complied with any codes of conduct made under the Investment Intermediaries Acts, 1995 to 2000 of Ireland (as amended) and, in the case of an underwriter acting within the terms of an authorization granted to it for the purposes of European Union Council Directive 2000/12/EC of 20 March 2000 (as amended or extended), it has complied with any codes of conduct or practice made under Section 117(l) of the Central Bank Act, 1989 of Ireland (as amended); and

•
it has only issued or passed on, and it will only issue or pass on, in Ireland or elsewhere, any document received by it in connection with the issue of the securities to persons who are persons to whom the document may otherwise lawfully be issued or passed on.

Other Placements

To the extent set forth in the prospectus supplement, securities of a given series may be offered by placements with institutional investors through dealers or by direct placements with institutional investors.  The prospectus supplement with respect to any securities offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities.

Purchasers of securities, including dealers, may, depending upon the facts and circumstances of the purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and sales by them of securities.  Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Stabilization Transactions, Short Sales and Penalty Bids

Until the distribution of the securities of a series being offered pursuant to this prospectus and a prospectus supplement is completed, rules of the SEC may limit the ability of the related underwriters and certain selling group members to bid for and purchase the securities.  As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the securities.  Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the securities.

The underwriters may make short sales in the securities being sold in connection with an offering (i.e., they sell more notes or certificates than they are required to purchase in the offering).  This type of short sale is commonly referred to as a “naked” short sale because the related underwriters do not have an option to purchase these additional securities in the offering.  The underwriters must close out any naked short position by purchasing notes or certificates, as the case may be, in the open market.  A naked short position is more likely to be created if the related underwriters are concerned that there may be downward pressure on the price of the notes or certificates in the open market after pricing that could adversely affect investors who purchase in the offering.  Similar to other purchase transactions, the underwriters’ purchases to cover syndicate short sales may have the effect of raising or maintaining the market price of the notes or the certificates, as the case may be, or preventing or retarding a decline in the market price of the notes or certificates.

The underwriters may also impose a penalty bid on certain underwriters and selling group members.  This means that if the underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of such securities, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.  The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discouraged resales of the security.

Neither the depositor nor any of the underwriters will make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the related securities.  In addition, neither the depositor nor any of the underwriters will make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Ratings

It is a condition to the issuance of each class of securities of each issuing entity that will be offered pursuant to this prospectus and a prospectus supplement that they shall have been rated within the rating category described for such class in the prospectus supplement which in each case will be in one of the four highest rating categories by each Rating Agency.

Each rating will be based on, among other things, the adequacy of the issuing entity’s assets and any credit enhancement and will reflect the Rating Agency’s assessment solely of the likelihood that holders of securities of the related class will receive payments to which those securityholders are entitled under the related indenture or trust agreement, as applicable.  No rating will constitute an assessment of the likelihood that principal prepayments on the receivables will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of an optional redemption of the related series of securities.  A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.  Each rating should be evaluated independently of any other price or suitability for a particular investor.  No rating will address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

We can give you no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant.  In addition to being lowered or withdrawn due to the erosion in the adequacy of the value of the issuing entity’s assets or any credit enhancement with respect to a series, the rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a credit or cash flow enhancement provider or a change in the rating of the credit or cash flow enhancement provider’s long-term debt.

Legal Opinions

Certain legal matters relating to the securities of any series, including certain federal income tax matters, will be passed upon for the depositor and the related issuing entity by Sidley Austin llp, San Francisco, California.  Certain legal matters relating to each issuing entity that is a Delaware statutory trust have been passed upon for the depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.  Counsel for the underwriters of each series will be identified in the prospectus supplement.

Glossary of Terms

Set forth below is a list of the defined terms used in this prospectus, which, except as otherwise noted in a prospectus supplement, are also used in the prospectus supplement.

“Additional Obligations” means all Obligations transferred to the issuing entity after the Closing Date.

“Advance” means an amount equal to the amount of interest that would have been due on a receivable at its Contract Rate for the related Collection Period, assuming that such receivable is paid on its due date, minus the amount of interest actually received on such receivable during such Collection Period.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Benefit Plan Investor” means any:

•	“employee benefit plan” (as defined in Section 3(3) of ERISA), that is subject to Part 4 of Title I of ERISA;

•	“plan” to which Section 4975 of the Internal Revenue Code applies, including individual retirement accounts and Keogh plans; or

•	entity whose underlying assets include plan assets by reason of a plan’s investment in such entity, including without limitation, as applicable, an insurance company general account.

“Book-Entry Securities” means the notes and certificates, if any, that are held in book-entry form in the United States through DTC and in Europe through Clearstream or Euroclear.

“Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Delaware, the State of Michigan and the state in which the executive offices of the indenture trustee are located, are authorized by law, regulation or executive order to be closed.

“Cerberus” means Cerberus Capital Management LLP.

“Certificate Balance” means with respect to (i) all certificates of a class that has a balance, an amount equal to, initially, the initial certificate balance of such class of certificates and, thereafter, an amount equal to the initial certificate balance, reduced by all amounts distributed to certificateholders of such class of certificates and allocable to principal or (ii) any certificate of a class that has a balance, an amount equal to, initially, the initial denomination of such certificate and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such certificate and allocable to principal.

“Chrysler Financial” means Chrysler Financial, a division of DCFSA.

“Chrysler Holding” means Chrysler Holding LLC.

“Clearstream” means Clearstream Banking, a société anonyme and a professional depository under the laws of Luxembourg.

“Clearstream Customer” means a participating organization of Clearstream.

“Closing Date” means that date specified in the prospectus supplement on which the issuing entity issues its securities.

“Collection Period” means with respect to securities of each issuing entity, the period specified in the prospectus supplement.

“Contract” means a motor vehicle installment sales contract or installment loan relating to a Financed Vehicle.

“Contract Rate” means the per annum interest borne by a receivable.

“Controlling Class” means, with respect to any issuing entity, the most senior class of notes described in the prospectus supplement as long as any notes of such class are outstanding, and thereafter, in order of seniority, each other class of notes, if any, described in the prospectus supplement as long as they are outstanding.  After all notes have been paid, the certificates, if any, will be the controlling class of securities of the issuing entity.

“Cutoff Date” means the “Cutoff Date” specified in the prospectus supplement.

“Daimler-Benz” means Daimler-Benz AG, a corporation organized under the laws of Germany, and its successors.

“DaimlerChrysler” means DaimlerChrysler AG, a corporation organized under the laws of Germany and successor in interest to Daimler-Benz, and its successors.

“Daimler Truck Financial” means Daimler Truck Financial, a division of DCFSA.

“DCFSA” means DaimlerChrysler Financial Services Americas LLC, a Michigan limited liability company.

“DCSNA” means DaimlerChrysler Services North America L.L.C., a Michigan limited liability company.

“DCFS USA” means DCFS USA LLC, and its successors.

“Definitive Certificates” means any certificates that are issued in fully registered, certificated form to certificateholders or their respective nominees, rather than to DTC or its nominee.

“Definitive Notes” means any notes that are issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

“Definitive Securities” means Definitive Notes and Definitive Certificates, if any.

“Deposit Date” means, for each Distribution Date, the Business Day preceding such Distribution Date.

“Depositor” means Daimler Retail Receivables LLC, a Delaware limited liability company, and its successors.

“Depository” means DTC and any successor depository selected by the indenture trustee or the administrator, as applicable.

“Distribution Date” means the date specified in the prospectus supplement for the payment of principal of and interest on the securities.

“DTC” means The Depository Trust Company and any successor depository selected by the indenture trustee or the administrator, as applicable.

“Eligible Deposit Account” means either:

•	a segregated account with an Eligible Institution; or

•
a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

“Eligible Institution” means:

•	the corporate trust department of the indenture trustee or the corporate trust department of the owner trustee; or

•
any other depository institution organized under the laws of the United States or any state or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States or any one of the states thereof or the District of Columbia qualified to take deposits and subject to supervision and examination by federal or state banking authorities (a) which at all times has (i) a long-term unsecured debt rating in one of the four highest ratings categories by each Rating Agency or (ii) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating otherwise acceptable to the Rating Agencies and (b) whose deposits are insured by the FDIC.

“Eligible Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from each Rating Agency;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from each Rating Agency;

•	investments in money market funds having the highest rating from each Rating Agency;

•
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States or its agencies, in either case entered into with a depository institution or trust company having the highest rating from each Rating Agency; and

•	any other investment acceptable to each Rating Agency.

Eligible Investments are generally limited to obligations or securities which mature on or before the Distribution Date in the Collection Period succeeding the Collection Period in which the investment is made (or, in the case of any reserve fund, on or before the Deposit Date following the date of such investment).

“Equifax” means Equifax Inc., a Georgia corporation, and its successors.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Euroclear” means a professional depository operated by Euroclear Bank, S.A./N.V., and its successors.

“European Economic Area” means the European Union member states, together with Iceland, Liechtenstein and Norway.

“Events of Default” under each indenture will consist of the events specified under “The Indenture—Events of Default”.

“Events of Servicing Termination” under each sale and servicing agreement will consist of the events specified under “Description of the Receivables Transfer and Servicing Agreements—Events of Servicing Termination”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exemption” means the exemption granted by Prohibited Transaction Exemption 2002-19, 67 Fed. Reg. 14979 (March 28, 2002), as amended.

“Experian” means Experian Corporation, a Delaware corporation, and its successors.

“FDIC” means the Federal Deposit Insurance Corporation, and its successors.

“Financed Vehicle” means a new or used automobile, minivan, sport utility vehicle, smart fortwo minicar or light duty truck financed by a receivable.

“Foreign Certificateholder” means a certificateholder that is not a United States person, as defined in Section 770(a)(30) of the Internal Revenue Code.

“Foreign Person” means a nonresident alien, foreign corporation or other non-United States Person.

“FSMA” means the Financial Services and Markets Act 2000, as amended.

“Insolvency Event” means, with respect to any entity, certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization under bankruptcy proceedings or inability to pay its obligations.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“IRS” means the Internal Revenue Service, and its successors.

“LIBOR” means the London Interbank Offered Rate.

“MBCC” means Mercedes-Benz Credit Corporation, a Delaware corporation.

“Mercedes-Benz Financial” means predecessors to DCFS USA (or divisions thereof) that operated under the Mercedes-Benz Financial brand name and financed Mercedes-Benz passenger cars, including MBCC, DCFSA and DCSNA.

“Military Families Relief Act” means the California Military Families Financial Relief Act, as amended.

“Obligations” means, with respect to the Exemption, contracts, loans or other secured receivables.

“Plan” means an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the Department of Labor, as modified by Section 3(42) of ERISA.

“Pre-Funding Period” means the period specified in the prospectus supplement following the Closing Date during which the depositor will sell Subsequent Receivables to the issuing entity.

“Prospectus Directive” means Directive 2003/71/EC of the European Parliament and of the Council of 4 November 2003 and includes any relevant implementing measure in each Relevant Member State.

“PTCE” means Prohibited Transaction Class Exemption.

“Purchase Amount” means a price at which DCFS USA or the Servicer must purchase a receivable from an issuing entity, equal to the unpaid principal balance of such receivable as of the last day of the related Collection Period plus interest accrued on such receivable at the Contract Rate on the last day of the Collection Period as to which such receivable is purchased.

“Rating Agency” means a nationally recognized rating agency named in the prospectus supplement providing, at the request of the depositor, a rating on one or more classes of the securities issued by the issuing entity.

“Receivables Transfer and Servicing Agreements” means, collectively, each receivables purchase agreement pursuant to which DCFS USA will sell receivables to the depositor, sale and servicing agreement under which an issuing entity will purchase receivables from the depositor and the Servicer will agree to service such receivables, each trust agreement under which an issuing entity will be created and certificates will be issued and each administration agreement under which the Servicer, or such other person named in the prospectus supplement, will undertake certain administrative duties with respect to the issuing entity.

“Record Date” means the Business Day immediately preceding each Distribution Date or, if Definitive Securities are issued, the last day of the preceding Collection Period.

“Rees-Levering Act” means the Rees-Levering Motor Vehicle Sales and Finance Act, as amended.

“Registration Statement” means the registration statement, together with all amendments and exhibits thereto, filed by the depositor with the SEC under the Securities Act relating to the certificates and notes offered by this prospectus and a prospectus supplement.

“Relevant Implementation Date” means the date on which the Prospectus Directive is implemented in that Relevant Member State.

“Relevant Member State” means each member state of the European Economic Area that has implemented the Prospectus Directive.

“SEC” means the Securities and Exchange Commission, and its successors.

“Securities Act” means the Securities Act of 1933, as amended.

“Short-Term Note” means a note that has a fixed maturity date of not more than one year from the issue date of such note.

“Similar Law” means any federal, state or local law that imposes requirements similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

“Subsequent Cutoff Date” means, with respect to a Subsequent Receivable, the date specified by the depositor in accordance with the sale and servicing agreement, which is expected to be not more than ten Business Days immediately preceding the related Subsequent Transfer Date.

“Subsequent Receivables” means additional receivables sold by the depositor to the issuing entity during a Pre-Funding Period after the Closing Date.

“Subsequent Transfer Date” means each date during the Pre-Funding Period specified as a transfer date in the prospectus supplement on which Subsequent Receivables will be sold by the depositor to the applicable issuing entity.

“TransUnion” means TransUnion LLC, a Delaware limited liability company, and its successors.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.

“United States” means the United States of America.

“United States Person” generally means a person that is for United States federal income tax purposes a citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, an estate whose income is subject to the United States federal income tax regardless of its source or a trust if:

•
a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States Person.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

Expenses in connection with the offering of the securities being registered herein are estimated as follows:

SEC registration fee	$55.80	**
Legal fees and expenses	*
Accounting fees and expenses	*
Blue sky fees and expenses	*
Rating Agency fees	*
Owner Trustee’s fees and expenses	*
Indenture Trustee’s fees and expenses	*
Printing	*
Miscellaneous	*
Total	$55.80

*	To be completed by amendment.
**	Previously paid.

Item 15.  Indemnification of Directors and Officers.

Daimler Retail Receivables LLC (the “Registrant”) has undertaken in its Limited Liability Company Agreement to indemnify, to the maximum extent permitted by the Delaware Limited Liability Company Law as from time to time amended, any currently acting or former director, officer, employee and agent of the Registrant against any and all liabilities incurred in connection with their services in such capacities.  Under Section 7(b) of each of the proposed forms of Underwriting Agreement for the Owner Trust and the Grantor Trust and under Section 6(a) of the proposed form of Underwriting Agreement for Insured Offerings, the Underwriters have undertaken in certain circumstances to indemnify certain controlling persons of the Registrant, including the officers and directors, against liabilities incurred under the Securities Act of 1933, as amended.

Item 16.  Exhibits.

1.1	Form of Underwriting Agreement*
3.1	Articles of Organization of Daimler Retail Receivables LLC**
3.2	Operating Agreement of Daimler Retail Receivables LLC**
4.1	Form of Trust Agreement*
4.2	Form of Indenture*
5.1	Opinion of Sidley Austin LLP with respect to legality*
5.2	Opinion of Richards, Layton & Finger, P.A., with respect to legality*
8.1	Opinion of Sidley Austin LLP with respect to certain tax matters*
10.1	Form of Sale and Servicing Agreement*
10.2	Form of Administration Agreement*
10.3	Form of Receivables Purchase Agreement*
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)*
23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*
23.3	Consent of Sidley Austin LLP (included in Exhibit 8.1)*
24.1	Power of Attorney**
25.1	Statement of Eligibility and Qualification of Indenture Trustee*

*	To be filed by amendment or under Form 8-K
**	Previously filed.

Item 17.  Undertakings.

The Registrant hereby undertakes as follows:

(a)           In accordance with Item 512(a) of Regulation S-K, relating to Rule 415 offerings,

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement or is contained in a form prospectus filed pursuant to Rule 424(b) that is part of the registration statement; provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2)           That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Act to any purchaser,

If the Registrant is relying on Rule 430B:

(i)           Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the Registrant under the Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

(iv)         Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)          The Registrant hereby undertakes that, for purposes of determining liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)          For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)           For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)           The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section  310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(g)          The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)          The Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and that the security rating requirement set forth in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder, and has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on August 25, 2009.

DAIMLER RETAIL RECEIVABLES LLC, originator of

MERCEDES-BENZ AUTO RECEIVABLES TRUSTS

By:	/s/ Marco G. DeSanto
Marco G. DeSanto
Assistant General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President and Chief Executive Officer (Principal Executive Officer)	August 25, 2009
Klaus Entenmann
*	Manager, Vice President, Chief Financial Officer and Controller (Principal Financial and Accounting Officer)	August 25, 2009
Brian Stevens
*	Manager	August 25, 2009
Brian Evon
*	Manager	August 25, 2009
Andreas Hinrichs
*	Independent Manager	August 25, 2009
Kevin P. Burns
*	Independent Manager	August 25, 2009
Bernard J. Angelo

*  By:      /s/ Marco G. DeSanto
Marco G. DeSanto
Attorney-In-Fact

EXHIBIT INDEX

1.1	Form of Underwriting Agreement*
3.1	Articles of Organization of Daimler Retail Receivables LLC**
3.2	Operating Agreement of Daimler Retail Receivables LLC**
4.1	Form of Trust Agreement*
4.2	Form of Indenture*
5.1	Opinion of Sidley Austin LLP with respect to legality*
5.2	Opinion of Richards, Layton & Finger, P.A., with respect to legality*
8.1	Opinion of Sidley Austin LLP with respect to certain tax matters*
10.1	Form of Sale and Servicing Agreement*
10.2	Form of Administration Agreement*
10.3	Form of Receivables Purchase Agreement*
23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1)*
23.2	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*
23.3	Consent of Sidley Austin LLP (included in Exhibit 8.1)*
24.1	Power of Attorney**
25.1	Statement of Eligibility and Qualification of Indenture Trustee*

*	To be filed by amendment or under Form 8-K
**	Previously filed.